UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
IMARX THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$500,000

(5)	Total fee paid:

$ 27.90

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMARX THERAPEUTICS, INC.
12277 134th Court NE, Suite 202
Redmond, Washington 98052
(425) 821-5501

SPECIAL MEETING OF STOCKHOLDERS — YOUR VOTE IS IMPORTANT

Dear ImaRx Stockholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the stockholders of ImaRx Therapeutics, Inc. (the “Company”) to be held on          , 2009 at   a.m., local time at the Company’s offices at 12277 134th Court NE, Suite 202, Redmond, Washington 98052. The telephone number at that location is (425) 821-5501. At the Special Meeting, the Company is seeking your approval for:

(1)	the sale of substantially all of the Company’s assets to WA 32609, Inc., a Delaware corporation, for a cash purchase price of $500,000 (the “Asset Sale”), pursuant to and on the terms set forth in an Asset Purchase Agreement dated June 15, 2009 (the “Asset Purchase Agreement”);

(2)	an amendment to the Company’s fifth amended and restated certificate of incorporation (the “Amendment”) in order to effect a reverse stock split of the issued and outstanding shares of Company’s common stock described in the accompanying proxy statement (the “Reverse Stock Split”).

(3)	the grant of discretionary authority to the Company’s Board of Directors to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of approval of: (i) the Asset Sale and/or (ii) the Reverse Stock Split; and

(4)	consideration and transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Company’s Board of Directors has carefully reviewed and considered the terms and conditions of the Asset Purchase Agreement, the Asset Sale, the Amendment and the Reverse Stock Split and has concluded that the Asset Purchase Agreement, the Asset Sale, the Amendment and the Reverse Stock Split are all in the best interests of the Company and its stockholders. The Company’s Board of Directors therefore has approved these proposals and recommends that you vote FOR each of the proposals set forth in the accompanying Proxy Statement.

The Company urges you to read the accompanying Proxy Statement in its entirety and consider it carefully. Please pay particular attention to the “Risk Factors” beginning on page 9 for a discussion of the risks related to the Asset Sale and the Reverse Stock Split of the Company’s Common Stock.

It is important that your shares be represented at the Special Meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the Special Meeting, the Company urges you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

Sincerely,

Bradford A. Zakes
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Asset Sale or the Reverse Split, passed upon the merits or fairness of the Asset Sale or Reverse Split nor passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

THE ACCOMPANYING PROXY STATEMENT IS DATED          , 2009
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT           2009.

IMARX THERAPEUTICS, INC.
12277 134TH COURT NE, SUITE 202
REDMOND, WASHINGTON 98052
(425) 821-5501

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD          , 2009

Dear Stockholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of ImaRx Therapeutics, Inc. (the “Company”) will be held on          , 2009 at   a.m., local time at the Company’s offices at 12277 134th Court NE, Suite 202, Redmond, Washington 98052, for the following purposes:

(1) to approve the sale of substantially all of the Company’s assets to WA 32609, Inc., a Delaware corporation, for a cash purchase price of $500,000 pursuant to and on the terms set forth in the Asset Purchase Agreement, attached as Annex A to the accompanying Proxy Statement (the “Asset Purchase Agreement”), as described in more detail in the accompanying Proxy Statement (collectively, the “Asset Sale”);

(2) to approve a reverse stock split of the issued and outstanding shares of Company’s common stock pursuant to an amendment to the Company’s fifth amended and restated certificate of incorporation, attached as Annex B to the accompanying Proxy Statement (the “Amendment”) described in the accompanying proxy statement (the “Reverse Stock Split”).

(3) to grant discretionary authority to the Company’s Board of Directors to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of approval of: (i) the Asset Sale and/or (ii) the Reverse Stock Split; and

(4) to consider and transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Company’s Board of Directors recommends that you vote: (i) FOR the approval of the Asset Sale, (ii) FOR the Reverse Stock Split, and (iii) FOR the proposal to grant discretionary authority to the Board to adjourn the Special Meeting if necessary to solicit additional votes in favor of (a) the approval of the Asset Sale and/or (b) the Reverse Stock Split.

If the Asset Sale is not consummated, whether due to lack of stockholder approval or other reasons, we will attempt to secure an alternative strategic transaction as well as additional financing. We only have sufficient cash to sustain operations through the third quarter of 2009. As a result, it is unlikely that another strategic transaction can be identified and finalized or that alternative financing can be secured within this timeframe. Therefore, in the event the asset sale is not completed, we will likely engage in a wind down of operations and an associated corporate dissolution under which it is unlikely there would be funds available for distribution to our stockholders.

Only stockholders of record at the close of business on          , 2009 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the Record Date and the date of the Special Meeting.

To ensure your representation at the Special Meeting and the presence of a quorum at the Special Meeting, please vote as soon as possible, even if you plan to attend the Special Meeting. If a quorum is not reached, the Company may have the added expense of re-issuing these proxy materials. The Company urges you to promptly date, sign and return the enclosed proxy card. A reply envelope is enclosed for your convenience.

You may also vote by telephone or through the Internet by following the instructions on your proxy card. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed, dated and returned to ensure that all of your shares will be voted. If you hold your shares through a broker, bank or other nominee, promptly return the voting instruction card you receive; you may also be able to vote electronically via the Internet or by telephone if your broker, bank or other nominee offers such a program. Submitting your instructions by any of these methods will not affect your right to attend the Special Meeting to vote your shares in person. However, if you hold your shares through a broker, bank or other nominee, you must obtain a proxy from the record holder of your shares in order to vote in person at the Special Meeting. Your proxy is revocable in accordance with the procedures set forth in the accompanying Proxy Statement.

By Order of the Board of Directors,

Bradford A. Zakes
President and Chief Executive Officer

Redmond, Washington
          , 2009

IMPORTANT — PLEASE VOTE YOUR PROXY PROMPTLY. After reading the accompanying proxy statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope, or call the toll-free number or use the Internet by following the instructions included with your proxy card, whether or not you plan to attend the Special Meeting in person. Please vote as promptly as possible. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE VIA TELEPHONE OR INTERNET OR ATTEND THE SPECIAL MEETING IN PERSON.

If you have any questions or need assistance in voting your shares, please call the Company’s legal counsel, Kevin Ontiveros, at (801)-328-3131.

Page

SPECIAL MEETING OF STOCKHOLDERS — YOUR VOTE IS IMPORTANT
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
SUMMARY TERM SHEET	1
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS	5
General	5
Record Date; Voting Securities	6
Solicitation	6
Voting Procedures	6
Voting and Quorum; Broker Non-Votes	7
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	8
RISK FACTORS	9
Risks Related to the Asset Sale	9
Risks Related to the Reverse Stock Split	10
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	11
The Proposals to Be Voted On	11
Recommendation of the Board of Directors	11
The Asset Sale and the Reverse Stock Split	12
Voting Matters	13
Stockholder Questions	15
PROPOSAL NO. 1 APPROVAL OF THE ASSET SALE	16
General	16
Background of the Asset Sale	16
Reasons for the Asset Sale	21
Principal Provisions of the Asset Purchase Agreement	23
Additional Agreements and Obligations	26
Material Federal and State Income Tax Consequences of the Asset Sale	28
Required Vote	28
Regulatory Approvals	29
Interests of Certain Persons in the Asset Sale	29
Recommendation of Our Board of Directors	29
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK	29
General	29
Purpose	30
Potential Reverse Merger Transaction	30
Potential Increased Investor Interest	31
Principal Effects of the Reverse Stock Split	31
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates	31
Fractional Shares	32
Accounting Matters	32
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	32
Material Federal and State Income Tax Consequences of the Asset Sale
Required Vote	34
Recommendation of Our Board of Directors	34

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the proposed sale of substantially all of the Company’s assets, you should carefully read this entire proxy statement and the annexes attached to this proxy statement.

Asset Sale

On June 15, 2009, we entered into an asset purchase agreement with WA 32609, Inc., a Delaware corporation, or Buyer, which provides for the sale of substantially all of our assets to Buyer for $500,000 in cash. We are seeking stockholder approval for the asset sale. Below is a summary of the asset purchase agreement. For more detailed information regarding the principal provisions of the asset purchase agreement, see “Proposal No. 1: Approval of the Asset Sale — Principal Provisions of the Asset Purchase Agreement” beginning on page [xx].

Required Vote

The affirmative vote of the holders of a majority of our common stock issued and outstanding and entitled to vote is required for the approval for the asset sale.

Summary of Terms of the Asset Sale

The Parties	ImaRx

We are a clinical-stage biopharmaceutical company focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues.

WA 32609, Inc.

WA 32609, Inc., or Buyer, is a privately held Delaware corporation formed by an independent investor on June 26, 2009 for the purposes of purchasing our assets and pursuing the further development of the SonoLysis Technology. Neither Buyer or its principals have any prior affiliation with ImaRx.

Assets Proposed to be Transferred to Buyer	We have agreed to transfer the following assets to Buyer:

• all intellectual property related to our ultrasound and microbubble technology including our programs for the treatment of ischemic stroke as well as a broad variety of other vascular disorders associated with blood clots, including but not limited to, our clinical-stage SonoLysis product candidate, which involves the administration of our proprietary MRX-801 microspheres, a proprietary formulation of a lipid shell encapsulating an inert biocompatible gas, and ultrasonic device technologies to penetrate and break up blood clots and restore blood flow to oxygen deprived tissues (the “Technology”);

• all contracts pursuant to which we have licensed or authorized others to use any intellectual property used in or related to the Technology;

• all contracts pursuant to which we have acquired rights to intellectual property of third parties related to the Technology;

• all regulatory filings, data and results of studies related to the Technology;

• all of our rights under contracts related to the Technology, including any and all rights to receive payment, goods or services thereunder, and to assert claims and take other actions thereunder;

• all permits, licenses, agreements, waivers and authorizations, including any pending applications or renewals, held or used by us in connection with, or required for, the Technology;

• all goodwill relating to the Technology; and

• books, records, files and documents related to acquired assets.

Liabilities Proposed to be Assumed by Buyer	Buyer has agreed to assume our liabilities relating to the assets purchased by Buyer. These liabilities include:

• all liabilities and performance obligations arising under the intellectual property and contracts assigned to Buyer accruing with respect to the period commencing, as applicable, after the closing date of the asset sale; and

• all other liabilities related to the research, development, marketing, manufacture, distribution, testing, sale or trials of the assets purchased by Buyer, to the extent incurred after the closing date.

Conditions to the Closing of the Asset Sale	The obligations of the parties to complete the asset sale are subject to conditions, such as the approval of the asset sale by our stockholders.

The obligations of Buyer to complete the asset sale are subject to additional conditions at closing, such as:

• the absence of any event or development of a state of circumstances that, individually or in the aggregate, has had, or could reasonably be expected to result in, a material adverse effect on us; and

• the execution and delivery of a certain license agreement with the University of Texas Health Science Center at the University of Houston, employment agreements with Bradford A. Zakes and Dilip Worah and a consulting agreement with Andrei Alexandrov.

Material Income Tax Consequences of the Asset Sale	We believe that we will not incur any material federal or state income taxes as a result of the asset sale because our basis in the assets being sold exceeds the sale proceeds that will be received from Buyer.

Liabilities Retained by ImaRx	Other than the liabilities assumed by Buyer, we will remain responsible for all of our other liabilities, such as tax liabilities, liabilities relating to employment matters, liabilities related to the operations of our business not related to the Technology, and liabilities existing prior to the closing of the asset sale relating to the assets purchased by Buyer.

Restrictions on Our Ability to Solicit Third Party Proposals; Ability to Enter into a Superior Proposal	• The asset purchase agreement contains a restriction on our ability to solicit third party proposals and on our ability to provide information and engage in discussions and negotiations with unsolicited third parties, which we refer to as a no shop restriction.

• The no shop restriction is subject to an exception that allows us to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the asset purchase agreement that our Board of Directors determines in good faith may result in a superior acquisition proposal.

• Our Board of Directors may terminate the asset purchase agreement and agree to a superior acquisition proposal, so long as we comply with the terms and subject to the circumstances set forth in the asset purchase agreement and pay Buyer a termination fee.

Termination of the Asset Purchase Agreement	The asset purchase agreement may be terminated:

• by mutual consent of the parties;

• by us if we enter into an agreement related to a superior acquisition proposal as discussed in “Restrictions on Our Ability to Solicit Third Party Proposals; Ability to Enter into a Superior Proposal” above or if Buyer breaches any material representations, warranties or covenants set forth in the asset purchase agreement; and

• by either Buyer or us if stockholder approval of the Asset Sale is not obtained by us.

• by Buyer if our Board of Directors changes its recommendation in favor of such asset sale or if we breach any material representations, warranties, covenants or agreements set forth in the asset purchase agreement.

Termination Fee	We have agreed to pay Buyer the sum of $100,000 if:

• we terminate the asset purchase agreement upon entering into an agreement related to a superior acquisition proposal; and

• Buyer terminates the asset purchase agreement upon our Board of Directors changing its recommendation in favor of such asset sale.

Buyer has agreed to pay us a termination fee of $100,000 if:

• we terminate the asset purchase agreement upon Buyer’s material breach of any of its representations, warranties or covenants set forth in the asset purchase agreement; and

• we terminate the asset purchase agreement in the event that the asset sale has not closed and all the conditions requiring the Buyer to close the asset purchase have been satisfied.

Indemnification	We have agreed to indemnify Buyer against any losses resulting from any breach of a representation, warranty, covenant or agreement we make in the asset purchase agreement if the aggregate amount of Buyer’s losses exceeds $10,000, in which case Buyer would be entitled to be paid the aggregate amount of all such losses. Our indemnification obligations survive the closing for a period of up to six months. Our aggregate liability to Buyer is $500,000 other than for claims related to fraud or certain other excluded liabilities.

Holdback Amount	We have agreed to allow Buyer to hold back $100,000 of the $500,000 purchase price to secure our indemnification obligations described above. This holdback amount will be released by Buyer to us upon the expiration date of our indemnification obligations, which could be for a period of up to six months following the closing of the asset sale.

IMARX THERAPEUTICS, INC.
12277 134TH COURT NE, SUITE 202
REDMOND, WASHINGTON 98052
(425) 821-5501

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD          , 2009

General

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of ImaRx Therapeutics, Inc., a Delaware corporation (the “Company”), of proxies in the enclosed form for use in voting at the Special Meeting of Stockholders (the “Special Meeting”) to be held on          , 2009 at   a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at our offices at 12277 134th Court NE, Suite 202, Redmond, Washington 98052. The telephone number at that location is (425) 821-5501. As used herein, the terms “we,” “us,” “our” and similar terms refer to the Company.

These proxy solicitation materials are being mailed on or about          , 2009 to all stockholders entitled to vote at the Special Meeting.

The first proposal to be acted upon at the Special Meeting is the approval of the sale of substantially all our assets to Buyer pursuant to the terms of the Asset Purchase Agreement, dated as of June 15, 2009 (the “Asset Purchase Agreement”), by and between us and WA 32609, Inc., a company organized under the laws of the state of Delaware (“Buyer”) and as further described therein (collectively, the “Asset Sale”). A copy of the Asset Purchase Agreement, which provides for the sale of substantially all our assets to Buyer for a purchase price of $500,000 in cash, is attached as Annex A to this Proxy Statement. We encourage you to read the Asset Purchase Agreement in its entirety. Pursuant to the Asset Purchase Agreement, we will sell to Buyer all our assets relating to our microsphere and ultrasound technology, including but not limited to, our clinical-stage SonoLysis product candidate, which involves the administration of our proprietary MRX-801 microspheres and ultrasonic device technologies to penetrate and break up blood clots and restore blood flow to oxygen deprived tissues (the “Technology”). The assets being sold in the Asset Sale are referred to as the “Purchased Assets” (See “Proposal No. 1: Approval of the Asset Sale” beginning on page [xx] for a more complete description of the Asset Purchase Agreement). Buyer has a principal place of business at 6319 240th Way NE, Redmond, WA 98053.

The second proposal to be acted upon at the Special Meeting is the approval of a reverse stock split (“Reverse Stock Split”) of the issued and outstanding shares of our common stock pursuant to an amendment to our fifth amended and restated certificate of incorporation (the “Amendment”) (See “Proposal No. 2: Approval of Amendment to Fifth Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock”). A copy of the Amendment is attached as Annex B to this Proxy Statement. We encourage you to read the Amendment in its entirety.

The Asset Sale is not conditioned upon the approval of the Reverse Stock Split and the Reverse Stock Split is not conditioned upon the approval of the Asset Sale.

If the Asset Sale is not completed, we will attempt to secure an alternative strategic transaction as well as additional financing. We only have sufficient cash to sustain operations through the third quarter of 2009. As a result, it is unlikely that another strategic transaction can be identified and finalized or that alternative financing can be secured within this timeframe. Therefore, in the event the asset sale is not completed, we will likely engage in a wind down of operations and an associated corporate dissolution under which it is unlikely there would be funds available for distribution to our stockholders.

If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the foregoing proposals, we may, subject to stockholder approval as described below, adjourn the Special Meeting to a later time to permit further solicitation of proxies, if necessary, to obtain additional votes in favor of the foregoing proposals. We may adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our bylaws, if a quorum is not present we can adjourn the Special Meeting by approval of the chairman of the meeting or the holders of a majority of our common stock having voting power present in person or represented by proxy. We are soliciting proxies to vote in favor of adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale and/or approval and adoption of the Reverse Stock Split. Our Board of Directors recommends that you vote FOR the proposal to adjourn the Special Meeting.

Except as described in this Proxy Statement, our Board of Directors does not know of any other matters that may be brought before the Special Meeting. In the event that any other matter should come before the Special Meeting, the persons named on the proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. A proxy may be revoked at any time before being voted by written notice to such effect received by us at the address set forth above, Attn: Bradford A. Zakes, our President and Chief Executive Officer, by delivery of a subsequently dated proxy or by a vote cast in person at the Special Meeting. Presence at the Special Meeting does not, by itself, revoke the proxy.

Record Date; Voting Securities

Our Board of Directors has fixed the close of business on          , 2009 as the record date for the Special Meeting (the “Record Date”). Only stockholders of record on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, we had 10,165,733 shares of common stock issued and outstanding. Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “IMRX.OB”. From July 2007 to October 2008, our common stock was traded on the NASDAQ Capital Market under the symbol “IMRX.”

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, at our offices at 12277 134th Court NE, Suite 202, Redmond, Washington 98052, for a period of 10 days prior to the Special Meeting and will also be available at the Special Meeting. Our telephone number is (425) 821-5501.

Solicitation

We will pay all costs for soliciting proxies. These costs will include the expenses of preparing and mailing proxy materials for the Special Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. We may retain the services of a professional proxy solicitation firm at a cost of approximately $10,000 to $15,000. We may conduct further solicitation personally, telephonically, by Internet, by e-mail or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation of proxies.

Voting Procedures

You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to your broker, bank or other nominee. You can also vote in person at the Special Meeting. You can vote by the following methods:

Proxies

If you hold shares in record name, you may submit your proxy by any one of the following methods:

By Mail — You may submit your proxy by mail by signing and dating your proxy card and mailing it in the enclosed pre-addressed envelope. Proxy cards properly executed, duly returned to us and not revoked will be voted in accordance with the specifications made in the proxy card.

By Internet — Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website at [www.proxyvote.com.] You will be prompted to enter your 12-digit Control Number, which is located below the voting instructions on your proxy card, to obtain your records and create an electronic proxy card for your voting instructions.

By Phone — Use any touch tone telephone to transmit your voting instructions by dialing telephone number [xxxxxxxxx]. Have your proxy card in hand when you call.

Voting Instruction Cards

If you hold your shares through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Most of these organizations offer voting by telephone or Internet.

In Person at the Special Meeting

We will pass out written ballots to anyone who wants to vote at the Special Meeting. If your shares are held in “street name” and you wish to attend and vote at the Special Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Special Meeting.

Revocability of Proxies

You can change your vote at any time before proxies are voted at the Special Meeting. Proxies may be revoked by any of the following actions:

•	delivering a written notice to Bradford A. Zakes, our President and Chief Executive Officer, at 12277 134th Court NE, Suite 202, Redmond, Washington 98052, that you are revoking your proxy;

•	submitting new voting instructions using any of the methods described above; or

•	attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If your shares are held in “street name” by your broker, bank or other nominee, you must submit new voting instructions to your broker, bank or other nominee, or obtain the proper documentation from your broker, bank or other nominee to vote your shares at the Special Meeting.

Voting and Quorum; Broker Non-Votes

Each share of our common stock is entitled to one vote on all matters. A majority of our common stock issued and outstanding and entitled to vote as of the Record Date, or 5,082,867 shares, must be present at the Special Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining whether the quorum requirement is satisfied.

Brokers who hold our common stock in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval on non-routine matters, such as the approval of the Asset Sale and approval and adoption of the Reverse Stock Split and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will be considered as “present” for purposes of determining a quorum but will have the effect of a vote against the Asset Sale and the Reverse Stock Split and will have no effect on the proposal to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale and/or approval and adoption of the Reverse Stock Split. Your broker will send you information regarding how to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker to get a voting instruction card. YOUR VOTE IS CRITICAL TO THE SUCCESS OF OUR PROPOSALS. We encourage all stockholders whose shares of our common stock are held in “street name” to provide their brokers with instructions on how to vote.

The affirmative vote of the holders of a majority of our common stock issued and outstanding and entitled to vote as of the Record Date is required for approval of Asset Sale and for approval and adoption of the Reverse Stock Split. Accordingly, abstentions and broker non-votes have the effect of negative votes on the proposals to approve each of the Asset Sale and to approve and adopt the Reverse Stock Split. Abstentions and broker non-votes will have no effect on the proposal to adjourn the Special Meeting.

If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the proposals to approve the Asset Sale and approve and adopt the Reverse Stock Split, we may adjourn the Special Meeting to a later time to permit further solicitation of proxies, if necessary, to obtain additional votes in favor of the foregoing proposals. We may, subject to stockholder approval, adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our bylaws, if we do not have a quorum we can adjourn the Special Meeting by approval of the chairman of the meeting or the holders of a majority of our common stock having voting power present in person or represented by proxy at the Special Meeting. We are soliciting proxies to vote in favor of adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale and/or approval and adoption of the Reverse Stock Split.

All proxies duly executed and received will be voted on all matters presented at the Special Meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted: (i) FOR the proposal to approve the Asset Sale, (ii) FOR the proposal to approve and adopt the Reverse Stock Split, (iii) FOR the proposal to vote to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary in order to solicit additional affirmative votes in favor of the approval of the Asset Sale and the Reverse Stock Split, and (v) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Special Meeting.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include, but are not limited to, the risk that the Asset Sale will not be completed; that we will incur significant costs in connection with the Asset Sale, whether or not they are completed; that if the Asset Sale is not approved by our stockholders we may not be able find an alternative strategic transaction or to secure additional financing to continue our business; that the rehypothecation of shares of our common stock held by certain stockholders may make approval of the Asset Sale by our stockholders less likely; that our executive officers have interests in the Asset Sale other than, or in addition to, their interests as stockholders generally; that after completion of the Asset Sale, Buyer will not be obligated to make any future royalty or other payments to us or our stockholders, and our stockholders will not have any other right to participate in any value derived from the intellectual property sold by us pursuant to the Asset Purchase Agreement; that if our stockholders approve the Asset Sale, but vote against the other proposals, we intend to complete the Asset Sale and we will have transferred substantially all of our assets to Buyer with no material operations after the consummation of the Asset Sale; and that we will continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

RISK FACTORS

Risks Related to the Asset Sale

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction of various conditions, many of which are beyond our control, including, but not limited to, the approval of the Asset Sale by our stockholders. We cannot guarantee that we will be able to satisfy the closing conditions set forth in the Asset Purchase Agreement. If we are unable to satisfy the closing conditions in the Asset Purchase Agreement, Buyer will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, we will attempt to secure an alternative strategic transaction as well as additional financing. We only have sufficient cash to sustain operations through the third quarter of 2009. As a result, it is unlikely that another strategic transaction can be identified and finalized or that alternative financing can be secured within this timeframe. Therefore, in the event the asset sale is not completed, we will likely engage in a wind down of operations and an associated corporate dissolution under which it is unlikely there would be funds available for distribution to our stockholders.

We will incur significant costs in connection with the Asset Sale, whether or not it is completed.

We currently expect to incur approximately $170,000 of costs related to the Asset Sale. These expenses include, but are not limited to, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. We may also incur additional unanticipated expenses in connection with the Asset Sale. Approximately $160,000 of the costs related to the Asset Sale, such as legal, financial advisory and accounting fees, will be incurred regardless of whether the Asset Sale is completed. These expenses will decrease the remaining cash available for use in connection with any future operations in the business.

The Asset Sale will not be completed if it is not approved by our stockholders, and we may not be able to secure additional financing to continue our business.

As of March 31, 2009, we had $0.4 million of cash and cash equivalents. If the Asset Sale is not approved by our stockholders, we believe that our existing cash and cash equivalents would be sufficient to meet our operating and capital requirements (including payment of all costs related to the Asset Sale) into the third quarter of 2009. Assuming the Asset Sale is not consummated, unless we are able to promptly secure an alternative strategic transaction or obtain additional financing we will likely not be able to continue our operations beyond the third quarter of 2009. There are no assurances that funding will be available when we need it on terms that we find favorable, if at all. If the Asset Sale is not completed, we will attempt to secure an alternative strategic transaction as well as additional financing. It is unlikely that another strategic transaction can be identified and finalized or that alternative financing can be secured within this timeframe. Therefore, in the event the asset sale is not completed, we will likely engage in a wind down of operations and an associated corporate dissolution under which it is unlikely there would be funds available for distribution to our stockholders.

Our chief executive officer has an interest in the Asset Sale other than, or in addition to, their interests as our stockholders generally.

Our chief executive officer has an employment agreement that provides for full vesting of all unvested stock options if his employment is terminated by us without “cause” or due to the executive officer’s resignation with “good reason” in connection with a “change in control.” The consummation of the Asset Sale will be deemed a “change of control” under these agreements. The employment of our chief executive officer will likely be terminated following the consummation of the Asset Sale and Reverse Split. Such terminations will likely be deemed a termination without cause in connection with a change in control. There are 208,102 shares of common stock underlying unvested stock options held by our chief executive officer that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.93 per share. In addition, as a condition to the closing of the Asset Purchase, our chief executive officer will enter into an employment agreement with Buyer. See “Proposal No. 1: Approval of the Asset Sale — Interests of Certain Persons in the Asset Sale.”

After completion of the Asset Sale, Buyer will not be obligated to make any future royalty or other payments to us or our stockholders, and our stockholders will not have any other right to participate in any value derived from the assets sold by us pursuant to the Asset Purchase Agreement.

Our agreement with Buyer does not provide for the payment of any future royalties or other amounts to us or our stockholders based on the economic value derived by Buyer or other parties from the assets sold by us pursuant to the Asset Purchase Agreement. Accordingly, our stockholders will not have the right to participate, directly or indirectly, in any such value. The amount of the economic value that may be derived from Buyer or other parties from the use of such assets may be significant and may substantially exceed the amount of cash we receive from the Asset Sale. We and our stockholders will not have any right or recourse against Buyer or any other party with respect to any portion of the economic value that may be derived from their use of such assets.

Risks Related to the Reverse Stock Split

If a Reverse Stock Split is implemented, the market price per share of our common stock after the Reverse Stock Split may not exceed or remain in excess of the current market price.

If the Reverse Stock Split is effected, there can be no assurance that the market price of the Company’s common stock after effecting such Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the reverse stock split. Further, the market price per share of the Company’s common stock following the effective time of the Reverse Stock Split may not be maintained for any period of time following the reverse stock split. For example, based on the closing price of our common stock on July 8, 2009 of $0.02 per share, if the Reverse Stock Split was implemented at 1 for 10, there can be no assurance that the post-split market price of our common stock would be $0.23, or even that it would remain above the pre-split market price.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The Proposals to Be Voted On

Q:	What proposals will be voted on at the Special Meeting?

A:	The following four proposals will be voted on at the Special Meeting:

	•	to approve the sale of substantially all of the Company’s assets to WA 32609, Inc., a Delaware corporation, for a cash purchase price of $500,000 pursuant to and on the terms set forth in the Asset Purchase Agreement, attached as Annex A to the accompanying Proxy Statement (the “Asset Purchase Agreement”), as described in more detail in the accompanying Proxy Statement (collectively, the “Asset Sale”) (See “Proposal No. 1: Approval of the Asset Sale” beginning on page [xx] of this Proxy Statement for a more detailed description of the transaction with Buyer);

	•	to approve a reverse stock split of the issued and outstanding shares of Company’s common stock pursuant to an amendment to the Company’s fifth amended and restated certificate of incorporation, attached as Annex B to the accompanying Proxy Statement (the “Amendment”) described in the accompanying proxy statement (the “Reverse Stock Split”) (See “Proposal No. 2: Approval of an Amendment to Fifth Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock” beginning on page [xx] of this Proxy Statement for a more detailed description of the Amendment and the Reverse Stock Split).

	•	to grant discretionary authority to the Company’s Board of Directors to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of approval of: (i) the Asset Sale and/or (ii) the Reverse Stock Split; and

	•	to consider and transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

See “Notice of Special Meeting of Stockholders.”

Recommendation of the Board of Directors

Q:	What is the Board of Directors’ recommendation with respect to the Asset Sale proposal and the Reverse Stock Split proposal?

A:	Our Board has unanimously:

	•	determined that the Asset Sale and the other transactions contemplated by the Asset Sale, are fair to, advisable and in the best interests of the Company and our stockholders;

	•	approved in all respects the Asset Sale and the other transactions contemplated by the Asset Sale;

	•	recommended that our stockholders vote “FOR” the approval of the Asset Sale; and

	•	recommended that our stockholders vote “FOR” the approval of the Reverse Stock Split.

One member of our Board of Directors, Bradford A. Zakes, abstained from voting on the Asset Sale due to a potential conflict of interest arising as a result of an employment agreement with Buyer, which will be entered into at the closing of the Asset Sale consistent with the terms set forth in Exhibit G in the Asset Purchase Agreement;

Accordingly, our Board of Directors recommends a vote “FOR” approval of the Asset Sale, “FOR” approval of the Reverse Stock Split and “FOR” the adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of the Asset Sale and/or the Reverse Stock Split.

The Asset Sale and Reverse Stock Split

Q:	What will happen if the Asset Sale is approved?

A:	If the Asset Sale is approved, we will consummate the Asset Sale subject to satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate that the transactions will close shortly after the Special Meeting.

Q:	Why did we enter into the Asset Purchase Agreement?

A:	After due consideration of all other alternatives reasonably available to us, our Board of Directors concluded that the completion of the sale of substantially all of our assets to Buyer for an aggregate of $500,000 in cash was the only alternative reasonably likely to enable us to satisfy our outstanding obligations and to maximize value to our stockholders.

Q:	Who is the Buyer?

A:	Buyer is a privately-held Delaware corporation formed by an independent investor for the purpose of entering into the Asset Purchase Agreement and to consummate the Asset Sale. Upon closing of the Asset Sale, Buyer intends to raise additional capital and recommence the development of the Technology.

Q:	What is the purchase price for the assets being sold in the Asset Sale?

A:	Buyer will pay us an aggregate amount of $500,000 in cash for the assets to be sold.

Q:	What assets are being sold to Buyer?

A:	The assets we propose to sell to Buyer consist of substantially all of our assets relating to our microsphere and ultrasound technology, including but not limited to, our clinical-stage SonoLysis product candidate, which involves the administration of our proprietary MRX-801 microspheres and ultrasonic device technologies to penetrate and break up blood clots and restore blood flow to oxygen deprived tissues (the “Technology”). In addition, we propose to sell to Buyer all our contracts related to the Technology, all of our permits and licenses, our goodwill relating to the Technology and all our books records, files and documents related to the assets.

Q:	What assets are not being sold to Buyer?

A:	We are not selling our cash and cash equivalents, accounts receivable, potential tax refunds, and certain other immaterial assets.

Q:	What liabilities will be assumed by Buyer?

A:	Buyer will assume only certain specified liabilities related to the assets purchased. All other liabilities will remain our obligation, including, but not limited to employee-related plans and agreements.

Q:	What will happen if the Asset Sale is not approved?

A:	As of March 31, 2009, we had $0.4 million of cash and cash equivalents. If the Asset Sale is not approved by our stockholders, we believe that our existing cash and cash equivalents will be sufficient to meet our operating and capital requirements (including payment of all costs related to the Asset Sale) through the third quarter of 2009, although changes in our business, whether or not initiated by us, may affect the rate at which we deplete our cash and cash equivalents.

Assuming the Asset Sale is not consummated, we will attempt to secure an alternative strategic transaction as well as additional financing. We only have sufficient cash to sustain operations through the third quarter of 2009. As a result, it is unlikely that another strategic transaction can be identified and finalized or that alternative financing can be secured within this timeframe. Therefore, in the event the asset sale is not completed, we will likely engage in a wind down of operations and an associated corporate dissolution under which it is unlikely there would be funds available for distribution to our stockholders.

Q:	What are the other conditions to closing the Asset Sale?

A:	Conditions to closing of the Asset Sale include, but are not limited to, the absence of any event or development of a state of circumstances that, individually or in the aggregate, has had, or could reasonably be expected to result in, a “Material Adverse Effect” as that term is defined in the Asset Purchase Agreement, the execution and delivery of a certain license agreement with the University of Texas Health Science Center at the University of Houston, employment agreements with Bradford A. Zakes and Dilip Worah and a consulting agreement with Andrei Alexandrov.

Q:	What are the federal and state income tax consequences to us of the Asset Sale and the Reverse Stock Split?

A:	We believe that we will not incur any federal or state income taxes as a result of the Asset Sale. The Reverse Stock Split will not result in a taxable transaction except that those shareholders that would hold fractional shares after the Reverse Stock Split will receive cash for their shares and will be subject to taxes only to the extent such amount exceeds their cost basis in such shares.

Q:	What is the Reverse Stock Split and why is it necessary?

A:	The outstanding shares of the Company’s common stock will be reclassified and combined into a lesser number of shares to be determined by the Company’s Board of Directors and publicly announced by the Company. The Company is proposing the Reverse Stock Split in order to prepare the Company for a possible reverse merger transaction with a private company seeking to merge with the Company after the closing of the Asset Sale. The Board of Directors believes that a stock split is necessary to reduce the number of shares outstanding to make the Company attractive to a potential merger candidate.

Voting Matters

Q:	What vote is required?

A:	The proposals to approve the Asset Sale and the Reverse Stock Split require the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on such proposals. Since the affirmative vote of a majority of the outstanding shares of our common stock is required for each of these proposals, it is critical that as many stockholders as possible vote their shares.

Q:	What happens if we do not have a quorum or enough affirmative votes at the Special Meeting?

A:	If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the proposals, we may seek to adjourn the Special Meeting to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of the foregoing items. We may seek to adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our bylaws, if we do not have a quorum we can adjourn the Special Meeting by approval of the chairman of the meeting or the holders of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote. We are soliciting proxies to vote in favor of adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of each of the Asset Sale and/or the other proposals. If adjourning the Special Meeting does not enable a quorum to be established, the proposals will not pass. Further, if adjourning the Special Meeting does not enable us to attract sufficient affirmative votes in favor of one or more of the proposals, such proposals will not pass.

Q:	What do you need to do now?

A:	You should read the information contained in this Proxy Statement carefully and promptly submit your proxy card in the enclosed pre-addressed envelope (or vote by telephone or Internet) or promptly submit your voting instruction card to your broker, banker or other nominee (or vote by telephone or Internet if your broker, bank or other nominee offers such options) to ensure that your vote is counted at the Special Meeting.

Q:	Do you have to attend the Special Meeting in order to vote?

A:	No. If you want to have your vote count at the Special Meeting, but not actually attend the Special Meeting in person, you may vote by granting a proxy by submitting a proxy card or by voting by telephone or the Internet or, for shares held through a broker, bank or other nominee, by submitting voting instructions to your broker, bank or other nominee. If you hold your shares in “street name,” most brokerage firms, banks and other nominees offer telephone and Internet voting options. Check the information forwarded by your bank, broker or other nominee to see which options are available to you. You can vote by the following methods:

Proxies

By Mail — You may submit your proxy by mail by signing and dating your proxy card and mailing it in the enclosed pre-addressed envelope. Proxy cards properly executed, duly returned to us and not revoked will be voted in accordance with the specifications made in the proxy card.

By Internet — Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website at www.proxyvote.com. You will be prompted to enter your 12-digit Control Number, which is located below the voting instructions on your proxy card, to obtain your records and create an electronic proxy card for your voting instructions.

By Phone — Use any touch tone telephone to transmit your voting instructions by dialing telephone number xxx-xxx-xxxx. Have your proxy card in hand when you call.

Voting Instructions

If you hold your shares through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Most of these organizations offer voting by telephone or Internet.

Q:	What happens if you do not return a proxy card, vote by Internet, vote by phone or vote in person at the Special Meeting?

A:	The failure to vote will have the same effect as voting AGAINST approval of the Asset Sale and approval and adoption of the Reverse Stock Split and will have no effect on the proposal to adjourn the Special Meeting if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale and/or approval and adoption of the Reverse Stock Split.

Q:	What happens if you vote to ABSTAIN?

A:
A vote to abstain will have the same effect as a vote AGAINST the Asset Sale and the Reverse Stock Split proposals and will have no effect on the proposal to adjourn the Special Meeting if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale and/or approval of the Reverse Stock Split.

Q:	What happens if you return a signed proxy card, but do not indicate how to vote your shares?

A:	If you do not include instructions on how to vote your properly signed and dated proxy, your shares will be voted FOR the proposals.

Q:	Can you change your vote after you have mailed your signed proxy or voting instruction card?

A:	Yes. You can change your vote at any time before proxies are voted at the Special Meeting. Proxies may be revoked by any of the following actions:

• delivering a written notice to Bradford A. Zakes, our President and Chief Executive Officer, at 12277 134th Court NE, Suite 202, Redmond, Washington 98052, that you are revoking your proxy;

• submitting new voting instructions using any of the methods described above; or

• attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If your shares are held in “street name” by your broker, bank or other nominee, you must submit new voting instructions to your broker, bank or other nominee, or obtain the proper documentation from your broker, bank or other nominee to vote your shares at the Special Meeting.

Q:	If your shares are held in “street name” by your broker, bank or other nominee, will your broker, bank or other nominee vote your shares on your behalf?

A:	If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received voting instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Asset Sale and approval and adoption of the Reverse Stock Split and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will, however, be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST proposals 1, and 2 and will have no effect on proposal 3. Your broker will send you information regarding how to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, bank or other nominee, please contact your broker to get the voting instruction card. YOUR VOTE IS CRITICAL TO THE SUCCESS OF OUR PROPOSALS. We encourage all stockholders whose shares are held in “street name” to provide their broker, bank or other nominee with instructions on how to vote.

Q:	Can you still sell your shares of common stock?

A:	Yes. Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “IMRX.OB”. From July 2007 to October 2008, our common stock was traded on the NASDAQ Capital Market under the symbol “IMRX.”

Q:	Do you have any appraisal rights in connection with the Asset Sale or the Reverse Stock Split?

A:	No. Our stockholders do not have appraisal rights in connection with the Asset Sale or the Reverse Stock Split.

Stockholder Questions

Q:	Who can help answer your questions?

A:	If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this Proxy Statement or copies of any of our public filings referred to in this Proxy Statement, you should contact Bradford A. Zakes, our President and Chief Executive Officer, at:

IMARX THERAPEUTICS, INC.
12277 134TH COURT NE, SUITE 202
REDMOND, WASHINGTON 98052
(425) 821-5501

or Kevin Ontiveros, our outside legal counsel at

STOEL RIVES LLP
201 S. MAIN STREET, SUITE 1100
SALT LAKE CITY, UT 84111
(801) 328-3131

PROPOSAL NO. 1
APPROVAL OF THE ASSET SALE

General

On May 26, 2009, our Board of Directors unanimously approved the sale of substantially all of our assets to WA 32609, Inc., a corporation headquartered in Redmond, Washington and formed for the purpose of acquiring the assets and furthering the development of the SonoLysis Technology. The Board also approved the Asset Purchase Agreement, dated as of June 15, 2009, by and between us and Buyer. A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement. The Asset Purchase Agreement provides for the sale of substantially all our assets to Buyer for $500,000 in cash. The material terms of the Asset Purchase Agreement are summarized below. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Asset Purchase Agreement. Stockholders are urged to read the Asset Purchase Agreement in its entirety.

Background of the Asset Sale

General Background of the Events Leading to the Sale of Substantially All of Our Assets to WA 32609, Inc.

Since inception, we have been focused on the development of therapeutic uses of our SonoLysis technology which involves the use of our proprietary microsphere and ultrasound technology for the potential treatment of blood clots and the restoration of blood flow to oxygen deprived tissues. To this effect, throughout 2007, we were actively enrolling subjects in a Phase I/II, multinational study of our SonoLysis technology for the treatment of ischemic stroke. This clinical trial titled the TUCSON study was conducted during 2007 and was designed as a dose-ranging study to evaluate four increasing doses of our proprietary MRX-801 microspheres when administered in combination with external transcranial doppler ultrasound and the commercially approved dose of intravenous alteplase or tPA. Each dose cohort was comprised of 18 subjects, 12 of whom received MRX-801, ultrasound and tPA and a control group of 6 whom received standard of care tPA therapy alone. Subjects that were randomized to receive active treatment in the first dose cohort were administered one vial of MRX-801 microspheres. There was no incidence of symptomatic intracranial hemorrhage or sICH in the first dose cohort. Furthermore, there was a trend towards sustained complete recanalization, faster rate of recanalization and improvement in outcomes three months post treatment in those subjects that received active treatment compared to control subjects.

Based on the safety results from the first cohort of subjects, the TUCSON Data Safety and Monitoring Board (DSMB) approved proceeding to the second dose cohort in which the dose of MRX-801 was increased to two vials. Within the second dose cohort three patients that received active treatment experienced a symptomatic intracranial hemorrhage. The third and final reported case of sICH occurred in December 2007. Following the observance of the third sICH in December 2007, it was ultimately determined by the TUCSON study DSMB and management to suspend enrollment in the study in the best interest of patient safety and to evaluate whether the increased incidence of sICH was due to the increase in the dose of MRX-801 to two vials. Subsequent to halting the study, the U.S. Food and Drug Administration or FDA was notified of our decision to suspend enrollment and the investigational new drug application or IND for the trial was inactivated, ultimately leading to the termination of the study in January 2009.

Prior to the reported cases of sICH in Cohort 2, we engaged the investment bank Rodman and Renshaw in the third quarter of 2007 to pursue a $15-25 million convertible note or other form of debt financing to support further development of our technology. Proceeds from this financing were to be used to fund the completion of the TUCSON study, commence with the next phase of SonoLysis clinical trials under the SEDONA program in the second half of 2008 and fund the other ongoing operations of the Company. Based largely upon the disclosure of our decision to terminate the TUCSON study due to safety issues we were not successful in completing this financing under terms that the management team and Board of Directors considered acceptable at that time.

Based on the termination of the TUCSON study in January 2008 and our resulting inability to successfully finance the ongoing development of our SonoLysis technology, we announced on January 30, 2008 that we would shift our business focus to our commercial product urokinase while we simultaneously pursued strategic alternatives for the ongoing development of our SonoLysis technology.

Urokinase is an FDA-approved thrombolytic, or clot-dissolving agent, indicated for the treatment of acute massive pulmonary embolism. We purchased an approximate four year supply of this product from Abbott Laboratories and had been selling the product since the second half of 2006. Proceeds from the sale of urokinase were largely being utilized to fund the ongoing TUCSON clinical trial and other operations of the Company. The urokinase inventory we purchased from Abbott Laboratories had various expiration dates up through August 2009. In order for us to continue selling the product past that date we would be required to perform additional stability studies to support an extended expiry date for the product. In the first quarter of 2008, we completed the required stability testing to support the extension of the expiration dating to September 2009 for the unsold urokinase that remained in inventory. These data were submitted to the FDA accompanied by a request to release three lots of urokinase with the extended dating for commercial distribution. In May of 2008, we received an Approvable Letter from the FDA indicating that additional testing would be required in order to address concerns held by the FDA relating to potential protein aggregation associated with the remaining inventory of unsold urokinase. In an attempt to address these concerns, we engaged expert consultants and conducted additional testing that began in May 2008 and extended through late September 2008.

As a direct consequence of this Approvable Letter, we were unable to generate ongoing revenue from commercial product sales of urokinase to fund the ongoing operations of the Company. As a result, we announced on June 11, 2008 that in order to preserve capital resources, a restructuring that included a significant workforce reduction in which all of the Company’s employees other than Bradford Zakes, the Company’s president and chief executive officer, and one additional employee would be terminated. In furtherance of the June 2008 restructuring we discontinued substantially all research and development activity and began an active campaign to identify strategic alternatives for our clinical-stage SonoLysis program, commercial urokinase product and other Company assets.

In late 2007, we entered into discussions with Microbix Biosystems relating to a potential urokinase manufacturing partnership. Microbix Biosystems had historically been interested in urokinase and at one time had plans to manufacture and sell a generic form of urokinase. On January 22, 2008, we announced that we had signed a Letter of Intent with Microbix for the manufacture and future development of the product. Under the terms of this Letter of Intent, we would transfer the NDA and manufacturing rights for the product to Microbix, who in turn would assume full responsibility and the associated costs for the long term manufacture and supply of urokinase. We would purchase newly manufactured product from Microbix at an agreed upon transfer price and retain the right to sell the product under its existing label claim as well as future vascular indications. Microbix would have the right to sell the product for catheter clearance and certain oncology and ophthalmologic indications. In March 2008, we were informed by Microbix that they were encountering difficulty raising the required funds to fulfill their obligations under a manufacturing partnership due to perceived limited upside potential on behalf of their investors. Microbix indicated that their investors would prefer a structure in which they owned the entire asset outright. As a result, Microbix proposed an acquisition of the entire urokinase asset.

Beginning in March 2008, we began negotiations with Microbix relating to the divestiture of the urokinase asset. On May 6, 2008, we entered into a second Letter of Intent with Microbix relating to the sale of the asset. Under the terms of this Letter of Intent, we agreed to sell Microbix the remaining unsold urokinase inventory and related assets for $17 million in cash. $12 million was to be paid upon closing the transaction with the remaining $5 million to be paid when we achieved an inventory stability milestone. In June 2008, Microbix informed us that they were unable to proceed with the transaction due to their inability to raise the necessary funds required to close the transaction. Microbix indicated that the receipt of the May 13, 2008 FDA Approvable Letter relating to the additional testing that would be required to extend the expiration dating of the unsold inventory of urokinase before additional lots could be released for commercial distribution was a contributing factor in their inability to raise the funds.

As a result, we announced that we had terminated the Letter of Intent with Microbix on June 10, 2008.

On June 19, 2008 Microbix contacted us to indicate that they remained interested in acquiring the urokinase asset; however, due to the additional uncertainty relating to the May 13, 2008 FDA Approvable Letter their offer would be less than the original purchase price agreed to in the May 6, 2008 Letter of Intent.

Starting in late June 2008, we began negotiations with Microbix pertaining to the acquisition of the urokinase inventory and related assets. On September 23, 2008 we signed an Asset Purchase Agreement with Microbix for the sale of the urokinase assets for $5 million. Under the terms of this agreement, we received $2 million in cash at closing and Microbix assumed $0.5 million in charge-back and product return liability for urokinase previously sold by us into the distribution channel. Also, under the terms of this agreement, we remained eligible to receive an additional $2.5 million dollar bonus payment upon successful release of the three lots with extended expiration dating that remained subject to the May 13, 2008 FDA Approvable Letter.

We applied the initial $2 million in cash proceeds from this transaction toward the payment of existing liabilities. The remainder of the funds have been used to support the reduced operations as we pursue strategic alternatives for our clinical stage SonoLysis development program.

To date, Microbix has been unsuccessful in obtaining lot release of the three lots of urokinase with extended expiration dating that remain subject to the May 13, 2008 FDA Approvable Letter. On December 17, 2008 the FDA rejected Microbix’s initial request for lot release. Following additional stability testing and submission of an amended request the FDA again rejected Microbix’ lot release request during a meeting on February 26, 2009. Based on submission of further stability testing, the FDA rejected Microbix’ most recent request for lot release in a letter dated April 28, 2009 stating that further testing to address the issue of potential protein aggregation is still required.

On June 5, 2008, Microbix informed us that it intended to formally appeal the FDA’s decision to not release the three lots of urokinase that remain subject to the May 13, 2008 FDA Approvable Letter. On June 15, 2009, we entered into an amendment agreement with Microbix under which we agreed to reduce the $2.5 million bonus due under the original agreement on release by the FDA of the three lots of urokinase to a sum of $200,000 which is due within 90 calendar days of the date of receipt by Microbix of written authorization from the FDA for the release of the urokinase lots should such authorization be received on or before September 1, 2010.

During the period in which negotiations were underway with Microbix, management and the Board of Directors solicited and evaluated two other offers relating to the sale of the urokinase asset.

One of these companies included a publicly held biopharmaceutical company that presented us with a term sheet on July 1, 2008 to acquire the urokinase assets through the issuance of restricted shares of their common stock. Under this term sheet this company would provide us with $5 million in value of their common stock contingent upon the three lots subject to the May 13, 2008 FDA Approvable Letter being released by the FDA with an expiration date of September 2009. Additionally, this company would issue $7.5 million in additional stock to us in the event they were successful in obtaining expiration date extensions for other unsold lots of urokinase up to at least September 30, 2011. Due to the contingent aspect of this transaction and the non-liquid nature of this company’s stock, the Board of Directors elected to reject this offer following thorough analysis.

The second company included a privately held energy optimization firm that was interested in conducting a reverse merger in order to gain access to our cash as well as the urokinase assets. On September 5, 2008, this company presented us with a Letter of Intent in which they proposed a transaction that would result in our shareholders holding 20% equity in the new entity post merger. Following thorough due diligence, it was ultimately decided by management and the Board of Directors to reject this offer based on significant reservations regarding the non-compatible nature of the urokinase and energy optimization businesses as well as the ability of this company to successfully finance its existing and future operations post merger. Furthermore, because this transaction excluded the SonoLysis assets, it placed into question how this asset would be best optimized to generate shareholder value.

During the period in which the urokinase divestiture negotiations were taking place, we also entered into discussion with Abbott Laboratories regarding the repayment of the $15 million non-recourse promissory note that was issued in connection with the acquisition of urokinase. As of March 31, 2008, the remaining balance due under the note net of funds that were held in escrow totaled approximately $10.8 million. On April 23, 2008, we announced that we had entered into an agreement in which Abbott accepted a $5.2 million cash payment and the satisfaction of certain payment obligations relating to the storage of certain cell banks and recombinant samples at a contract research organization to satisfy our obligation under the $15 million non-recourse promissory note.

In parallel with the divestiture of the urokinase asset to Microbix, we were actively engaged in a campaign to identify a strategic development partner or source of financing to continue the ongoing development of our clinical-stage SonoLysis technology.

Beginning in January 2008, we began the process of meeting with multiple parties regarding the partnering, sale, license, merger or financing of our SonoLysis technology and other core assets. Parties have included venture capital firms, Biotech, pharmaceutical and medical device companies, investment banks, independent investors and investment funds.

On July 14, 2008, we entered into a non-binding term sheet with a privately held anti-infectives company relating to a stock-for-stock merger in which we would remain the surviving entity but the privately held company would thereby become a public reporting company and be in a better position to raise capital to support further product development efforts. It was proposed that we would receive 33% of the equity in the merged company in exchange for $5 million in cash. The terms of the proposed agreement also required that we divest ourselves of the SonoLysis technology. Ultimately, it was determined by the anti-infectives company that their development plans would exceed the $5 million in cash that we would contribute to the merger and negotiations were terminated by both parties.

On February 12, 2009, ImaRx entered into a non-binding Memorandum of Understanding or MOU with a medical device company for an exclusive license to our SonoLysis patents for all clinical vascular market applications excluding all ocular and neurovascular indications. Under the terms of this MOU, we would have been eligible to receive a payment of $250,000 upon closing and three milestone payments totaling $500,000. This transaction did not proceed beyond the due-diligence phase and both parties elected to terminate the non-binding MOU on April 27, 2009.

On April 24, 2009, we entered into a license agreement with Reflow Biomedical, Inc, for rights to our SonoLysis patents for ocular-related indications. Under the terms of this agreement, ImaRx is eligible to receive a 3% royalty on future product sales, annual payment for supply of MRX-801 and a one-time payment for access to ImaRx regulatory files. Additionally, we received 2% equity in Reflow Biomedical on a fully diluted basis.

During the period of January 2008 and June 2009, management has met with over 60 individual parties relating to the partnering, sale, license merger or financing of our SonoLysis technology. Whereas we were successful at entering into a license agreement with Reflow Biomedical, the terms of this agreement are not sufficient on its own to fund the ongoing development of SonoLysis within ImaRx.

Background of the Asset Sale to WA 32609, Inc.

On February 5, 2009, we entered into a Confidentiality Disclosure Agreement with a privately-held medical device company that currently manufactures and sells two FDA approved products. The agreement covered disclosures related to our SonoLysis technology.

On March 3, 2009, a meeting of our Board of Directors was held during which Mr. Zakes, our CEO provided the directors with an update on all efforts that were underway to secure a strategic transaction for the continued development of the SonoLysis technology. During this meeting, Mr. Zakes was authorized by our Board of Directors to negotiate and enter into a Letter of Intent with this medical device company.

On March 6, 2009, we entered into a non-binding Letter of Intent with this medical device company pertaining to a strategic transaction with respect to our SonoLysis stroke therapy program. Specific terms were not reflected in this Letter of Intent. Rather, the letter indicated that both parties would enter into due diligence and negotiations relating to a transaction that involved the sale of our SonoLysis assets including both owned and licensed intellectual property associated with our microbubble and ultrasonic device technologies. Furthermore, this Letter of Intent anticipated that Mr. Zakes and possibly one or two other individuals knowledgeable in the field of microbubble technology would join the medical device company following the completion of the transaction.

On April 1, 2009, this letter of intent was amended to broaden the confidentiality provision to include that we would not disclose any agreements, discussions, negotiations documents or terms related to a definitive agreement by and between the parties.

On April 3, 2009, we received a first draft of the Asset Purchase Agreement (APA) from the medical device company relating to the sale of substantially all of our SonoLysis assets.

On April 8, 2009, a meeting of our Board of Directors was held during which Mr. Zakes provided the directors with an update on all efforts that were underway to secure a strategic transaction for the continued development of the SonoLysis technology in addition to a summary of the key business terms contained in the April 3 version of the APA. During this meeting, legal counsel reviewed the Board’s fiduciary responsibilities and potential conflict of interest that existed due to a provision of the APA indicating that Mr. Zakes would join the medical device company following the completion of the transaction. Upon discussing this matter in detail, the Board authorized Mr. Zakes to continue to lead the negotiations relating to the proposed transaction with the medical device company with the expectation that the Board would be fully informed of the negotiations, and that any transaction with the medical device company would be approved by a majority of disinterested directors and Mr. Zakes would abstain from such a vote.

On April 13, 2009, we provided our initial comments relating to the April 3 draft of the APA back to the medical device company.

On April 16, 2009, a meeting of our Board of Directors was held during which Mr. Zakes provided the directors with an update on the status of negotiations with the medical device company to include a review of the terms of the APA. Following this update, legal counsel recommended that the Board go into an executive session to discuss the terms of the transaction without the participation of Mr. Zakes. During the executive session the directors agreed that Mr. Zakes should continue to lead the negotiations and made specific recommendations relating to the hold-back provision of the APA. While in executive session, the directors also agreed with management’s recommendation to obtain a valuation opinion relating to the transaction.

On April 21, 2009, we received comments from the medical device company relating to the April 13 draft of the APA.

On April 28, 2009, we provided our comments relating to the April 21 draft of the APA back to the medical device company.

On May 11, 2009, we received comments from the medical device company relating to the April 28 draft of the APA.

The terms as set forth in the May 11, 2009 version of the APA were generally viewed to be acceptable by both parties. Under the terms of this agreement, we were to receive $500,000 for the sale of substantially all of the assets of the Company related to the SonoLysis stroke therapy program. $400,000 was to be paid at closing and the balance of $100,000 was to be maintained in escrow during a five to six-month hold-back period.

On May 14, 2009, Mr. Zakes reviewed the terms of the May 11 APA with the Chairman of our Board, Richard Love. Mr. Love recommended that the full Board be assembled to review the final negotiated terms prior to executing the agreement.

On May 14, 2009, Mr. Zakes also received confirmation from the CEO of the medical device company that their Board of Directors was in the process of reviewing the terms of the May 11 APA and he anticipated having a final decision regarding approval no later than May 27, 2009.

On May 26, 2009, a meeting of our Board of Directors was held during which Mr. Zakes provided the directors with an update on the status of negotiations with the medical device company to include a review of the final negotiated terms of the APA. Additionally, the results of the valuation analysis relating to this transaction were presented to the Board. Taking into account factors such as development risk, financing risk, dilution and exit valuations, the results of the valuation analysis strongly supported proceeding with the transaction. Following a thorough review and discussion of the terms, a quorum of disinterested directors, excluding Mr. Zakes authorized management to proceed with executing the APA under terms materially similar to the May 11, 2009 version.

On May 27, 2009, Mr. Zakes received confirmation from the CEO of the medical device company that his Board did not approve proceeding with the transaction. However, Mr. Zakes was informed at this time that the CEO was willing to move forward with the transaction as an independent investor under the same deal terms. Rather than sell the SonoLysis assets to the medical device company, the CEO proposed establishing a new corporation to serve as the business entity to develop the technology.

Mr. Zakes apprised Mr. Love of this development on May 28, 2009 and the full board was provided an update via written correspondence on May 29, 2009.

Based on input received from our Board of Directors between May 29 and June 4, 2009, it was determined that Mr. Zakes would proceed with negotiating this transaction under the modified structure. It was further determined that if possible, Mr. Zakes would arrange a meeting between the CEO of the medical device company and Mr. Love.

The CEO of the medical device company established WA 32609, a Delaware corporation to serve as the business entity to acquire the SonoLysis assets from us.

On June 4, 2009 a meeting was held between Mr. Zakes, Mr. Love and the CEO of the medical device company. During this meeting, Mr. Love stressed the importance of the transaction and the CEO of the medical device company reaffirmed his commitment to closing the transaction. It was also agreed to during this meeting that WA 32609 would pay a $100,000 break-fee in the event the transaction did not close due to specific actions taken or not taken on behalf of WA 32609 or the company.

On June 15, 2009 we entered into an Asset Purchase Agreement with WA 32609 relating to the divestiture of the SonoLysis assets substantially on similar terms as those previously negotiated.

The management team and Board of Directors believe that the Company’s effort to identify a viable strategic alternative for the continued development of the SonoLysis technology has been both thorough and complete. Based on the current challenging financing environment combined with our limited cash, it is the Board of Directors recommendation to ImaRx shareholders to approve the divestiture of the SonoLysis assets to WA 32609.

Reasons for the Asset Sale

Our Board of Directors unanimously:  (i) determined that the Asset Sale is fair, advisable and in the best interests of us and our stockholders, (ii) approved the Asset Purchase Agreement and the Asset Sale, and (iii) recommended that our stockholders vote in favor of the approval of the Asset Sale.

In the course of reaching that determination and recommendation, our Board of Directors considered a number of potentially supportive factors in its deliberations including:

•	the determination by management and our Board of Directors, after evaluating various strategic alternatives and conducting an extensive review of our financial condition, results of operations and business prospects, that continuing to operate as a going concern was not reasonably likely to create greater value for our stockholders as compared to the value obtained for our stockholders pursuant to the Asset Sale and the Reverse Stock Split due primarily to the following reasons:

•	our need to obtain significant additional capital to finance our operations and the lack of availability of such capital at this time;

•	our limited ability to raise such capital through equity financings before exhausting our cash resources without significant dilution to our stockholders, including limited near-term prospects for financing small-cap public companies due to current general economic and market conditions;

•	insufficient cash resources available to continue funding the operations of the Company beyond the third quarter 2009;

•	the results of a valuation analysis performed by an outside third party evaluating the value of the SonoLysis technology should we elect to keep the assets and attempt to finance the Company or should we elect to sell the assets now;

•	the extent of negotiations with Buyer indicated that we obtained the highest consideration that Buyer was willing to pay or that we were likely to obtain from any other potential buyers;

•	the marketing process conducted by management in seeking potential buyers, and the fact that aside from the Buyer proposal, no other bona fide inquiries or proposals to acquire us or our assets were received;

•	the marketing process conducted by management in seeking potential buyers indicated a low likelihood that a third party would offer a higher price than Buyer;

•	the consideration for the Asset Sale is in cash and will provide our stockholders with greater certainty than if we continue operations as a going concern or if the consideration included equity;

•	the belief by our Board of Directors that the cash to be received by us from the Asset Sale would be the best available way to provide additional time to enhance value to our stockholders;

•	the lack of a financing condition on the obligations of Buyer;

•	the Asset Sale is subject to the approval of our stockholders;

•	the provisions in the Asset Purchase Agreement allowing our Board of Directors to withdraw its recommendation that our stockholders vote in favor of the Asset Sale if our Board of Directors receives a favorable third party proposal (as defined in the Asset Purchase Agreement) subject to certain confidentiality and notice provisions;

•	the provisions in the Asset Purchase Agreement allowing our Board of Directors to terminate the Asset Purchase Agreement in order to accept a superior proposal subject to certain conditions contained in the Asset Purchase Agreement and the payment to Buyer of a termination fee of $100,000; and

•	the conclusion of our Board of Directors that such termination fees and transaction expenses were reasonable in light of the benefits of the Asset Sale and were at customary levels for termination fees and transaction expenses for comparable sized transactions.

Our Board of Directors also considered a number of potentially countervailing factors in its deliberations concerning the Asset Sale, including, but not limited to:

•	the restrictions on the conduct of our business prior to completion of the Asset Sale, including, but not limited to, requiring us to conduct our business only in the ordinary course, subject to specific limitations or Buyer’s consent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Asset Sale;

•	conditions to closing that must be satisfied or waived, including, but not limited to, obtaining a third party acknowledgement outside our control;

•	the expenditure of significant cash resources in legal, accounting and other costs associated with preparing and mailing the proxy statement and the fact that if the Asset Sale does not close there likely will not be sufficient capital resources to continue operations;

•	interests of our chief executive officer in the transaction contemplated by the Asset Sale (for information regarding interests of certain executive officers and directors in the Asset Sale, see “Proposal No. 1: Approval of the Asset Sale — Interests of Certain Persons in the Asset Sale”);

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the Asset Sale;

•	the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions and the requirement that we pay Buyer a termination fee of $100,000, if the Asset Purchase Agreement is terminated under certain circumstances; and

•	the requirement that $100,000 of the consideration to be paid to the Company from Buyer be held back for a period of up to six months after the closing of the Asset Sale and the requirement that certain representations and warranties survive for periods beyond six months after the closing of the Asset Sale.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board of Directors, but addresses the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale and the complexity of these matters, our Board of Directors did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. After taking into account all of the factors set forth above, as well as others, our Board of Directors unanimously agreed that the benefits of the Asset Sale outweigh the risks.

Principal Provisions of the Asset Purchase Agreement

The following is a summary of the principal provisions of the Asset Purchase Agreement. While we believe this description covers the material terms of the Asset Purchase Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Asset Purchase Agreement. The Asset Purchase Agreement is attached as Annex A to this Proxy Statement, and is considered part of this document. We urge you to carefully read the Asset Purchase Agreement in its entirety for a more complete understanding of the Asset Sale.

The Parties to the Asset Purchase Agreement

We are a clinical-stage biopharmaceutical company focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues.

Buyer is a privately-held company organized under the laws of the state of Delaware for the purpose of purchasing substantially all our assets and continuing the development of the Technology after the Asset Sale.

The Asset Sale

At the closing of the Asset Sale, we will transfer and convey to Buyer substantially all our assets and Buyer will assume specified liabilities related to such assets. The assets we are transferring to Buyer consist of the Acquired Assets (as defined below).

Acquired Assets

The “Acquired Assets” mean:

•	all intellectual property related to our therapy programs for the treatment of ischemic stroke as well as a broad variety of other vascular disorders associated with blood clots, including but not limited to, our clinical-stage SonoLysis product candidate, which involves the administration of our proprietary MRX-801 microspheres, a proprietary formulation of a lipid shell encapsulating an inert biocompatible gas, and ultrasonic device technologies to penetrate and break up blood clots and restore blood flow to oxygen deprived tissues (the “Technology”), including all intellectual property that is owned or licensed, used or held by us as of the closing date;

•	all contracts pursuant to which we have licensed or authorized others to use any intellectual property used in or related to the Technology;

•	all of our rights under contracts related to the Technology, including any and all rights to receive payment, goods or services thereunder, and to assert claims and take other actions thereunder;

•	all permits, licenses, agreements, waivers and authorizations, including any pending applications or renewals, held or used by us in connection with, or required for, the Technology;

•	certain personal property;

•	all rights to claims, demands, lawsuits and judgments with respect to the Technology or the ownership, use or value of the Acquired Assets arising after the closing of the Asset Sale;

•	all goodwill relating to the Technology;

•	all technical and investor relations materials, research materials, vendor and supplier lists and other related documents relating to the Technology; and

•	books, records, files and documents related to acquired assets.

Excluded Assets

Buyer will not acquire the following assets, which we refer to as the “Excluded Assets”:

•	all of our tax assets, including any refunds of taxes paid by us or other governmental charges;

•	all of our cash, bank accounts, cash equivalents and accounts receivable;

•	all of our rights arising under any contracts not assumed by Buyer that do not relate to the Technology;

•	any of our minute books, stock ledgers and corporate seals;

•	any intellectual property rights not related to the Technology;

•	all rights to claims, demands, lawsuits and judgments with respect to the Technology or the ownership, use or value of the Acquired Assets arising before the closing of the Asset Sale;

•	all insurance policies and insurance benefits arising prior to the closing of the Asset Sale; and

•	all assets not expressly included in the Acquired Assets.

Assumed Liabilities

At the closing of the Asset Sale, Buyer has agreed to assume our liabilities relating to performance obligations arising: (i) after the closing date of the Asset Sale in connection with the liabilities under the Acquired Assets, (ii) certain taxes that Buyer has agreed to pay and (iii) all liabilities arising after the closing of the Asset Sale related to the research, development, marketing, manufacture, distribution, testing, sale or trials of the Technology.

Excluded Liabilities

Other than the Assumed Liabilities, all of our other liabilities and obligations will be retained by us, which liabilities and obligations we refer to as the “Excluded Liabilities,” and include, but are not limited to:

•	any liabilities for accounts payable or for our other indebtedness;

•	any liabilities arising under contracts that are not included in the Acquired Assets;

•	any liabilities related to the operation of the program prior to the closing of the Asset Sale;

•	any liability for taxes;

•	any liabilities arising in connection with the employment or termination of any person, including any employee benefit plans; and

•	any liabilities arising out of non-compliance with environmental laws.

Purchase Price

At the closing of the Asset Sale, Buyer will pay us $400,000 in cash, by wire transfer of immediately available funds. An additional $100,000 will be held in escrow for a period of up to six months following the closing of the Asset Sale, after which time the $100,000, less any payments due to Buyer or pending claims made by Buyer against us, will be delivered to us.

Closing

If the Asset Purchase Agreement is approved by our stockholders, the closing of the Asset Sale is expected to take place shortly after the Special Meeting.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by us and by Buyer. We have made representations and warranties to Buyer relating to, among other things:

•	corporate organization, good standing and corporate power to operate our business;

•	corporate power and authority to enter into the Asset Purchase Agreement and to consummate the Asset Sale;

•	the adoption and recommendation by our Board of Directors of the Asset Sale in accordance with our organizational documents and Delaware law;

•	our valid and binding obligations regarding the Asset Purchase Agreement, except to the extent that enforceability is limited by law;

•	the absence of any conflict or breach of our organizational documents or applicable law as a result of our entering into the Asset Purchase Agreement and the consummation of the Asset Sale;

•	the absence of any consent, approval or authorization of any governmental agency or authority other than such as have been obtained;

•	delivery of our financial statements to Buyer;

•	the absence of any certain changes, other than in the ordinary course of business, that could reasonably expected to have a Material Adverse Effect;

•	the absence of any law suit, proceeding or investigation affecting any of the Acquired Assets or questions the validity of the transactions contemplated by the Asset Purchase Agreement;

•	the absence of any violation of any applicable law or any notification by a governmental authority informing us that our activities were or are in violation of any applicable law or the subject of any investigation; and

•	sufficiency of and title to the Acquired Assets and the absence of the creation or imposition of any lien upon any Acquired Asset arising out of consummation of the transactions contemplated by the Asset Purchase Agreement;

•	the absence of any consent, approval or authorization of any party to the assumed contracts other than such as have been obtained;

•	the contemplated use of all transferred or licensed intellectual property by Buyer shall not conflict with the intellectual property rights of third parties;

•	absence of any cancellations or termination of any material supplier to the Technology;

•	adequacy of the Acquired Assets to conduct the Technology; and

•	our solvency.

These representations and warranties have been made solely for the benefit of the parties to the Asset Purchase Agreement and are not intended to be relied on by any other person.

In addition, these representations and warranties are qualified by specific disclosures made to Buyer in connection with the Asset Purchase Agreement, are subject to the materiality standards contained in the Asset Purchase Agreement, which may differ from what may be viewed as material by investors, and were made only as of the date of the Asset Purchase Agreement or such other date as is specified in the Asset Purchase Agreement.

Additional Agreements and Obligations

No Solicitation of Alternative Proposals

We have agreed not to, and will cause all of our officers, directors, employees, financial advisors, attorneys, accountants or other advisors or consultants retained by us not to, solicit, initiate, or encourage any inquiries with respect to, or the making of, any acquisition proposal, or engage in any negotiations or discussions with, furnish any information or data to, or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with any party related to an acquisition proposal.

Notwithstanding the foregoing, in circumstances not involving a breach of the Asset Purchase Agreement, in response to a written and unsolicited acquisition proposal received from a third party prior to the date of our Special Meeting or its adjournment, we may engage in discussions or negotiations with, and furnish information and data to, any such party if:

•	our Board of Directors determines in good faith that such acquisition proposal will, or is reasonably likely to, result in an acquisition proposal for all of our stock or substantially all of our assets that is superior to our stockholders from a financial point of view (a “Favorable Third Party Proposal”); and

•	our Board of Directors, based on the advice of outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with our Board of Directors’ fiduciary duties under applicable law;

Within 24 hours after receipt of any written acquisition proposal, we will provide Buyer with a copy of such acquisition proposal or, in connection with any non-written acquisition proposal, a written statement setting forth in reasonable detail the material terms and conditions of such acquisition proposal. We will furnish to Buyer copies of any written proposals and draft documentation or, if drafted, written summaries of any material oral inquiries or discussions involving the acquisition proposal.

Our Board of Directors has concluded that the Asset Purchase Agreement, the Asset Sale and the transactions contemplated thereby are in our best interests and the interests of our stockholders. However, if we receive a Favorable Third Party Offer, and our Board of Directors determines in good faith that to do otherwise would likely result in a breach of its fiduciary duties under Delaware law, our Board of Directors may fail to make, withdraw or modify its recommendation that the Asset Purchase Agreement, the Asset Sale and the transactions contemplated thereby are in the best interest of us and our stockholders (a “Change in Recommendation”).

In the event that our Board of Directors makes a determination to: (i) make a Change in Recommendation, or (ii) terminate the Asset Purchase Agreement in response to a unsolicited written acquisition proposal, we agree to provide Buyer with prior written notice of not less than three business days that we plan to take any of the foregoing actions.

Assignment of Intellectual Property

We have agreed to execute and deliver to Buyer any and all documents that Buyer reasonably requests that are necessary to vest full title to the intellectual property in Buyer. We and Buyer have agreed to each pay one-half of all of the costs related to the preparation, execution and registration of the assignment documents and for all actions and costs arising after the closing of the Asset Sale associated with the perfection of Buyer’s rights, title and interest in our intellectual property.

Transaction-Related Taxes

We and Buyer have agreed to each pay one-half of all the personal property taxes, sales, use, stamp, registration, ad valorem obligations and related taxes and fees payable in connection with the sale of the Acquired Assets.

Conditions to the Asset Sale

The obligations of Buyer to complete the Asset Sale are subject to certain additional conditions, including, but not limited to:

•	the accuracy of the representations and warranties made by us to Buyer;

•	the performance of our obligations under the Asset Purchase Agreement;

•	the absence of any event or development of a state of circumstances that, individually or in the aggregate, has had, or could reasonably be expected to result in a “Material Adverse Effect,” as that term is defined in the Asset Purchase Agreement;

•	the receipt by Buyer of a certificate of our good standing from the State of Delaware, and a certificate from one of our officers certifying that the conditions to the obligations of Buyer to complete the Asset Sale have been satisfied and that the execution and delivery of the Asset Purchase Agreement is validly authorized and executed;

•	the approval of the Asset Sale by our stockholders;

•	the execution and delivery of a license agreement by and between The University of Texas System, an agency of the University of Texas Health Science Center at the University of Houston;

•	the execution and delivery of a consulting agreement by Andrei Alexandrov with Buyer;

•	the execution and delivery of an employment agreement between Bradford A. Zakes and Buyer; and

•	the execution and delivery of a employment agreements between Dilip Worah and Buyer;

Our obligation to complete the Asset Sale is subject to certain conditions, including, but not limited to:

•	the accuracy of the representations and warranties made by Buyer to us; and

•	the performance of Buyer ’s obligations under the Asset Purchase Agreement;

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing of the Asset Sale, whether before or after the Asset Purchase Agreement has been approved by our stockholders, as follows:

•	upon mutual written agreement;

•	by us pursuant to a Favorable Third Party Proposal described above;

•	by Buyer or us if we fail to obtain stockholder approval for the Asset Sale;

•	by Buyer or us if a permanent injunction or action by a governmental entity prevents the consummation of the transactions contemplated by the Asset Purchase Agreement;

•	by Buyer if we breach a representation or warranty resulting in a “Materially Adverse Effect” (as defined in the Asset Purchase Agreement), breach a representation, warranty or covenant that is not curable or, if curable, cured within 30 days after written notice of such breach is received by Buyer, if the Board of Directors withdraws or amends its recommendation for approval of the Asset Purchase Agreement;

•	by us if Buyer breaches a representation or warranty resulting in a “Materially Adverse Effect” (as defined in the Asset Purchase Agreement), if Buyer breaches a representation, warranty or covenant that is not curable or, if curable, cured within 30 days after written notice of such breach is received by us, or if the Asset Sale has not closed and all the conditions necessary to obligate Buyer to close the Asset Sale have been satisfied.

Termination Fee and Payment of Expenses

We have agreed to pay Buyer the sum of $100,000 if the Asset Purchase Agreement is terminated in response to a Favorable Third Party Proposal or if the Board of Directors withdraws or amends its recommendation to the shareholders in a manner that is materially adverse to Buyer.

Buyer has agreed to pay us the sum of $100,000 if:  (i) Buyer breaches a representation or warranty resulting in a “Materially Adverse Effect” (as defined by the Asset Purchase Agreement); (ii) Buyer breaches a representation, warranty or covenant that is not curable or, if curable, cured within 30 days after written notice of such breach is received by us; and (iii) if the Asset Sale has not closed and all the conditions necessary to obligate Buyer to close the Asset Sale have been satisfied. If Buyer knowingly and intentionally breaches any of its covenants, Buyer will be liable to us for an amount up to $500,000.

Survival of Representations, Warranties and Agreements

In the event that the Asset Sale is consummated on or before July 15, 2009, the representations and warranties of both parties will remain in full force and effect for a period ending upon the earlier to occur of (i) the six month anniversary of the closing of the Asset Sale or (ii) December 15, 2009. In the event that the Asset Sale is consummated on or after July 15, 2009, the representations and warranties of both parties will remain in full force and effect for a period of five months from the closing of the Asset Sale.

However, certain of our representations and warranties, including those relating to our organization and authority, corporate approval, title to assets, intellectual property and solvency, shall survive indefinitely and all our covenants and agreements will survive until we fully perform.

Indemnity

We have agreed to indemnify Buyer from and against all losses related to: (i) any breach of a representation or warranty; (ii) any breach or violation of any covenants or agreements; any claim or liability with respect to any excluded liabilities; and (iv) any losses resulting from our operation or ownership of the Technology. Buyer will not be entitled to indemnification from us unless and until the aggregate amount of losses exceeds $10,000, in which case Buyer will be entitled to be paid the amount of all their losses. Our liability under the Asset Purchase Agreement is limited to $500,000 other than for losses arising from excluded liabilities or fraud.

Fees and Expenses

Other than the transaction related taxes described above, each party will bear its own costs and expenses with respect to the transactions contemplated by the Asset Purchase Agreement, whether or not such transaction is consummated.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of our common stock in connection with the transactions contemplated by the Asset Purchase Agreement or to any similar rights of dissenters under Delaware law.

Material Federal and State Income Tax Consequences of the Asset Sale

We believe we will not incur any federal or state income taxes as a result of the Asset Sale because our net operating losses for the year will exceed the gain from the Asset Sale.

Required Vote

The affirmative vote of the holders of a majority of our common stock issued and outstanding and entitled to vote is required for approval of the Asset Sale.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition to the Asset Sale.

Interests of Certain Persons in the Asset Sale

Bradford A. Zakes

Mr. Bradford A. Zakes is our President and Chief Executive Officer and a member of our Board of Directors. On June 27, 2008, pursuant to the recommendation of our compensation committee and the approval of our Board of Directors, we entered into an amendment to Mr. Zakes Executive Employment Agreement (the “Zakes Agreement”). The Zakes Agreement removes any obligation we had to make cash severance payments to Mr. Zakes or to pay on Mr. Zakes’ behalf any premiums for medical, dental and vision insurance coverage upon termination of his employment with us. Furthermore, if Mr. Zakes is terminated without cause or he resigns for good reason, Mr. Zakes will receive accelerated vesting for 12 months from the date of his termination of employment for all stock options granted by us to Mr. Zakes before or after the date of the Agreement, and extension of the option exercise period for an additional 12 months beyond the period set forth in the governing option documents for such exercise. In the event a change-in-control transaction occurs and Mr. Zakes’ employment is terminated in the 12-month period preceding or following the change-in-control by us without cause or by Mr. Zakes for good reason, 100% of Mr. Zakes’ unvested options shall automatically vest and the exercise period for all such options shall be extended an additional 12 months. The consummation of the Asset Sale will be deemed a change in control. Mr. Zakes’ employment with us will be terminated at some point without cause during the wind down of our operations.

Assuming the Asset Sale is consummated as of September 17, 2009, the following unvested options held by Mr. Zakes shall become immediately vested and exercisable:

Number of
	Securities	Option
	Underlying Unexercised	Exercise
Name	Options: Unexercisable	Price ($)

Bradford A. Zakes	154,687	2.10

In addition, as a condition to closing the Asset Sale, Mr. Zakes will enter into an employment agreement with Buyer with terms to be negotiated by the Buyer and Mr. Zakes in good faith.

Recommendation of Our Board of Directors

At a meeting on May 26, 2009, our Board of Directors unanimously (i) determined that the Asset Sale, and the other transactions contemplated by the Asset Sale, are fair to, advisable and in the best interests of us and our stockholders, (ii) approved in all respects, the Asset Sale and the other transactions contemplated by the Asset Sale, and (iii) recommended that our stockholders vote “FOR” the approval of the Asset Purchase Agreement and the Asset Sale.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF
THE COMPANY’S COMMON STOCK

General

At the special meeting stockholders, our stockholders will be asked to approve an amendment to our fifth amended and restated certificate of incorporation effecting a Reverse Stock Split of the issued and outstanding shares of our common stock. It is anticipated that the reverse stock split ration will be at a ratio of one share for every ten shares of our common stock outstanding. Upon the effectiveness of the amendment to the fifth amended and restated certificate of incorporation effecting the reverse stock split, or the split effective time, the issued and outstanding shares of our common stock immediately prior to the split effective time will be reclassified into a smaller number of shares such that a current stockholder will own one new share of our common stock for each ten shares of issued common stock held by that stockholder immediately prior to the split effective time.

The following table provides estimates of the number of shares of our common stock authorized, issued and outstanding, reserved for issuance and authorized but neither issued nor reserved for issuance at the following times:

•	prior to the Reverse Stock Split and closing of the merger; and

•	giving effect to a one-for-ten reverse stock split.

				Number of Shares
				Authorized but
	Number of	Number of	Number of	Neither Issued
	Shares	Shares Issued and	Shares Reserved	nor Reserved for
	Authorized	Outstanding(1)	for Issuance(1)	Issuance(1)

Prior to the Reverse Stock Split and closing of the merger:	100,000,000	10,165,733	1,605,992	88,228,275
Giving effect to a one-for-ten Reverse Stock Split	100,000,000	1,016,573	160,599	98,822,828

(1)	These estimates assume 10,165,733 shares of Company common stock issued and outstanding as of May 12, 2009, 732,079 reserved for issuance upon the exercise of outstanding stock options and 873,913 reserved for issuance upon the exercise of outstanding warrants to acquire shares of our common stock.

Our Board of Directors may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other proposals to be acted upon at the meeting are not approved, including the Asset Sale.

The form of the amendment to the fifth amended and restated certificate of incorporation of the Company to effect the reverse stock split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of common stock or preferred stock, or the par value of the Company common stock or preferred stock.

Purpose

Our Board of Directors approved the proposal approving the Amendment of the Company effecting the Reverse Stock Split for the following reasons:

•	the Board of Directors believes effecting the Reverse Stock Split may be an effective means of preparing the company for a possible strategic transaction including a merger transaction with a private or public company; and

•	the Board of Directors believes that the reverse split may result in a higher stock price which may help generate investor interest in the Company.

If the Reverse Stock Split successfully increases the per share price of the Company’s common stock, the Company Board of Directors believes this increase may facilitate future strategic transactions by the Company and further enhance stockholder value.

Potential Strategic Transaction

If the Asset Sale and the Reverse Stock Split is approved and consummated, the board may consider entering into a strategic transaction with a public or private company in lieu of liquidating and distributing cash to the shareholders. The form of the transaction could take the form of a straight forward merger or potentially a reverse merger transaction with a private company that desires to become a public reporting company. As described below, the Board of Directors believes an investment in a company with lower priced securities and a high number of outstanding shares would be less attractive to investors. The Reverse Stock Split may make the company a more attractive for a strategic transaction because it would have fewer issued and outstanding shares and potentially a higher trading price.

Potential Increased Investor Interest

On July 8, 2009, our common stock closed at $.02 per share. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our common stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split;

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	the Reverse Stock Split will result in a per share price that will increase the our ability to enter into a strategic transaction.

The market price of our common stock will also be based on other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

The amendment to the fifth amended and restated certificate of incorporation effecting the Reverse Stock Split is set forth in Annex B to this proxy statement. The Reverse Stock Split will be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the our stockholders approve the Amendment effecting the reverse stock split, and if our Board of Directors still believes that a Reverse Stock Split is in our and our stockholders best interests, we will file the Amendment with the Secretary of State of the State of Delaware at such time as our Board of Directors has determined to be the appropriate split effective time. Our Board of Directors may delay effecting the Reverse Stock Split without resoliciting stockholder approval. Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the split effective time, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the Over the Counter Bulletin Board on the date immediately preceding the split effective time. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. At June 30, 2009, there were approximately 307 stockholders of record. We expect that at the effective time of the reverse stock split, there will be approximately 305 stockholders of record.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The Reverse Stock Split will not affect the stockholders’ equity on the Company balance sheet. However, because the par value of the Company common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced from its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company will be increased because there will be fewer shares of the Company common stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the company with another company, the Reverse Stock Split proposal is not being proposed in response to any effort of which the company is aware to accumulate shares of the our common stock or obtain control of the company nor is it part of a plan by management to recommend a series of similar amendments to the our Board of Directors and stockholders. Other than the proposals being submitted to our stockholders for their consideration at the special meeting, our Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the company.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split that are expected to apply generally to the Company stockholders as a result of the reverse stock split. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a stockholder that is a “U.S. person,” defined to include:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; and

•	a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Any Company stockholder other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.”

This summary assumes that the Company stockholders hold their shares of Company common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular holders, including holders:

•	who are subject to special treatment under U.S. federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who are or hold their shares through partnerships, S corporations or other pass-through entities;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the Code; or

•	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

If a partnership holds the Company common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Company common stock, you should consult your tax advisor.

In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local or foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the Reverse Stock Split.

Accordingly, holders of our common stock should consult their tax advisers regarding the U.S. federal income tax consequences of the Reverse Stock Split to them in light of their personal circumstances and the consequences of the Reverse Stock Split under state, local and foreign tax laws.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a Company stockholder upon such stockholder’s exchange of pre-split shares for post-split shares pursuant to the Reverse Stock Split. The aggregate tax basis of the post-split shares received in the Reverse Stock Split, including any fraction of a post-split share deemed to have been received, will be the same as the Company stockholder’s aggregate tax basis in the pre-split shares that are exchanged.

In general, a the Company stockholder who receives cash upon the deemed sale of such stockholder’s fractional share interests in the post-split shares as a result of the Reverse Stock Split will recognize gain or loss equal to the difference between the stockholder’s basis in the fractional share and the amount of cash received. Recognized gain or loss should constitute a capital gain or loss. A Company stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split. If a the Company stockholder recognizes a capital gain or loss as a result of receiving cash upon the deemed sale of the stockholder’s fractional share interests in the post-split shares, such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period in the stock exchanged is more than one year as of the closing date of the reverse stock split. Net capital gain (in other words, the excess of net long-term capital gain over net short-term capital loss) will be subject to tax at reduced rates for non-corporate stockholders who receive cash. The deductibility of capital losses is subject to various limitations for corporate and non-corporate holders.

For purposes of the above discussion of bases and holding periods, stockholders who acquired different blocks of stock at different times for different prices must calculate their gains and losses and holding periods separately for each identifiable block of such stock exchanged in the Reverse Stock Split.

Certain non-corporate Company stockholders may be subject to backup withholding, at a rate of 28% on cash received pursuant to the reverse stock split. Backup withholding will not apply, however, to a Company stockholder who furnishes a correct taxpayer identification number and certifies that the Company stockholder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, or is otherwise exempt from backup withholding. If a the Company stockholder does not provide a correct taxpayer identification number on IRS Form W-9 or a substantially similar form, the Company stockholder may be subject to penalties imposed by the IRS. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the Company stockholder’s federal income tax liability, provided that the Company stockholder timely furnishes the required information to the IRS.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REVERSE STOCK SPLIT’S POTENTIAL TAX EFFECTS. THE COMPANY STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING TAX RETURN REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of our common stock having voting power outstanding on the record date for the special meeting is required to approve the amendment to the fifth amended and restated certificate of incorporation effecting the Reverse Stock Split.

Recommendation of Board of Directors

At a meeting on May 26, 2009, our Board of Directors unanimously (i) determined that the Reverse Stock Split is fair to, advisable and in the best interests of us and our stockholders, (ii) approved in all respects, the Reverse Stock Split, and (iii) recommended that our stockholders vote “FOR” the approval of the Amendment and the Reverse Stock Split.

PROPOSAL NO. 3
AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If, at the special meeting, our Board of Directors determines it is necessary or appropriate to adjourn the special meeting, the Board of Directors intends to move to adjourn the special meeting. For example, if the number of our stockholders represented and voting in favor of Proposal 1 regarding the sale of the assets at the special meeting is insufficient to adopt that proposal, the Board of Directors may determine to adjourn the special meeting in order to enable the Board of Directors to solicit additional proxies in respect of such proposal. If our Board of Directors determines that adjournment is necessary or appropriate, we will ask the stockholders in attendance at the special meeting, in person or by proxy, to vote only upon the adjournment proposal, and not the proposal regarding Asset Sale.

Accordingly, under this proposal we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjournment of the special meeting to another time and place. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the proposals set forth above, we could adjourn the special meeting without a vote on the proposals and seek to convince those stockholders to change their votes to votes in favor of adoption of the proposals.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the Asset Sale and the Reverse Stock Split proposals in the event that there are insufficient votes to approve the proposals. The Company’s Board of Directors retains full authority to the extent set forth in the Company’s Bylaws and under Delaware law to postpone the special meeting before it is convened, without the consent of any the Company’s stockholders.

Required Vote and Board Recommendation

The proposal to adjourn the special meeting will be approved if the votes cast in favor of the proposal by the holders of our common stock, present in person or represented by proxy and entitled to vote on the subject matter, exceed the votes cast against the proposal with each share of common stock entitled to one vote. No proxy that is specifically marked “AGAINST” adoption of Proposal 1 with respect to the Asset Sale will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

The Company’s Board of Directors recommends that you vote “FOR” the adjournment proposal.

IMPORTANT INFORMATION CONCERNING IMARX

Description of Business

For a description of our business, see the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended (the “Form 10-K”), which is attached as Annex C to this Proxy Statement, and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 (the “Form 10-Q”) attached as Annex D to this Proxy Statement. The Form 10-K and the Form 10-Q, which are attached to this Proxy Statement as annexes, do not include the exhibits originally filed with such reports.

Description of Property

For a description of our properties, see the Form 10-K, which is attached as Annex C to this Proxy Statement, and the Form 10-Q, which is attached as Annex D to this Proxy Statement.

Legal Proceedings

For a description of our legal proceedings, see the Form 10-K, which is attached as Annex C to this Proxy Statement, and the Form 10-Q, which is attached as Annex D to this Proxy Statement.

Financial Statements

Our financial statements are included in the Form 10-K, which is attached as Annex C to this Proxy Statement, and in the Form 10-Q, which is attached as Annex D to this Proxy Statement.

Managements Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations is included in the Form 10-K, which is attached as Annex C to this Proxy Statement, and in the Form 10-Q, which is attached as Annex D to this Proxy Statement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with accountants on matters of accounting principles or practices or financial disclosures for the periods covered by the Form 10-K, which is attached as Annex C to this Proxy Statement, and the Form 10-Q, which is attached as Annex D to this Proxy Statement.

Quantitative and Qualitative Disclosures about Market Risk

Our quantitative and qualitative disclosures about market risk are included in the Form 10-K, which is attached as Annex C to this Proxy Statement, and in the Form 10-Q, which is attached as Annex D to this Proxy Statement.

Market Price of our Common Stock

Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “IMRX.OB”. From July 2007 to October 2008, our common stock was traded on the NASDAQ Capital Market under the symbol “IMRX”. Prior to that time, there was no public market for our common stock. The following table sets forth, for the periods indicated, the quarterly high and low sales prices per share of our common stock as reported by NASDAQ through October 22, 2008 and the Over the Counter Bulletin Board after October 22, 2008.

	High	Low

2009
First Quarter	$0.04	$0.01
2008
Fourth Quarter	$0.10	$0.04
Third Quarter	0.33	0.04
Second Quarter	0.84	0.16
First Quarter	2.17	0.36
2007
Fourth Quarter	$3.45	$1.51
Third Quarter (beginning July 26, 2007)	4.90	3.25

At June 30, 2009, there were approximately 307 stockholders of record. We expect that at the effective time of the Reverse Stock Split, there will be approximately 305 stockholders of record.

We have never declared or paid cash dividends on capital stock. We intend to retain any future earnings to finance growth and development and therefore do not anticipate paying cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership (as defined under the regulations of the SEC) of our common stock by:

•	Each person we know to be the beneficial owner of at least five percent of our common stock;

•	Each current director;

•	Each person that was one of our five most highly compensated individuals in 2008; and

•	All current directors and executive officers as a group.

Unless otherwise indicated, the information is as of June 30, 2009.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information each of them has given to us or that is otherwise publicly available, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Options and warrants to purchase shares of our common stock that are exercisable within 60 days after June 30, 2009 are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Total

5% Stockholders
Saints Capital Everest, L.P.(1)	1,176,471	11.6%
475 Sansome Street, Suite 1850
San Francisco, CA 94111
Berg & Berg Enterprises, LLC(2)	570,588	5.6%
10050 Bandley Drive
Cupertino, CA 95014
Directors and Named Executive Officers(10)
Richard Love(3)	66,476	*
Richard Otto(4)	46,476	*
Thomas W. Pew(5)	128,586	1.3%
Philip Ranker(6)	46,476	*
James M. Strickland(7)	130,571	1.3%
Bradford A. Zakes(8)	210,415	2.0%
Greg Cobb	0	0%
Kevin J. Ontiveros	0	0%
All Directors and Executive Officers as a Group (8 persons)(9)	629,000	5.8%

*	Less than one percent.

(1)	The number of shares of common stock for Saints Capital Everest, L.P. is based solely on the information contained in the Schedule 13G filed with the Commission on September 17, 2008.

(2)	Represents information provided in connection with our initial public offering completed in July 2007. The reporting person has not updated this information since that time. At that time the reporting person disclosed that Mr. Carl E. Berg is the manager and a member of Berg & Berg Enterprises LLC and that he may be deemed to have shared voting and dispositive power with respect to the shares held by such entity.

(3)	Includes 17,666 shares of common stock issuable to Mr. Love upon exercise of options.

(4)	Includes 17,666 shares of common stock issuable to Mr. Otto upon exercise of options.

(5)	Includes 17,666 shares of common stock issuable to Mr. Pew upon exercise of options and 12,689 shares of common stock issuable upon exercise of warrants.

(6)	Includes 17,666 shares of common stock issuable to Mr. Ranker upon exercise of options.

(7)	Includes 17,666 shares of common stock issuable to Mr. Strickland upon exercise of options, 1,000 shares of common stock issuable upon exercise of warrants and 79,095 shares of common stock held by Coronado Venture Fund IV, LP. With regard to Coronado Venture Fund IV, LP, Coronado Venture Management LLC is the sole general partner of and may be deemed to have voting and dispositive power over shares held by Coronado Venture Fund IV, LP. Mr. Strickland is a managing director of Coronado Venture Management LLC.

Mr. Strickland disclaims beneficial ownership of the shares held by Coronado Venture Fund IV, LP, except to the extent of his direct pecuniary interest therein.

(8)	Includes 201,041 shares of common stock issuable to Mr. Zakes upon exercise of options and rights to acquire 9,374 shares of common stock within 60 days.

(9)	Includes shares described in Footnotes (3) through (8) above.

(10)	The address for the officers and directors listed is c/o ImaRx Therapeutics, Inc., 12277 134th Court NE, Suite 202, Redmond, Washington.

Stockholder Proposals

We do not intend to hold an annual meeting of stockholders if the Asset Sale is completed and we file our certificate of dissolution. If, however, we do hold an annual meeting of stockholders, because the date of such meeting would be changed by more than 30 days from our 2007 annual meeting, proposals intended to be presented at that meeting would be required to be received by us at our corporate headquarters, located at 12277 134th Court NE, Suite 202, Redmond, Washington , within a reasonable time before we begin to print and send our proxy materials to be eligible for inclusion in our proxy statement and form of proxy for that meeting. To be considered for presentation at our next annual meeting of stockholders, if held, but not for inclusion in our proxy statement and form of proxy for that meeting, under our bylaws no business may be brought before an Annual Meeting of Stockholders unless it is specified in the notice of the Annual Meeting of Stockholders or is otherwise brought before the Annual Meeting of Stockholders by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary (containing certain information specified in our bylaws about the stockholder and the proposed action) not later than 10 days following the day on which public announcement of the date of such meeting is first made by us. In addition, any stockholder who wishes to submit a nomination to our Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in our bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

You should rely only on the information contained in this Proxy Statement. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement. The date of this Proxy Statement is [xxxxxxxxxxxxxx]. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. The mailing of this Proxy Statement will not create any implication to the contrary.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Bradford A. Zakes
President and Chief Executive Officer

Redmond, Washington
          , 2009

IMPORTANT

Whether or not you plan to attend the Special Meeting, please vote as promptly as possible. If a quorum is not reached, we will have the added expense of re-issuing these proxy materials. If you attend the Special Meeting and so desire, you may withdraw your proxy and vote in person.

Thank you for acting promptly.

ANNEX A

ASSET PURCHASE AGREEMENT
By and Among
WA 32609, Inc., a Delaware corporation,
and
ImaRx Therapeutics, Inc., a Delaware corporation
June 15, 2009

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of the 15th day of June, 2009, by and among WA 32609, Inc., a Delaware corporation (“Buyer”) and ImaRx Therapeutics, Inc., a Delaware corporation (“Seller”). Each of Buyer and Seller are a “Party”, and collectively, the “Parties”.

WHEREAS, Seller wishes to sell to Buyer the Acquired Assets and Assumed Liabilities (each as defined below), and Buyer wishes to purchase such assets from Seller and to assume such liabilities subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, Buyer and Seller hereby agree as follows:

1.	DEFINED TERMS

“Acquired Assets” has the meaning set forth in Section 2.1.

“Affiliates” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” means this Asset Purchase Agreement.

“Allocation” means Buyer’s and Seller’s allocation of the Purchase Price and the Assumed Liabilities among the Acquired Assets.

“Assumed Contracts” means the Contracts set forth on Schedule 2.1(b).

“Assigned Intellectual Property” has the meaning set forth in Section 2.1(a)(i).

“Assumed Liabilities” has the meaning set forth in Section 3.1.

“Audited Balance Sheets” means the audited consolidated balance sheets of Seller and its subsidiaries as of December 31, 2007 and 2008.

“Audited Financials” means the Audited Balance Sheets and related consolidated statements of operations and cash flows of Seller and its subsidiaries for the fiscal years ended December 31, 2007, and 2008.

“Bill of Sale” means the Bill of Sale in substantially the form attached hereto as Exhibit A.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions in the State of Washington are authorized or obligated by law to close.

“Closing” means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 5.

“Closing Date” means the date of the Closing specified in Section 5.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

“Contract” or “contract” means and includes every material agreement or understanding of any kind, written or oral, enforceable or not and specifically includes (i) contracts and other agreements for the provision of products or services by Seller; (ii) contracts and other agreements for the sale of any of Seller’s assets or properties other than in the Ordinary Course of Business or for the grant to any person of any preferential rights to purchase any of Seller’s assets or properties; (iii) joint venture agreements relating to the Program or by or to which any of the Acquired Assets are affected or subject; and (iv) any other contract or other agreement not made in the Ordinary Course of Business.

“Domain Name Assignment” means the domain name assignment to be entered into between Seller and Buyer in substantially the form attached hereto as Exhibit B.

“Employee Benefit Plans” means any pension, retirement, profit sharing, deferred compensation, vacation, severance, bonus, stock option, share appreciation right, incentive, medical, vision, dental, disability, life insurance or other employee benefit plan whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, that provides benefits to employees of Seller.

“Encumbrances” has the meaning set forth in Section 6.9.

“Environmental Laws” means the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 3.2.

“Financial Statements” means collectively, the Audited Balance Sheets, the Audited Financials, the Interim Balance Sheet and the Interim Financials.

“Governmental Authorization” means all licenses, permits, certificates, waivers, amendments, consents, franchises, exemptions, variances, expirations and terminations of any waiting period requirements, other actions by, and notices, applications, filings, registrations, qualifications, declarations and designations with, and other authorizations and approvals issued by or obtained from a Governmental Body or pursuant to any Legal Requirement that are related to or necessary for the conduct of the Program.

“Governmental Body” means any domestic, foreign, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative or other agency or any political or other subdivision, department or branch of any of the foregoing with competent jurisdiction.

“Hazardous Substances” means any toxic substance, oil or hazardous material or other chemical or substance (including, without limitation, asbestos in any form, urea formaldehyde or polychlorinated biphenyls) regulated by any Environmental Laws.

“Indebtedness” of any Person means, without duplication, (i) the principal of, accrued interest of, premium (if any) in respect of and prepayment and other penalties, premiums, charges, expenses and fees associated with (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person (but excluding trade accounts payable and other accrued current Liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends; prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person; (vii) all obligations of the type referred to in clauses (i) through (vi) of any other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance, other than a Permitted

Encumbrance, on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Intellectual Property” shall mean any and all patents and patent applications (including all provisionals, reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof); trademarks, service marks, trade names, trade dress (including all goodwill associated with the foregoing), mask works, domain names, logos, business and product names, slogans, copyrights, software, content, Internet web sites and similar rights; and registrations and applications to register or renew the registration of any of the foregoing; trade secrets; all other intellectual property and proprietary rights.

“Intellectual Property Licenses” means any and all licenses, contracts and other arrangements providing in whole or in part for the use of, limiting the use of, transferring, indemnifying with respect to or otherwise relating to any Intellectual Property.

“Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including, without limitation, invention disclosures; (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (vi) all rights in World Wide Web addresses, uniform resource locators and domain names and applications and registrations therefor; (vii) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Interim Balance Sheet” means the unaudited consolidated balance sheet of Seller and its subsidiaries as of March 31, 2009.

“Interim Financials” means the Interim Balance Sheet and related unaudited consolidated statements of operations and cash flows of Seller and its subsidiaries for the period ended March 31, 2009.

“Knowledge of Seller” or “knowledge of Seller” means the actual knowledge of Bradford A. Zakes of a particular fact, circumstance, event or matter, or knowledge of such fact, circumstance, event or matter that would have been obtained after making reasonable inquiry.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, and multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

“Liabilities” means liabilities or obligations of any nature whatsoever, known or unknown, fixed or contingent, statutory, contractual or otherwise, disclosed or undisclosed, whether or not accrued.

“Licensed Intellectual Property” has the meaning set forth in Section 2.1(a)(ii).

“Licensor Intellectual Property” has the meaning set forth in Section 2.1(a)(iii).

“Losses” means any damages, losses, charges, liabilities, demands, claims, actions, suits, proceedings, payments, judgments, settlements, assessments, Taxes, interest, penalties and costs and expenses (including reasonable expenses of investigations, enforcement and collection, reasonable attorneys’ and accountants’ fees and reasonable out of pocket disbursements).

“Material Adverse Effect” means any change, development, event, state of facts, or occurrence that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the Acquired Assets, (ii) the Program, or (iii) Seller’s ability to perform its obligations under this Agreement or the consummation by Seller of the transactions contemplated hereby, taken as a whole; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect: (A) any change in any Legal Requirement (to the extent Seller is not disproportionately affected by such change in Legal Requirement relative to similarly situated companies in the biotechnology industry) or GAAP after the date hereof, (B) any failure by the Seller to meet internal projections or published revenue or earnings projections, in and of itself, for any period ending (or for which revenues or earnings are released) on or after the date hereof, (C) any effect that results from changes affecting the biotechnology industry (to the extent such effect is not disproportionate with respect to the Seller) or the United States economy generally (to the extent such effect is not disproportionate with respect to Seller), (D) any effect that results from changes affecting general worldwide economic or capital market conditions (to the extent such effect is not disproportionate with respect to Seller), (E) any effect resulting from compliance with the terms and conditions of this Agreement, (F) any effect caused by an impact to Seller’s relationships with its employees, customers, suppliers or partners directly attributable to the announcement of this Agreement, or (G) any declaration of war, military crisis or conflict, civil unrest, act of terrorism, or act of God.

“Material Contract” or “Material Contracts” means any Contract relating to the Program.

“Off-the-Shelf Software” means all software that is commercially available off-the-shelf software that has not been modified and costing less than $5,000 to replace with equivalent functionality.

“Ordinary Course” or “Ordinary Course of Business” means an action taken by a Person consistent in nature, scope and magnitude with the past practices of such Person and taken in the ordinary course of the normal, day-to-day operations of such Person.

“Permitted Encumbrances” has the meaning set forth in Section 6.9.

“Personal Property” means all of the machinery, equipment, manufacturing tools, plant, inventory, spare parts, supplies and other tangible and intangible personal property, that are owned, licensed or leased by Seller and used in or related to the Program, plus such additions thereto and deletions therefrom arising in the Ordinary Course of Business and permitted by this Agreement between the date hereof and the Closing Date, but in all cases only to the extent such Personal Property is used in or related to the Program.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

“Program” means Seller’s therapy programs for the treatment of ischemic stroke as well as a broad variety of other vascular disorders associated with blood clots, including but not limited to, Seller’s clinical-stage SonoLysis product candidate, which involves the administration of Seller’s proprietary MRX-801 microspheres, a proprietary formulation of a lipid shell encapsulating an inert biocompatible gas, and ultrasonic device technologies to penetrate and break up blood clots and restore blood flow to oxygen deprived tissues.

“Purchase Price” has the meaning set forth in Section 4.1.

“Seller Transaction Expenses” has the meaning set forth in Section 14.1.

“Solvent” means, when used with respect to any Person, that, as of the Closing and after giving effect to the consummation the transactions contemplated hereby, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Legal Requirements governing determinations of the insolvency of debtors; and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature; (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it intends to engage or propose to be engaged following the Closing Date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that, as of the Closing and immediately after consummating the transactions contemplated hereby, the relevant

Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“Tax” (and with the correlative meaning “Taxes”) means all federal, state, local or foreign net income, franchise, gross income, sales, use, ad valorem, property, gross receipts, license, capital stock, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and all other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments of any kind, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, and any Liabilities with respect to any of the foregoing payable by reason of being or ceasing to be a member of an affiliated, combined, unitary, or similar group for any period (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign law) or under any contract, agreement, assumption, transferee liability, operation of law or otherwise.

“Trademark Assignment” means the trademark assignment to be entered into between Seller and Buyer in substantially the form attached hereto as Exhibit C.

“Transaction Documents” has the meaning set forth in Section 6.1.

2.	SALE AND PURCHASE OF ASSETS

2.1.  Acquired Assets.  Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Section 5 hereof, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery of, free and clear from all Encumbrances (other than Permitted Encumbrances), all right, title, and interest of Seller in and to the following assets of Seller related to the Program, whether real, personal, tangible, intangible or otherwise, and whether now existing or hereinafter acquired (other than the Excluded Assets) (collectively, the “Acquired Assets”):

(a) (i) all Intellectual Property used in and related to the Program, including without limitation, the domain names, domain name registration applications, contents of websites hosted at the aforementioned domain names, copyrights, copyright applications, trademarks, trademark applications, patents and patent applications that are owned by Seller as of the Closing set forth on Schedule 2.1(a)(i) hereto (the “Assigned Intellectual Property”); and

(ii) all Intellectual Property used in or relating to the Program, including without limitation, the logos (whether or not registered) and associated artwork and typeface, trade names, certification marks and service marks that are licensed, used or held for use by Seller as of the Closing set forth on Schedule 2.1(a)(ii) hereto (the “Licensed Intellectual Property”);

(iii) each Contract pursuant to which Seller has licensed or authorized others to use any Intellectual Property used in or related to the Program as set forth on Schedule 2.1(a)(iii) hereto (the “Licensor Intellectual Property”).

(b) all of Seller’s rights under the Contracts set forth on Schedule 2.1(b) (collectively, the “Assumed Contracts”), including any and all rights to receive payment, goods or services thereunder, and to assert claims and take other actions thereunder, but excluding any rights to receive payments with respect to services performed on or prior to the Closing Date;

(c) all Governmental Authorizations, including any permits, licenses, agreements, waivers and authorizations and any pending applications therefore or renewals thereof, held or used by Seller in connection with, or required for, the Program, to the extent their transfer is permitted by law set forth on Schedule 2.1(c) hereto;

(d) all of Seller’s right, title and interest to the Personal Property set forth on Schedule 2.1(d) hereto;

(e) all rights to claims, demands, lawsuits and judgments with respect to the Program or the ownership, use or value of any Acquired Assets with respect to all periods following the Closing Date;

(f) all goodwill relating to the Program;

(g) all technical and investor relations materials and presentations, research and research-related materials, vendor and supplier lists, service provider lists, catalogs, data and laboratory books, media records, technical information, blueprints, technology, technical designs, drawings, specifications and other development records (including those relating to development costs) owned, used, associated with or employed by Seller relating to the Program and including but not limited to those related to Seller’s clinical-stage SonoLysis product candidate;

(h) all of Seller’s books, documents and records relating to the Acquired Assets.

2.2.  Excluded Assets.  Notwithstanding the provisions of Section 2.1 or any other provision hereof of any schedule or exhibit thereto, Seller is not selling and Buyer is not purchasing, pursuant to this Agreement, and the term “Acquired Assets” shall not include, any of the following assets or rights of Seller (collectively, the “Excluded Assets”):

(a) the rights of Seller under this Agreement, the Transaction Documents or from the consummation of the transactions contemplated by this Agreement;

(b) Seller’s tax assets, including without limitation, Seller’s right to refunds of Taxes and other governmental charges of whatever nature;

(c) cash, bank accounts or similar cash and cash equivalents, accounts receivable, notes and investments;

(d) Seller’s rights under all Contracts other than the Assumed Contracts, to the extent such rights do not relate to the Program, including, without limitation, all employment agreements, loan agreements and notes; provided, however, that this exclusion shall not exclude from the Acquired Assets to be acquired by Buyer hereunder any rights, title, interest or benefits to which Seller may be entitled under any such Contract relating to Intellectual Property, which rights, title, interest and benefits shall be included among the Acquired Assets notwithstanding that Buyer will not be assuming any Liabilities under such Contracts;

(e) all rights to receive payments with respect to services performed on or prior to the Closing Date under any of the Assumed Contracts;

(f) all minute books and stock records and corporate seals;

(g) all Intellectual Property and Intellectual Property Rights of Seller or Seller’s Affiliates of any kind not related to or used in the Program;

(h) all personal property of Seller other than the Personal Property as set forth on Schedule 2.1(d);

(i) the rights to claims, demands, lawsuits and judgments with respect to the Program or the ownership, use or value of any Acquired Assets with respect to the period ending on or before the Closing Date;

(j) all insurance policies and insurance benefits owned by Seller, including rights and proceeds, arising from or relating to the Assets or Assumed Liabilities prior to the Closing;

(k) all assets, tangible or intangible, not expressly included in the Acquired Assets.

3.	ASSUMPTION OF CERTAIN LIABILITIES.

3.1  Assumed Liabilities.  Subject to the limitations and provisions set forth in Section 3.2, at the Closing, Buyer shall assume the following Liabilities of Seller (the “Assumed Liabilities”) relating exclusively to the Acquired Assets:

(a) all Liabilities under the Assigned Intellectual Property, the Licensed Intellectual Property, the Licensor Intellectual Property, the Assumed Contracts and the Governmental Authorizations, from and after the Closing;

(b) any Taxes that Buyer has agreed to pay in accordance with Section 14.1 of this Agreement and all Taxes attributable to the Acquired Assets attributable to any period or partial period beginning after the Closing; and

(c) all Liabilities arising after the Closing Date related to the research, development, marketing, manufacture, distribution, testing, sale or trials of the Program.

3.2  Excluded Liabilities.  Notwithstanding anything in this Agreement to the contrary, Buyer shall not and none of Buyer’s Affiliates shall assume, and shall not be deemed to have assumed, any Liabilities of Seller whatsoever not otherwise an Assumed Liability, including without limitation the following unassumed Liabilities (collectively, the “Excluded Liabilities”):

(a) any Liabilities for accounts payable or for Indebtedness of Seller;

(b) any Liabilities under any Contracts other than the Assumed Contracts;

(c) any Liabilities relating to the Acquired Assets or to the operation of the Program prior to the Closing Date;

(d) any Liabilities for Taxes (including any amounts payable under Section 11.4 (Transaction-Related Taxes));

(e) any Liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, warranty claims, assessments and judgments, costs, losses, damages, deficiencies and expenses (whether or not arising out of third party claims), including, without limitation, the matters set forth on Schedule 6.7 and any interest, penalties, reasonable attorney and accountant fees and all amounts paid in investigation, defense or settlement of any of the foregoing, to the extent such liability arises out of injuries, actions, omissions, conditions or events that occurred or existed prior to the Closing in connection with the Acquired Assets or to the operation of the Program;

(f) any Liabilities arising in connection with the employment or termination of employment of any Persons affiliated with Seller prior to the Closing, including any workers’ compensation claims relating to events which transpired prior to the Closing, any employee grievances, any Liabilities with respect to any Employee Benefit Plan, or arising as a result of the consummation of the transactions contemplated by this Agreement;

(g) any Liabilities of Seller under this Agreement, the Transaction Documents or from the consummation of the transactions contemplated by this Agreement;

(h) any Liability of Seller under any Contract that is not an Assumed Liability;

(i) any Liabilities relating to employees of Seller;

(j) any Seller Transaction Expenses;

(k) all other Liabilities of Seller existing at the Closing Date; and

(l) any Liabilities arising out of any actual or alleged non-compliance with any Environmental Laws.

4.	PURCHASE PRICE.

4.1  Purchase Price.  Subject to the terms and conditions hereof, Buyer shall pay to Seller, by wire transfer of immediately available funds to the account previously designated in writing by Seller to Buyer, a purchase price for the Acquired Assets equal to $500,000 (Five-Hundred Thousand Dollars) (the “Purchase Price”) payable as follows:

(a) $400,000 (Four-Hundred Thousand Dollars) at the Closing (the “Closing Purchase Price”); and

(b) $100,000 (One-Hundred Thousand Dollars) (the “Holdback”) to be delivered to the Escrow Agent for deposit into an escrow account an amount equal to secure Seller’s obligations under Section 12. The Holdback shall be held in an escrow account and applied pursuant to the terms of an Escrow Agreement, substantially in the form reasonably satisfactory to the Parties and the Escrow Agent at the

Closing. On the Expiration Date, the Holdback, together with the interest thereon, then remaining in the escrow account less any payments due to Buyer or pending claims made by Buyer pursuant to Section 12, shall be delivered to Seller.

4.2  Allocation of Purchase Price.  Prior to the Closing, Buyer shall submit to Seller the Allocation for Seller’s review and approval (not to be unreasonably withheld, conditioned or delayed). The Allocation shall be consistent with Exhibit D and may be amended by Buyer from time to time as payments under Section 12 (if any) are made, provided that each such amended Allocation shall be consistent with Exhibit D.  At any time, the then most recent Allocation shall be binding on Seller and Buyer for all Tax purposes (including filing of IRS Form 8594). Seller shall cooperate with Buyer in Buyer’s preparation of all Allocations, including providing such information as Buyer may reasonably request. The Allocation will be made in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Seller and Buyer shall comply with the applicable information requirements of Section 1060 of the Code and shall file all information and Tax returns (and any amendments thereto) in a manner consistent with the Allocation (including, without limitation, filing Form 8594 with their United Stated federal income Tax return for the Taxable year that includes he date of the Closing). If, contrary to the intent of Buyer and Seller as expressed in this Section 4.2, any Taxing authority makes or proposes an allocation different from that determined in accordance with the terms of this Section 4.2, Buyer and Seller shall cooperate with each other in good faith to contest such Taxing authority’s allocation (or proposed allocation); provided, however, that after consultation with the Parties adversely affected by such allocation (or proposed allocation), the other Parties hereto may file such protective claims or returns as may reasonably be required to protect their interests.

5.	CLOSING.

5.1.  Time and Place.  The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of the Seller, 12277 134th Court NE, Suite 202, Redmond, WA 98052 at 10:00 a.m. on a mutually acceptable date agreed to by the parties hereto not more than two (2) Business Days after the satisfaction of all conditions set forth in Sections 9 and 10 hereof (the date of the Closing, the “Closing Date”).

5.2.  Closing Deliveries by Seller.  At the Closing, Seller shall cause to be delivered to Buyer:

(a) a duly executed Bill of Sale, assignment and general conveyance, in substantially the form attached hereto as Exhibit A, dated the Closing Date, with respect to the Acquired Assets, and such other instruments of assignment and transfer with respect to the Acquired Assets as Buyer may reasonably request and/or as may reasonably be necessary to vest in Buyer valid and enforceable title to all of the Acquired Assets;

(b) a duly executed Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit E, dated the Closing Date, pursuant to which Seller shall assign the Assumed Liabilities;

(c) such duly executed documents and instruments of ownership transfer and assignment as Buyer shall request and provide to Seller (the “National Assignment Documents”), substantially in the form reasonably acceptable to Buyer, requesting the commissioners of the United States Patent and Trademark Office, the European Patent Office and the other national patent offices wherein the Intellectual Property was issued or is pending (a “National Patent Authority”), to transfer ownership and issue the same to Buyer, it successors, legal representatives and assigns, in accordance with the terms of the applicable National Assignment Document.

(d) a duly executed Trademark Assignment, in substantially the form attached hereto as Exhibit C, dated as of the Closing Date.

(e) a duly executed Domain Name Assignment, in substantially the form attached hereto as Exhibit B, dated the Closing Date.

(f) a certificate contemplated by Section 9.9 hereof;

(g) true and complete copies, certified by a duly authorized officer of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement, the Transaction Documents and all other documents to be delivered hereunder or thereunder and the consummation of the transactions contemplated by this Agreement;

(h) the executed Transaction Documents;

(i) the executed Required Consents; and

(i) the legal opinion of Seller’s counsel contemplated by Section 9.13 hereof, addressed to Buyer and dated as of the Closing Date, substantially in the form attached hereto as Exhibit F; and

(j) such other documents or instruments as Buyer may reasonably request.

5.3.  Closing Deliveries by Buyer.  At the Closing, Buyer shall cause to be delivered to Seller:

(a) the Closing Purchase Price set forth in Section 4.1(a);

(b) true and complete copies, certified by a duly authorized officer of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement, the Transaction Documents and all other documents to be delivered hereunder or thereunder and the consummation of the transactions contemplated by this Agreement;

(c) the executed Transaction Documents; and

(d) such other documents or instruments as Seller may reasonably request.

5.4.  Required Consents.

(a) If any of the Required Consents (as defined in Section 8.1.11) have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Acquired Asset as to which such Required Consents were not obtained (or otherwise are not in full force and effect) (the “Restricted Material Contracts”), Buyer may waive Buyer’s closing condition as to any such Required Consent and, if Seller waives the condition to closing set out in Section 10.7, either:

(i) elect to have Seller continue its efforts for a period of three (3) months to obtain the Required Consents; or

(ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

If, pursuant to this Section 5.4, Buyer elects to have Seller continue its efforts to obtain any Required Consents and the Closing occurs, notwithstanding Sections 2 and 3 hereof, neither this Agreement nor any assignment and assumption agreement nor any other document related to the consummation of the transactions contemplated by this Agreement shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the Parties shall use their commercially reasonable efforts, and cooperate with each other, to obtain the Required Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Required Consents relating to any Restricted Material Contract, the Parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Required Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement (which special-purpose agreement the Parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

(b) If there are any consents other than the Required Consents necessary for the assignment and transfer of any Acquired Assets to Buyer (the “Nonmaterial Consents”) which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Acquired Assets as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the “Restricted Nonmaterial Contracts”), whether to:

(i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing to Buyer under this Agreement; or

(ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2 and 3 of this Agreement, (A) neither this Agreement nor any assignment and assumption agreement nor any other document related to the consummation of the transactions contemplated by this Agreement shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

6.  REPRESENTATIONS AND WARRANTIES OF SELLER.  As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants as of the date of this Agreement and as of the Closing Date that the statements in this Section 6 are true, correct and complete except as set forth in Seller’s disclosure schedules (each a “Schedule” and collectively, the “Schedules”). The Schedules have been arranged for purposes of convenience in separately titled sections corresponding to the provisions of this Section 6; however, each section of the Schedules shall be deemed to incorporate by reference all information disclosed in any other section of the Schedules to the extent it is reasonably apparent on its face to a reader unfamiliar to the Company or the Company’s business that such information is relevant to such other section of the Schedules.

6.1.  Organization of Seller; Authority.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where any such failure would not reasonably be expected to have a Material Adverse Effect. Seller is not in violation of any term of its Certificate of Incorporation. Seller has all requisite corporate power and corporate authority to own and hold the Acquired Assets owned or held by it, to carry on the Program as such program is now conducted and to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby or thereby (collectively, the “Transaction Documents”) to which it is a party and to carry out all actions required of it pursuant to the terms of the Transaction Documents.

6.2.  Corporate Approval; Binding Effect.  Seller has obtained all necessary authorizations and approvals from its Board of Directors and required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. As of the Closing, Seller shall have obtained all necessary authorizations and approvals from its stockholders required for the execution and delivery of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents has been duly executed and, when delivered by Seller in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

6.3.  Non-Contravention.  The execution and delivery by Seller of the Transaction Documents and, subject to receipt of required stockholder approvals, the consummation by Seller of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Seller; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of Seller (including without limitation any of the Acquired Assets) pursuant to (i) any agreement or instrument to which Seller is a party or by which Seller or any of its properties (including without limitation any of the Acquired Assets) is bound or to which Seller or any of such properties is subject, or (ii) any Legal Requirement applicable to Seller, except in the case of clause (b) for such violations, conflicts, defaults and Encumbrances as could not reasonably be expected to have a Material Adverse Effect.

6.4.  Governmental Consents; Transferability of Licenses, Etc.  Except as set forth on Schedule 6.4, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority, including but not limited to the Food and Drug Administration, is required for the execution and delivery by Seller of the Transaction Documents or for the consummation by Seller of the transactions contemplated hereby or thereby, other than such as have been obtained or made. Seller has and maintains, and the Governmental Authorizations listed on Schedule 2.1(c) hereto include, all licenses, permits and other authorizations from all Governmental Bodies as are (x) necessary for the conduct of the Program as it is now being conducted or in connection with the ownership or current use of the Acquired Assets or (y) required to be in compliance with all Legal Requirements applicable to the Acquired Assets, except for such licenses, permits and other authorizations the lack of which would not reasonably be expected to have a Material Adverse Effect. The Governmental Authorizations are in full force and effect in accordance with their terms, and there have been no material violations of such Governmental Authorizations, no proceedings are pending or, to Seller’s Knowledge, threatened, which could result in their revocation or limitation and all steps have been taken and filings made on a timely basis with respect to each Governmental Authorization and its renewal; in each case, except as would not reasonably be expected to have a Material Adverse Effect on the Acquired Assets. Except as expressly designated on Schedule 6.4, all of the Governmental Authorizations listed on Schedule 2.1(c) are transferable to Buyer, and true and complete copies of the Governmental Authorizations listed on Schedule 2.1(c) have previously been delivered or made available to Buyer.

6.5.  Financial Statements.  Seller has delivered the Financial Statements to Buyer. Each of the Financial Statements have been prepared in accordance with generally accepted accounting principles accepted in the United States (“GAAP”), consistently applied; during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of Interim Financials, to the extent that they may not include notes, may be condensed or summary statements or may conform to the Securities and Exchange Commission’s (“SEC”) rules and instructions for Reports on Form 10-Q). Each of the Audited Balance Sheets and the Interim Balance Sheets fairly presents the consolidated financial condition of Seller and its subsidiaries as of its respective date; and each of the statements of operations and cash flows included in the Audited Financials and the Interim Financials fairly presents the consolidated results of operations and cash flows of Seller and its subsidiaries for the periods then ended (subject, in the case of Interim Financials, to normal recurring year-end adjustments).

6.6.  Absence of Certain Changes.  Except as set forth on Schedule 6.6 or except as would not reasonably be expected to have a Material Adverse Effect, since the date of the Interim Financials, there has not been with respect to the Program: (a) any change in the assets, Liabilities, income or business of Seller, or in its relationships with suppliers, other than changes in the Ordinary Course of Business; (b) any acquisition or disposition by Seller of any asset or property other than in the Ordinary Course of Business; (c) any damage, destruction or loss, whether or not covered by insurance, adversely affecting, in the aggregate, the property or business of Seller; (d) any entry by Seller into any transaction other than in the Ordinary Course of Business; (e) any incurrence by Seller of any Liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, Liabilities as a guarantor or otherwise with respect to obligations of others), other than Liabilities incurred in the Ordinary Course of Business; or (f) any Encumbrance on any of the Acquired Assets, other than in the Ordinary Course of Business.

6.7.  Litigation.  Except as set forth on Schedule 6.7 hereto, no action, suit, proceeding or investigation is pending or, to the knowledge of Seller, threatened, relating to or affecting any of the Acquired Assets or the Program, nor, to the knowledge of Seller, has any event occurred that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, suit, proceeding or investigation. No action, suit, proceeding or investigation is pending or, to the knowledge of Seller, threatened, which questions the validity of the Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor, to the knowledge of Seller, has any event occurred that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, suit, proceeding or investigation.

6.8.  Conformity to Law.  Except as set forth on Schedule 6.8 or except where any such noncompliance has been cured or would not reasonably be expected to have a Material Adverse Effect, Seller has complied with, and is in compliance with (a) all Legal Requirements, including all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Program or any of the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all terms and provisions of all contracts, agreements and indentures of the Program to which Seller is a party, or by which the Program or any of the Acquired Assets is subject. Except as set forth in Schedule 6.8 hereto, Seller has not committed, been charged with, or, to the knowledge of Seller, is or has been under investigation with respect to, nor to the knowledge of Seller does there exist, any violation of any provision of any Legal Requirement which would reasonably be expected to have a Material Adverse Effect.

6.9.  Title to Acquired Assets.  Except as set forth on Schedule 6.9, Seller has valid and enforceable title or interest in or to all of the Acquired Assets, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party. Except for Permitted Encumbrances (as defined below), all of the Acquired Assets are free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof (collectively, “Encumbrances”). Except as set forth on Schedule 6.9, all of the Acquired Assets are in good condition and repair (reasonable wear and tear excepted) and are adequate in all material respects to carry on the Program as presently conducted. At and as of the Closing, Seller will convey the Acquired Assets to Buyer by bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, valid and enforceable title or interest in or to all of the Acquired Assets, free and clear of all Encumbrances other than (a) those identified in Schedule 6.9; (b) those for Taxes and other governmental assessments or charges not yet due and payable; and (c) any other Encumbrances which in the aggregate relate to claims totaling less than $5,000, do not materially detract from the value or transferability of the property or assets subject thereto or materially interfere with the present use and have no arisen other than in the Ordinary Course of Business (“Permitted Encumbrances”).

6.10.  Environmental Matters.  Except as set forth on Schedule 6.10, Seller is in material compliance with all Environmental Laws to the extent such compliance or lack thereof would have any impact on the Program or Seller’s ability to consummate the transactions contemplated herein in accordance with the terms hereof, which compliance includes the possession by Seller of all material permits and other Governmental Authorizations required under Environmental Laws and compliance with the terms and conditions thereof. Seller has not received any written notice or other written communication, whether from any Governmental Body, citizens groups, employee or otherwise, that alleges that Seller is not in compliance with any Environmental Law. All Governmental Authorizations currently held by Seller pursuant or in connection with any Environmental Law are in full force and effect, Seller is in compliance in all respects with all of the terms of such Governmental Authorizations to the extent such compliance or lack thereof would reasonably be expected to have a Material Adverse Effect, and no other Governmental Authorizations material to the Program are required by Seller. Except as set forth on Schedule 6.10, the management, handling, storage, transportation, treatment and disposal by Seller of all Hazardous Substances have been in compliance in all respects with all applicable Environmental Laws to the extent such compliance or lack thereof would reasonably be expected to have a Material Adverse Effect.

6.11.  Personal Property.  Schedule 2.1(d) hereto sets forth a complete and accurate list of all of the Personal Property existing as of the date hereof. Except as set forth in Schedule 6.11, Seller owns or has the sole and exclusive right to use all the Personal Property and upon the consummation of the transactions contemplated by this Agreement, Buyer shall own or have the sole and exclusive right to use the Personal Property. All of the Personal Property held by Seller to be transferred to Buyer is in good condition and repair (reasonable wear and tear excepted), except as would not reasonably be expected to have a Material Adverse Effect.

6.12.  Assumed Contracts.  Schedule 2.1(b) sets forth a complete and accurate list of all Assumed Contracts with respect to or relating to the Program to which Seller is a party or by which Seller is bound or to which Seller or any of the Acquired Assets is subject. Seller has made available to Buyer true, correct and complete copies of all such Assumed Contracts, together with all modifications and supplements thereto. Each of the Assumed Contracts is in full force and effect in accordance with its terms, Seller is not in breach of any of the material provisions of any such contract, nor, to the knowledge of Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a material default thereunder. Seller has performed all material obligations required to be performed by it to date under each Assumed Contract. Subject to obtaining any necessary consents of the other party or parties to any such Assumed Contract (the requirement of any such consent being reflected on Schedule 2.1(b)) and except as set out in Schedule 2.1(b) no such contract (a) includes any provision the effect of which would be to enlarge or accelerate any obligations of Buyer to be assumed thereunder or give additional rights to any other party thereto or will adversely affect the Program as presently conducted by Seller, or (b) contains any material provision which would terminate or lapse by reason of the transactions contemplated by this Agreement.

6.13  Material Contracts.

(a) Except as set forth on Schedule 6.13, Seller is not a party to or bound by:

(i) any Material Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset);

(ii) any joint venture, partnership, limited liability company or other similar Material Contract or arrangement (including any agreement relating to the Program providing for joint research, development or marketing);

(iii) any Material Contract or series of related Material Contracts, including any option agreement, relating to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) any Material Contract (A) that limits the freedom of Seller to compete in the Program, including, without limitation, with any Person in the Program or in any area or (B) contains exclusivity obligations or restrictions binding on Seller;

(v) any Intellectual Property License or series of related Intellectual Property Licenses (other than shrink wrap licenses for Off-the-Shelf Software);

(vi) any Material Contract pursuant to which the Company has agreed to indemnify any Person against any claim of infringement relating to the Assigned Intellectual;

(vii) any Material Contract with any current individual officer, director, employee, consultant or independent representative of Seller or former individual officer, director, employee, consultant or independent representative thereof under which there exists any present or future liability;

(viii) any Material Contract that grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any person; or

(ix) any other Material Contract or series of related Material Contracts, that (A) is not made in the Ordinary Course of Business and (B) involves a payment (whether fixed, contingent or otherwise) of more than $50,000 in the aggregate.

(b) Each Material Contract disclosed on Schedule 6.13 or required to be disclosed thereon is a valid and binding agreement of Seller, is in full force and effect in accordance with its terms, and Seller is not in breach of any of the material provisions of any such contract, nor, to the knowledge of Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a material default thereunder. Seller has performed all material obligations required to be performed by it to date under each Material Contract. Except as set out in Schedule 6.13 no such Contract (a) includes any provision the effect of which would be to enlarge or accelerate any obligations of Buyer to be assumed thereunder or give additional rights to any other party thereto or will adversely affect the Program as presently conducted by Seller, or (b) contains any material provision which would terminate or lapse by reason of the transactions contemplated by this Agreement. Seller has made available to Buyer true, correct and complete copies of all such Material Contracts (including all modifications and amendments thereto and waivers thereunder). All Material Contracts are in written form.

6.14.  Intellectual Property.

(a) (i) Schedule 2.1(a)(i) hereto sets forth a complete and accurate list of the Assigned Intellectual Property; (ii) Schedule 2.1(a)(ii) hereto sets forth a complete and accurate list of the Licensed Intellectual Property; and (iii) Schedule 2.1(a)(iii) hereto sets forth a complete and accurate list of the Licensor Intellectual Property.

(b) Except as set forth in Schedule 6.14(b) and except as would not have a Material Adverse Effect, Seller owns or has the sole and exclusive right to use all Assigned Intellectual Property and has the right to use the Licensed Intellectual Property used in the Ordinary Course of the Program. Upon the consummation of the transactions contemplated by this Agreement, and subject to receipt of all consents required to assign to Buyer (i) all Assigned Intellectual Property and (ii) all licenses or other authorizations to use the Licensed Intellectual Property, Buyer shall have the right to use the Assigned Intellectual Property and Licensed Intellectual Property in the Ordinary Course of the Program as presently conducted. Seller agrees to cooperate in placing the Assigned Intellectual Property in the name of Buyer. No claims have been asserted against Seller, and to the knowledge of Seller no claims are pending, by any Person that may affect the use of any Assigned Intellectual Property or Licensed Intellectual Property, or challenging or questioning the validity or effectiveness of any material license or agreement pertaining to the Assigned Intellectual Property, and, except as set forth in Schedule 6.14(b), to the knowledge of Seller, there is no basis for such claim. Except as set forth in Schedule 6.14(b), the use by Seller of the Assigned Intellectual Property and the Licensed Intellectual Property in the Ordinary Course of the Program does not infringe on the rights of any Person, and no claims have been asserted against Seller, and to the knowledge of Seller no claims are pending, by any Person alleging that the use by Seller of any Assigned Intellectual Property or Licensed Intellectual Property infringes on the rights of any Person.

(c) Seller has the legal right to grant licenses or sublicenses with respect to all the Licensor Intellectual Property that Seller has licensed or authorized others to use. All licenses or other agreements pursuant to which Seller has granted licenses or authorized others to use any Licensor Intellectual Property are, unless they have expired according to their terms, in full force and effect, and, to the knowledge of Seller, there is no default by any party thereto. To Seller’s knowledge, the licenses granted by Seller with respect to the Licensor Intellectual Property do not infringe on the rights of any person.

(d) Except as set forth in Schedule 6.14(d) and except as would not have a Material Adverse Effect, all of the Assigned Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 2.1(a)(i), and has been maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such other jurisdiction.

(e) Except as set forth in Schedule 6.14(e), Seller has taken commercially reasonable steps to establish and preserve its Intellectual Property Rights with respect to the Assigned Intellectual Property. Except as set forth in Schedule 6.14(e), Seller has required all professional and technical employees employed with respect to the Program, and other such employees and consultants having access to valuable nonpublic information of Seller, to execute agreements under which such employees or consultants are required to convey to Seller ownership of all inventions and developments conceived or created by them in the course of their employment or engagement with Seller and to maintain the confidentiality of all such information of Seller. Except as set forth in Schedule 6.14(e), Seller has not made such information available to any person other than employees or consultants of Seller, except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof.

6.15.  Suppliers.  Schedule 6.15 hereto sets forth the five (5) largest suppliers of the Program based on purchases by the Program, for the period ending on December 31, 2008. The relationships of Seller with such suppliers are, to Seller’s knowledge, good commercial working relationships and, except as set forth on Schedule 6.15, no supplier of material importance to the Program has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise to terminate, its relationship with Seller or has during the last twelve (12) months decreased materially, or threatened in writing to decrease or limit materially, its services, supplies or materials for use in the Program, except for normal cyclical changes related to such suppliers’ businesses. Except as set forth on Schedule 6.15, to the knowledge of Seller, no such supplier intends to cancel or otherwise substantially modify its relationship with Seller or to decrease materially or limit its services, supplies or materials to Seller, and to the knowledge of Seller, the consummation of the transactions contemplated hereby would not reasonably be expected to materially adversely affect the post-Closing relationship of Buyer with any supplier of Seller relating to the Program.

6.16.  Adequacy of Acquired Assets.  The Acquired Assets are reasonably adequate to conduct the Program on substantially the same basis as currently conducted by Seller.

6.17.  Solvency.  Seller is, individually and together with its subsidiaries on a consolidated basis and after giving effect to the incurrence of all obligations being incurred in connection herewith, Solvent.

6.18.  No Undisclosed Liabilities.  Except to the extent (a) reflected or reserved against in the Interim Balance Sheet, (b) incurred in the Ordinary Course of Business after the date of the Interim Balance Sheet, or (c) described on any Schedule hereto, Seller is not subject to any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise in connection with the Program (including without limitation as guarantors or otherwise with respect to obligations of others), other than liabilities and obligations in connection with the Program that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP.

6.19.  Taxes.  Seller has duly filed (or have obtained an extension of time within which to file) with the appropriate government agencies all of the income, sales, use, employment and other Tax returns and reports required to be filed by it. No waiver of any statute of limitations relating to Taxes has been executed or given by Seller. All Taxes, assessments, fees and other governmental charges upon Seller or upon any of its properties, assets, revenues, income and franchises which are owed by Seller with respect to any period ending on or before the Closing Date have or will be paid, other than those the non-payment of which would not reasonably be expected to have a Material Adverse Effect. Seller has withheld and paid all Taxes required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. No federal Tax return of Seller is currently under audit by the IRS, and no other Tax return of Seller is currently under audit by any other Taxing authority. Neither the IRS nor any other Taxing authority is now asserting or, to Seller’s knowledge, threatening to assert against Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have Material Adverse Effect.

6.20.  Broker.  Seller has not retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, and Seller has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

6.21  Insurance.  Set forth on Schedule 6.21 is a list of all insurance policies (including fidelity bonds and other similar instruments) relating to the Acquired Assets or the Program or for which Seller is an insured party (including policies providing property, fire, theft, casualty, liability and workers’ compensation coverage, but excluding policies relating to Employee Benefit Plans) (the “Insurance Policies”), which are in full force and effect in all material respects and have not been terminated and which provide for coverages which are reasonable for the Program as to both amount and scope. Complete copies of the Insurance Policies have been made available for review by Buyer. Such policies (or other policies providing substantially similar insurance coverage) have been in effect continuously since the date indicated on Schedule 6.21 for such policy. All premiums due in respect of the Insurance Policies have been paid by Seller and Seller is otherwise in material compliance with the terms of such policies. There has not been any threatened termination of, pending premium increase (other than with respect to customary annual premium increases) with respect to, or alteration of coverage under, any Insurance Policy. To the Knowledge of Seller, there are no pending or threatened claims against the Insurance Policies as to which the applicable insurer has questioned, disputed or denied liability and there exist no material claims that have not been timely submitted by Seller to the applicable insurer.

6.22  Disclosure.  Subject to Section 6.23 below, no representation or warranty by Seller in this Section 6 contains at the time made any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

6.23.  No Other Representations and Warranties.  Except for the representations and warranties of Seller contained in this Section 6, Seller makes no other representations and warranties, written or oral, statutory, express, or implied. Buyer acknowledges that except as expressly provided in this Agreement, Seller has not made, and Seller hereby expressly disclaims and negates, and Buyer hereby expressly waives, any representation or warranty, express or implied, at common law, by statute, or otherwise relating to, and Buyer hereby expressly waives and relinquishes any and all rights, claims and causes of action against Seller and its representatives in connection with the accuracy, completeness or materiality of, any information, data or other information (written or oral) heretofore furnished to Buyer and its representatives by and on behalf of Seller.

7.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.  As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants as of the date of this Agreement and as of the Closing Date, to Seller as follows, except as specifically contemplated by this Agreement and/or the Transaction Documents:

7.1.  Organization of Buyer; Authority.  Buyer is a corporation duly organized, validly existing and presently subsisting under the laws of the state of Washington. Buyer is not in violation of any term of its Articles of Incorporation. Buyer has all requisite corporate power and corporate authority to own and hold all property owned or held by it, to carry on its business as such business is now conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to carry out all actions required of it pursuant to the terms of the Transaction Documents, except where any such failure would not reasonably be expected to have a Material Adverse Effect.

7.2.  Corporate Approval; Binding Effect.  Buyer has obtained all necessary authorizations and approvals from its Board of Directors required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which Buyer is a party has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

7.3.  Non-Contravention.  The execution and delivery by Buyer of the Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Articles of Incorporation or By-Laws of Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of Buyer pursuant to (i) any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties is bound or to which Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which Buyer is subject, except in the case of clause (b) for such violations, conflicts, defaults and Encumbrances as could not reasonably be expected to have a Material Adverse Effect.

7.4.  Litigation.  No action, suit, proceeding or investigation is pending or, to the knowledge of Buyer, threatened, against Buyer in which an adverse decision could reasonably be expected to have a Material Adverse Effect, nor, to the knowledge of the Buyer, has any event occurred that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, suit, proceeding or investigation.

7.5  Conformity to Law.  Except where any such noncompliance has been cured or would not reasonably be expected to have a Material Adverse Effect, Buyer has complied with, and is in compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all terms and provisions of all contracts, agreements and indentures of its business to which Buyer is a party, or by which its business or its properties are subject. Buyer has not committed, been charged with, or, to the knowledge of Buyer, is or has been under investigation with respect to, nor to the knowledge of Buyer does there exist, any violation of any provision of any federal, state or local law or administrative regulation which would reasonably be expected to have a Material Adverse Effect.

7.6.  Broker.  Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, and Buyer has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

7.7  No Other Representations and Warranties.  Except for the representations and warranties of Buyer contained in this Section 7, Buyer make no other representations and warranties, written or oral, statutory, express, or implied, Seller acknowledge that except as expressly provided in this Agreement, Buyer has not made, and Buyer hereby expressly disclaim and negate, and Seller hereby expressly waives, any representation or warranty, express or implied, at common law, by statute, or otherwise relating to, and Seller hereby expressly waives and relinquishes any and all rights, claims and causes of action against Buyer and its representatives in connection with the accuracy, completeness or materiality of, any information, data or other information (written or oral) heretofore furnished to Seller and each of its representatives by and on behalf of Buyer.

8.  COVENANTS AND AGREEMENTS

8.1.  Conduct of the Program by Seller Pending Closing.  Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by Buyer in writing or except as contemplated by this Agreement and/or the Transaction Documents:

8.1.1  Full Access.  Seller shall afford to Buyer and its authorized representatives full access during normal business hours to all properties, assets, books, records, Tax returns, financial information, contracts and documents of Seller and a full opportunity to make such reasonable investigations as they shall desire to make of Seller or with respect to the Acquired Assets, and Seller shall furnish or cause to be furnished to Buyer and its authorized representatives all such information with respect to the Program and with respect to the Acquired Assets as Buyer may reasonably request.

8.1.2.  Carry on in Ordinary Course.  Seller shall maintain the Acquired Assets in their current state of repair and condition, excepting normal wear and tear or failure to replace consistent with Seller’s past practice, and shall carry on the Program in the Ordinary Course and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

8.1.3.  Contracts and Commitments.  Seller shall not incur any Indebtedness other than in connection with purchases of capital assets not in violation of Section 8.1.4 under lines of credit existing prior to the date of this Agreement, enter into any contract or commitment or engage in any transaction with respect to the Program not in the Ordinary Course of Business (other than this Agreement and the Transaction Documents and the transactions contemplated hereunder and thereunder), or for which disclosure would be required under Schedule 6.6 or 6.13.

8.1.4.  Purchase and Sale of Capital Assets.  Other than pursuant to this Agreement, Seller shall not sell, transfer, assign or otherwise dispose of, or enter into, or commit to enter into, any Contract to sell, transfer, assign or otherwise dispose of, any capital asset constituting part of the Acquired Assets.

8.1.5.  Insurance.  Seller shall maintain with financially sound and reputable insurance companies, funds or underwriters adequate insurance for the Program of the kinds, covering such risks and in such amounts and with such deductibles and exclusions as are customary for similarly situated companies in Seller’s industry.

8.1.6.  Preservation of Business Relationships.  Seller shall use its commercially reasonable efforts to preserve for Buyer the present relationships of Seller’s suppliers, customers, independent contractors and others having business relations with Seller in respect of the Program.

8.1.7.  No Default.  Seller shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of Seller material to the Program, including without limitation any of the Governmental Authorizations or Assumed Contracts.

8.1.8.  Compliance with Laws.  Seller shall comply in all material respects with all Legal Requirements and orders material to the Program or the Acquired Assets, or as may be reasonably required for the valid and effective transfer of the Acquired Assets.

8.1.9.  Notice of Material Adverse Effect.  Seller will promptly notify Buyer in writing of any Material Adverse Effect.

8.1.10.  Exclusive Dealing.  Prior to the Closing:

(a) Seller shall not directly or indirectly, solicit, initiate, or encourage submission of proposals or offers from any persons relating to any liquidation, dissolution, recapitalization, sale of stock representing 50% or more of the combined voting power of Seller’s voting equity securities, merger, consolidation or acquisition of all or substantially all of the assets of Seller, or purchase of any equity interest in Seller representing 50% or more of the combined voting equity power of the voting securities of Seller, or any other similar transaction or business combination. Seller shall cease immediately and cause to be terminated all contracts (other than confidentiality and nondisclosure agreements to which Seller is a party as of the date hereof (each, an “Existing NDA”)), negotiations and communications with third parties with respect to the foregoing, if any, existing on the date hereof.

(b) Seller shall not participate, directly or indirectly, in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist, any effort or attempt by any other person to do or seek any of the activities referred to in Section 8.1.10(a). Except to the extent prohibited by an Existing NDA, and the material terms and conditions thereof, should Seller receive any proposal, inquiry or contact about any of the activities referred to in Section 8.1.10(a), Seller shall by the close of the next Business Day following give oral or written notice thereof to Buyer and also promptly provide Buyer with the name of the person making such proposal, inquiry or contact.

(c) Notwithstanding the foregoing or any other provision of this Agreement or the Transaction Documents, at any time prior to the date on which this Agreement is approved by the stockholders of Seller, in the event that the Board of Directors of Seller determines in good faith by a majority vote, based on the advice of its outside legal counsel, that there is a reasonable basis requiring Seller to consider a Favorable Third Party Offer (as defined below) to comply with its fiduciary duties, Seller may furnish non-public information with respect to Seller and its subsidiaries to the person who made the Favorable Third Party Offer pursuant to a confidentiality agreement and participate in discussions or negotiations with such person regarding the Favorable Third Party Offer. The Board of Directors of Seller may after the third Business Day following Seller’s written notice to Buyer that specifies the material terms and conditions of the Favorable Third Party Proposal, terminate this Agreement (and concurrently with such termination, if it so chooses, cause Seller to enter into any agreement with respect to the Favorable Third Party Proposal) and withdraw any recommendation to the stockholders of Seller to approve the transactions contemplated by this Agreement and the Transaction Documents.

(d) As used in this Agreement, “Favorable Third Party Proposal” means a written proposal from a credible, bona fide third party relating to any direct or indirect acquisition or purchase of all or substantially all of the assets of Seller and its subsidiaries, taken as a whole, or 50% or more of the equity securities of Seller, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of Seller’s voting equity securities, or any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Seller or combined voting power of Seller, and otherwise on terms which the Board of Directors of Seller determines in its good faith judgment, taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of Seller, to be more favorable to the stockholders of Seller than the transactions contemplated by this Agreement (taking into account any amendments to this Agreement proposed by Buyer in response to the receipt by Buyer of information about the proposal).

(e) Nothing contained in this Section 8.1.10 shall (i) prohibit Seller from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act; or (ii) prohibit or limit Seller from at any time engaging in the activities and transactions referred to in Section 8.1.10(a) in connection with the development and implementation of Seller’ post-Closing business plan (assuming completion of the sale of the Acquired Assets and the Program to Buyer), including but not limited to soliciting, initiating, encouraging submissions of proposals or offers for the sale, transfer, disposition, restructuring or similar transactions relating to Seller’s existing business and/or other Excluded Assets.

8.1.11.  Consents of Third Parties.  Seller will employ its commercially reasonable efforts to secure, before the Closing Date, the consent, in form and substance reasonably satisfactory to Buyer and Buyer’s counsel, to the consummation of the transactions contemplated by this Agreement by each party to any of the Assumed Contracts, Licensed Intellectual Property and transferable Governmental Authorizations as set forth by Buyer on Schedule 8.1.11 (the “Required Consents”).

8.1.12.  Reasonable Best Efforts.  Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Agreement, upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the Closing including the execution and delivery of any additional instruments reasonably necessary to consummate the Closing and to fully carry out the purposes of this Agreement. Buyer and its Affiliates shall not (i) amend or otherwise change any of its organization documents, or (ii) enter into any transaction or take any action, including asset sales, divestitures or other distributions, or payment of dividends or other distributions, or any merger, acquisition, investment, joint venture, lease, contract or financing that in the case of clause (i) or (ii) could reasonably be expected to cause a material delay in the satisfaction of the conditions contained in Section 10 hereof.

8.1.13  8-K Obligation.  Within four (4) Business Days of the date hereof, Seller shall issue a press release and file a report on Form 8-K each in the form previously agreed upon by Seller and Buyer disclosing the execution of this Agreement and the transaction contemplated herein and attaching such press release and this Agreement (the “8-K Filing”).

8.1.14  Proxy Statement; Stockholder Approval.

(a) As promptly as reasonably practicable following the date hereof, Seller, acting through its Board of Directors, shall, subject to and in accordance with applicable Legal Requirements and its Certificate of Incorporation and Bylaws, and in all cases subject to Section 8.1.10(c) above, (i) duly call, give notice of and hold a special meeting of the holders of Seller’s voting equity securities for the purpose of voting to approve the principal terms of the transactions contemplated hereby and adopt and approve this Agreement; (ii) recommend to the stockholders of Seller that they vote in favor of the matters described in the preceding clause (i); (iii) include in the proxy statement with respect to such meeting (the “Proxy Statement”) such recommendation; and (iv) take all reasonable and lawful action to solicit and obtain such vote in favor of the matters described in clause (i) above. The Proxy Statement will comply as to form in all material respects with the applicable provisions of Schedule 14A of the Exchange Act.

(b) Seller will use its commercially reasonably efforts, and Buyer will use its commercially reasonable efforts to cooperate with it, to, as promptly as reasonably practicable and in any event no later than 30 days following the date hereof, cause a preliminary Proxy Statement to be filed with the SEC and, following clearance thereof by the SEC, cause a definitive Proxy Statement to be mailed to Seller stockholders. Buyer shall use its commercially reasonably efforts to promptly respond to requests from Seller to assist Seller in responding to SEC comments on information regarding Buyer required to be included in the Proxy Statement under applicable law or regulation.

(c) Buyer shall provide to Seller such information for inclusion in the Proxy Statement regarding Buyer’s business, financial condition, operations and prospects as Seller and its counsel reasonably determines is required under applicable rules and regulations of the SEC. Any such information shall not contain any untrue statement of a material fact omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

(d) Buyer shall promptly inform Seller if any of the information supplied by Buyer for inclusion in the Proxy Statement to be mailed to the stockholders of Seller in connection with the special meeting will, on the date the Proxy Statement (or any supplement or amendment thereto) is first mailed to Seller stockholders or at the time of the special meeting, contain any untrue statement of a material fact omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

(e) At or prior to the Closing, Seller shall deliver to Buyer a certificate of its Secretary setting forth the voting results from its stockholder meeting.

8.1.15  Compliance with Bulk Sales Law Requirements.  Buyer hereby waives compliance with any applicable bulk sales transfer laws in connection with the consummation of the transactions contemplated by this Agreement, including the bulk transfer provisions of the Uniform Commercial Code, with indemnification from Seller against claims or Liabilities arising from such noncompliance as provided in Section 12.2.

9.  CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS.  The obligation of Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by Buyer):

9.1.  Representations and Warranties.  The representations and warranties made by Seller in Section 6 of this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (without regard to any materiality qualifications included therein and except where such representation and warranty is made as of a specific date and except as contemplated by this Agreement).

9.2.  Compliance with Agreement.  Seller shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it on or prior to the Closing Date.

9.3.  No Change.  From the date of this Agreement through the date of the Closing there shall not have occurred any change or changes concerning the Program or the Acquired Assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

9.4  Board, Stockholder and Other Approvals.  Seller shall have obtained all necessary authorizations and approvals from its Board of Directors, its stockholders and any other approvals required for the completion of the transaction contemplated hereunder and the actions contemplated by Section 8.1.14 shall have occurred as and when required by such Section.

9.5  8-K Filing and Press Release.  The actions contemplated by Section 8.1.13 shall have occurred as and when required by such Section.

9.6  University License Agreement.  The Board of Regents (“Board”) of The University of Texas System, an agency of the State of Texas, on behalf of the University of Texas Health Science Center at the University of Houston shall have executed and delivered the License Agreement by and between Board and Buyer, in form and substance reasonably satisfactory to Buyer (the “University License Agreement”).

9.7  Consulting Agreement.  Andrei Alexandrov shall have executed and delivered his Consulting Agreement with Buyer, in form and substance reasonably satisfactory to Buyer (the “Alexandrov Consulting Agreement”).

9.8  Employment Agreements.  Each of Bradford A. Zakes and Dilip Worah shall have executed and delivered his respective employment agreement with Buyer, each in form and substance substantially consistent with the term sheets attached hereto as Exhibit G (the “Employee Term Sheets”).

9.9.  Seller’s Certificate.  Seller shall have delivered to Buyer in writing, at and as of the Closing, one or more certificates duly executed by Seller, in form and substance reasonably satisfactory to Buyer and Buyer’s counsel, certifying that the conditions in each of Section 9.1, 9.2 and 9.3 have been satisfied and attaching copies of the certified resolutions of Seller’s Board of Directors approving the transactions contemplated hereby. Buyer shall have also received the certificate referenced in Section 8.1.14(e).

9.10.  No Litigation.  No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

9.11  Required Consents.  Seller shall have obtained and delivered to Buyer the Required Consents in writing.

9.12  Delivery of Acquired Assets.  Buyer shall have taken delivery of all tangible Acquired Assets at each such Acquired Asset’s current location.

9.13  Opinion of the Seller’s Counsel.  Buyer shall have received an opinion dated the Closing Date of Stoel Rives LLP, counsel to Seller, in substantially the form attached hereto as Exhibit F.

10.  CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS.  The obligation of Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Seller):

10.1.  Representations and Warranties.  The representations and warranties made by Buyer in Section 7 of this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (without regard to any materiality qualifications included therein and except where such representations and warranty is made as of a specific date and except as contemplated by this Agreement).

10.2.  Compliance with Agreement.  Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

10.3.  No Change.  From the date of this Agreement through the date of the Closing there shall not have occurred any change or changes concerning the respective businesses of or properties owned by Buyer that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

10.4  Approvals.  All corporate and other approvals of Buyer in connection with the transactions contemplated by this Agreement shall have been obtained and copies of the minutes or resolutions reflecting such approvals shall have been delivered to Seller.

10.5.  Employment Agreements.  Buyer shall have executed and delivered the employment agreements with each of Bradford A. Zakes and Eilip Worah, each in form and substance substantially consistent with the Employee Term Sheets.

10.6.  Closing Certificate.  Buyer shall have delivered to Seller in writing, at and as of the Closing, a certificate duly executed by an officer of Buyer, in form and substance reasonably satisfactory to Seller’s counsel, to the effect that the conditions in each of Sections 10.1, 10.2 and 10.3 have been satisfied.

10.7  No Litigation.  No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

10.8  Closing Purchase Price.  Buyer shall have delivered to Seller the Closing Purchase Price as provided in Section 4.1(a).

11.  CERTAIN COVENANTS.

11.1.  Confidential Information.  Any and all information disclosed by Buyer to Seller or by any Seller to Buyer as a result of the negotiations leading to the execution of this Agreement that is to remain the confidential information of such party, or in furtherance thereof, which information was not already known to Seller or Buyer shall remain confidential to Seller and Buyer and their respective employees, agents and investors until the Closing Date and, if the Closing occurs, in Seller’s case, from and after the Closing Date. If the Closing does not take place for any reason, Seller and Buyer agree to return (or certify that it has destroyed) all copies, summaries and excerpts of such information to the disclosing party, and agrees not to further divulge or disclose any such information at any time in the future unless it has otherwise become public or its disclosure is required by law. The information intended to be protected hereby is confidential or proprietary data of Seller and Buyer which shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to Buyer or Seller, respectively.

11.2  Non-Competition.  For a period of two (2) years after the Closing Date, Seller shall not directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person that directly competes with Buyer in respect of the Program; provided however, that this covenant shall not prohibit, or be interpreted as prohibiting, Seller from purchasing or otherwise acquiring up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

11.3  Non-Solicitation.  For a period of two (2) years after the Closing Date, Seller shall not, directly or indirectly:

(a) solicit the business of any Person who is a customer of Buyer;

(b) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or materially and adversely interfere with its relationship with Buyer; or

(c) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or materially and adversely interfere with the relationship between Buyer and any of its employees or independent contractors.

11.4  Transaction-Related Taxes.  Buyer and Seller shall each pay one-half of all personal property taxes, sales, use, stamp, registration, ad valorem obligations and such Taxes and fees (including any penalties, interest and filing expenses) which are due and payable in connection with the sale of the Acquired Assets pursuant to this Agreement, and Seller will prepare and file all necessary Tax Returns and other documentation with respect to all such documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable Legal Requirements, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation upon 10 day prior written notice and reasonable approval by Seller.

11.5  Assignment of Intellectual Property.  Seller agrees that it will execute and deliver to Buyer any and all additional documents and/or instruments that may be reasonably requested by Buyer and necessary to vest full and complete legal and equitable title to the Intellectual Property in Buyer, without further consideration than now paid. Buyer and Seller shall each pay one-half of all costs related to the preparation, execution and registration of the National Assignment Documents referred to in 5.2(c) and for all actions and all costs whatsoever, including attorney’s fees, arising after the Closing Date and associated with the perfection of rights, title, and interest in and to the Intellectual Property.

11.6  Notice of Developments.  Seller shall promptly inform Buyer in writing of any event that would render any of the representations and warranties contained in Section 6 above inaccurate or incomplete in any respect or any breach of any covenant or obligation of Seller contained in this Section 11. No such disclosure by Seller pursuant to this Section 11.6, however, shall be deemed to cure any breach of any representation or warranty or covenant contained herein except to the extent specifically provided for in the following two sentences. From time to time commencing on the date of this Agreement and until the Closing Date, Seller shall, only with respect to any matter hereafter arising (promptly after discovery thereof) which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the disclosure Schedules with respect to any of the representations or warranties set forth in Section 6 of this Agreement, deliver to Buyer (in accordance with Section 14.2 and prominently labeled “Schedule Supplement”) written notice of any event or development (promptly after discovery thereof) that would render any statement, representation or warranty of the Seller in this Agreement, including the Schedules attached hereto, inaccurate or incomplete in any respect (each a “Schedule Supplement”); provided that each such Schedule Supplement shall be detailed with a level of specificity that is consistent with other disclosures on the Schedules attached hereto to the reasonable satisfaction of Buyer. For purposes of determining representations and warranties were accurate for purposes of satisfaction of the condition set forth in Section 9.1 the Schedules delivered by Seller hereunder shall be deemed to exclude any information contained in any such Schedule Supplement (such that no Schedule Supplement item shall cure a breach for purposes of Section 9.1; provided, however, that if Seller acknowledges in writing that as a result of such Schedule Supplement that Buyer could terminate this Agreement pursuant to Section 13(a)(vi), then if and to the extent Buyer waives its right to terminate the Agreement arising out of such Schedule Supplement, following the Closing the Buyer Indemnified Parties shall not be entitled to indemnification pursuant to Section 12 with respect to any Losses arising out of the Schedule Supplement).

12.  INDEMNIFICATION.

12.1  Survival of Representations and Warranties.

(a) In the event that the Closing occurs on or before July 15, 2009, The representations and warranties of Seller in Section 6 and Buyer in Section 7 of this Agreement shall survive the Closing and remain in full force and effect for a period ending upon the earlier to occur of:

(i) the six (6) month anniversary of the Closing; or

(ii) December 15, 2009;

(b) In the event that the Closing occurs after July 15, 2009, the representations and warranties of Seller in Section 6 and Buyer in Section 7 of this Agreement shall survive the Closing and remain in full force and effect for a period of five (5) months from the Closing Date.

The expiration date of such survival periods referred to in this Section 12.1, as applicable, shall be referred to the “Expiration Date”.

Notwithstanding any other provision herein, the survival period relating to (i) Section 6.1 (Organization of Seller; Authority), Section 6.2 (Corporate Approval; Binding Effect) Section 6.9 (Title to Acquired Assets), Section 6.14 (Intellectual Property) and Section 6.17 (Solvency), Excluded Liabilities and fraud which shall survive the Closing indefinitely and (ii) all covenants, agreements and undertakings of the Parties contained in this Agreement shall survive until fully performed or fulfilled.

12.2.  Indemnity by Seller.

(a) Subject to the conditions and limitations set forth in this Section 12.2, Seller agrees to indemnify and hold Buyer and its Affiliates, officers, directors, shareholders, accountants, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) harmless from, against and with respect to any and all Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, related to or arising out of:

(i) any breach of any representation or warranty made by Seller in this Agreement, the Transaction Documents, or any other certificate or document signed by Seller delivered or required to be delivered pursuant to this Agreement;

(ii) any breach or violation of, or failure by Seller to perform any covenant, agreement undertaking or obligation in this Agreement, the Transaction Documents, or any other certificate or document delivered or required to be delivered pursuant to this Agreement;

(iii) any claim or liability with respect to any of the Excluded Liabilities and any other liability of Seller other than Assumed Liabilities; and

(iv) any and all Losses resulting from Seller’s operation or ownership of the Program or Acquired Assets prior to the Closing Date;

(b) For purposes of calculating the amount of Losses (but not determining the existence of a breach), any limitation as to materiality or Material Adverse Effect contained in the representations and warranties will be ignored.

(c) No Buyer Indemnified Party will be entitled to indemnification under this Section 12 unless and until the aggregate amount of such Buyer Indemnified Parties’ Losses exceeds $10,000 (the “Threshold Amount”), in which case the Buyer Indemnified Party shall be entitled to be paid the aggregate amount of all such Losses (including all such Losses up to $10,000); provided, that Losses related to the following will not be subject to the Threshold Amount:

(i) a claim relating to fraud;

(ii) a breach or violation of, or failure to perform, any covenant, agreement, undertaking or obligation of Seller contained in Section 2; or

(iii) breaches of the representations or warranties contained in Section 6.1 (Organization of Seller; Authority), Section 6.2 (Corporate Approval; Binding Effect), Section 6.9 (Title to Acquired Assets), Section 6.14 (Intellectual Property) and Section 6.17 (Solvency) (the “Specified Representations”),

In each case, shall not be subject to the Threshold Amount. Notwithstanding any other provision herein, the aggregate liability of Seller under this Agreement shall be limited to $500,000; provided that there should be no such limitation with respect to Excluded Liabilities or claims related to fraud.

12.3.  Indemnity by Buyer.

(a) Subject to the conditions and limitations set forth in this Section 12.3, from and after the Closing, Buyer agrees to indemnify and hold Seller and its Affiliates, officers, directors, stockholders, accountants, employees, agents, successors and assigns (collectively, the “Seller Indemnified Parties” and together with the Buyer Indemnified Parties, the “Indemnified Parties”) harmless from, against and with respect to any and all Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Seller Indemnified

Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, related to or arising out of:

(i) any breach of any representation or warranty made by Buyer in this Agreement, the Transaction Documents or any other certificate or document signed by an officer of Buyer delivered or required to be delivered pursuant to this Agreement;

(ii) any breach or violation of, or failure by Buyer to perform any covenant, agreement, undertaking or obligation in this Agreement, the Transaction Documents or any other certificate or document signed by an officer of Buyer delivered or required to be delivered pursuant to this Agreement;

(iii) the conduct of the Program and the ownership and operation of the Acquired Assets after the Closing Date, except to the extent any Losses in this clause (a): (x) relate to, arise out of or result from a breach by Seller of any representation or warranty contained in this Agreement, (y) are an Excluded Liability or (z) are Losses to which the Buyer Indemnified Parties are entitled to indemnification under Section 12.2, in each case, including without limitation with respect to Third Party Claims; or

(iv) any claim or liability with respect to any of the Assumed Liabilities, except to the extent any Losses in this clause (d) (x) relate to, arise out of or result from a breach by Seller of any representation or warranty contained in this Agreement, or (y) are Losses to which the Buyer Indemnified Parties are entitled to indemnification under Section 12.2, in each case, including without limitation with respect to Third Party Claims.

(b) For purposes of calculating the amount of Losses (but not determining the existence of a breach), any limitation as to materiality or Material Adverse Effect contained in the representations and warranties will be ignored.

(c) No Seller Indemnified Party will be entitled to indemnification under this Section 12 with respect to breaches of representations and warranties unless and until the aggregate amount of such Seller Indemnified Parties’ Losses exceeds the Threshold Amount, in which case the Seller Indemnified Party shall be entitled to be paid the aggregate amount of all such Losses, (including all such Losses up to $10,000); provided, that any Losses relating to breaches of representations or warranties contained in Section 7.1 (Organization of Buyer; Authority) and Section 7.2 (Corporate Approval; Binding Effect) will not be subject to the Threshold Amount. Notwithstanding any other provision herein, the aggregate liability of Buyer under this Agreement shall be limited to $500,000.

12.4.  Claims.

(a)  Notice.  An Indemnified Party shall promptly notify the other party or parties hereto from whom such Indemnified Party is entitled or may reasonably be entitled to indemnification hereunder of any action, suit, proceeding, demand or breach (a “Claim”) with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 12 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

(b)  Third Party Claims.  If such Claim relates to any, suit or proceeding instituted in any tribunal or governmental authority against the Indemnified Party by a third party (a “Third Party Claim”), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim, in which case the Indemnifying Party shall have the authority to negotiate compromise and settle such Third Party Claim at their expense and through counsel of their choice, if and only if the following conditions are satisfied:

(i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

(ii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party’s own counsel advisable; and

(iii) such Third Party Claim involves only monetary damages and does not seek an injunction or other equitable relief.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

12.5.  Method and Manner of Paying Claims.  In the event of any claims under this Section 12, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, the other party will pay the full amount thereof within ten days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party.

13.  TERMINATION; ALTERNATIVE TRANSACTION.

(a) This Agreement (other than the provisions of Section 11.1 and Sections 13 and 14 hereof) may be terminated at any time prior to the Closing:

(i) by mutual written consent of all Parties to this Agreement;

(ii) by Seller, pursuant to the provisions of Section 8.1.10(c);

(iii) by either Buyer or Seller, if the approval of the stockholders of Seller required by Section 9.4 shall not have been obtained at a meeting duly convened therefor or any adjournment thereof (unless, in the case of any such termination pursuant to this Section 13(a)(iv), the failure to obtain such stockholder approval shall have been caused by the action or failure to act of the party (or its subsidiaries) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

(iv) by either Buyer or Seller, if any permanent injunction or action by any governmental entity of competent jurisdiction preventing the consummation of transactions contemplated by this Agreement shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 13(a)(v) shall have used all commercially reasonable efforts to remove such injunction or overturn such action;

(v) by Buyer, if (A) there has been a breach of any representations or warranties (as of the time such representations or warranties were made) of Seller set forth herein the effect of which, individually or together with all other such breaches, constitutes a Material Adverse Effect, (B) there has been a breach in any material respect of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of Seller, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to Seller, or (C) the Board of Directors of Seller (x) withdraws or amends or modifies in a manner materially adverse to Buyer its recommendation or approval in respect of this Agreement, (y) makes a recommendation with respect to any transaction arising out of a Favorable Third Party Proposal (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such transaction, or (z) takes any action that is prohibited by Section 8.1.10(a);

(vi) by Seller, if (A) there has been a breach of any representations or warranties (as of the time such representations or warranties were made) of Buyer set forth herein the effect of which, individually or together with all other such breaches, constitutes a Material Adverse Effect, (B) there has been a breach in any material respect of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of Buyer, which breach is not curable or, if curable, is not cured within

30 days after written notice of such breach is given by Seller to Buyer, or (C) if, except such conditions that, by their nature, can only be satisfied at Closing, all conditions set forth in Section 9 hereof have been satisfied and the Closing shall not have occurred (other than as a result of Seller’s refusal to close in violation of this Agreement);

(b) In the event of termination of this Agreement pursuant to this Section 13, the transactions contemplated by this Agreement shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in Section 13(c); provided, however, that, subject to Sections 12.2(c)(iii) and 12.3(c) herein, no such termination (or any provision of this Agreement) shall relieve any Party from liability for any damages (including, in the case of Seller, claims for damages based on the consideration that would have otherwise been payable to the stockholders of Seller, and, in the case of Buyer, claims for damages based on loss of the economic benefits of the transaction) for a knowing and intentional breach of any covenant hereunder.

(c) If this Agreement shall have been terminated pursuant to Sections 13(a)(iii) or (vi)(C), then, in any of such cases, Seller shall pay to Buyer a termination fee equal to $100,000 as liquidated damages and not as a penalty. If this Agreement shall have been terminated pursuant to Section 13(a)(vi), then, in any of such cases, Buyer shall pay to Seller a termination fee equal to $100,000 as liquidated damages and not as a penalty. Any amounts payable under this Section 13(c) shall be paid in same day funds no later than two Business Days after a termination described in this Section.

(d) The Parties acknowledge and agree that the agreements contained in this Section 13 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement. If a Party fails to promptly pay the amount due by it pursuant to this Section 13, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain such payment, the other Party commences a suit that results in judgment for such Party for such amount, the defaulting Party shall pay the other Party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit. Notwithstanding anything to the contrary in this Agreement, the parties agree that the monetary remedies set forth in Section 13 shall be the sole and exclusive remedies of (A) Seller against Buyer and any of their respective former, current or future general or limited partners, stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents for any loss suffered as a result of the failure of the Closing to be consummated except in the case of fraud or with respect to Buyer, a knowing and intentional breach as described in Section 13(b), and upon payment of such amount, neither Buyer nor any of its respective former, current or future general or limited partners, stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby except in the case of fraud or, with respect to Buyer, a knowing and intentional breach as described in Section 13(b); and (B) Buyer against Seller and any of their respective former, current or future stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents for any loss suffered as a result of the failure of the Closing to be consummated except in the case of fraud or with respect to Seller, a knowing and intentional breach as described Section 13(b), and upon payment of such amount, neither Seller nor any of its respective former, current or future stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby except in the case of fraud or, with respect to Seller, a knowing and intentional breach as described in Section 13(b).

14.  GENERAL.

14.1.  Expenses.  Except as provided in Section 11.4 (Transaction-Related Taxes) and Section 11.5 (Assignment of Intellectual Property), Seller, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’ and accountants’ fees) in connection with the transactions contemplated hereby, including the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents and the Closing, including all fees and expenses of its representatives

(the “Seller Transaction Expenses”), whether or not the transactions contemplated hereby shall be consummated.

14.2.  Notices.  All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery by recognized overnight delivery service; and upon receipt, by certified or registered mail, return receipt requested. In each case such notice shall be sent to:

If to Seller or either of them, to:

ImaRx Therapeutics, Inc.
12277 134th Court NE, Suite 202
Redmond, WA 98052
Attention: Bradford A. Zakes
Fax: (425) 821-1404
Email: bzakes@imarx.com

with a copy sent contemporaneously to:

Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, Utah 84111
Attention: Kevin Ontiveros
Fax: 801-578-6999
Email: kjontiveros@stoel.com

If to Buyer, to:

WA 32609, Inc.
20001 North Creek Parkway
Bothell, WA 98011
Attention: Gerald McMorrow

or such other place and with such other copies as any party may designate as to itself by written notice to the others.

14.3.  Entire Agreement.  This Agreement together with the other Transaction Documents and the Schedules contains the entire understanding of the parties, supersede all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

14.4.  Governing Law.  The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of Washington. Each party hereto irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought and adjudicated in the federal or the state courts of Washington situated in King County, (b) submits to the jurisdiction of any such court for the purposes of any such suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, any claim that it, he or she is not subject to the jurisdiction of the above courts, that such suit is brought in an inconvenient forum or that the venue of such suit is improper.

14.5.  Sections and Section Headings.  The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

14.6.  Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by any party without the prior written consent of the other parties hereto.

14.7.  Severability.  In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

14.8.  Further Assurances.  The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

14.9.  Tax Treatment.  Buyer and Seller shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any foreign, federal, state or local Tax, including without limitation with respect to calculation of gain, loss and basis with reference to the Allocation determined in accordance with Section 4.2 hereof.

14.10.  No Implied Rights or Remedies.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than Seller and Buyer and their successors and permitted assigns, any rights, remedies or claims under or by reason of this Agreement and this Agreement shall not be interpreted or enforced as a third party beneficiary contract.

14.11.  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.12.  Public Statements or Releases.  Each of the parties hereto agrees that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other parties hereto (which consent shall not be unreasonably withheld). Nothing contained in this Section 14.12 shall prevent any party from making such disclosures as such party may consider reasonably necessary to satisfy such party’s legal or contractual obligations, or to comply with the requirements of applicable laws and regulations (in which case the party so obligated to make such disclosure shall advise the other parties in advance).

14.13.  Business Records.  Seller acknowledge that business records of Seller relating to the operations of the Program prior to the Closing will not be conveyed to Buyer as part of the Acquired Assets, and that Buyer may from time to time require access to or copies of such records in connection with claims arising with respect to operations of the Program prior to the Closing, and Seller agrees that upon reasonable prior notice from Buyer, it will, during normal business hours, provide Buyer with either access to or, at Seller’s option, copies of such records for such purposes prior to the Closing. Buyer agrees to hold any confidential information so provided in confidence and to use such information only for the purposes described above. Seller agrees that it will not within eighteen (18) months after the Closing Date destroy any business records prepared prior to the Closing without first notifying Buyer and affording it the opportunity to remove or copy them. For purposes of the preceding sentence, any notice from Seller delivered in accordance with Section 14.2 shall be deemed to be adequate notice if not responded to in writing by Buyer within five (5) Business Days.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

IMARX THERAPEUTICS, INC.

By:	/s/ Bradford A. Zakes
Bradford A. Zakes
President and Chief Executive Officer

WA 32609, Inc.

By:	/s/ Gerald McMorrow
Name:     Gerald McMorrow

Title:	President and Founder

ANNEX B

CERTIFICATE OF AMENDMENT TO THE
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF IMARX THERAPEUTICS, INC.

ImaRx Therapeutics, Inc., a corporation organized and existing under the General Corporation law of the State of Delaware does hereby certify:

ONE:  The date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was June 23, 2000 as amended on April 12, 2001, October 8, 2002, January 22, 2003, March 26, 2004, January 25, 2006, April 12, 2006, September 7, 2006, May 4, 2007 and July 31, 2007.

TWO:  The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fifth Amended and Restated Certificate of Incorporation as follows:

Article IV shall be amended to add the following provisions in their entirety to the existing provisions of Article IV:

“Effective at 5:00 p.m. Eastern time, on the date of filing of this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be combined into a smaller number of shares such that each ten (10) shares of issued Common Stock immediately prior to the Effective Time are combined into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the combination, following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the then fair value of the Common Stock as determined by the Board of Directors.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

THREE:  Thereafter, pursuant to a resolution by the Board of Directors of the Corporation, this Certificate of Amendment was submitted to the stockholders of the corporation for their consideration and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware at a special meeting of the stockholders.

B-1

In Witness Whereof, ImaRx Therapeutics, Inc. has caused this Certificate of Amendment to the Fifth AMENDED AND RESTATED CERTIFICATE OF INCORPORATION to be signed by its President and Chief Executive Officer this   day of          , 2009.

IMARX THERAPEUTICS, INC.

By:
Bradford A. Zakes
President and Chief Executive Officer

B-2

ANNEX C

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Transition Period from to

Commission File Number 001-33043

ImaRx Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0974730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12277 134th Court NE, Suite 202, Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 821-5501
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Each Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  YES ☐     NO ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  YES ☐     NO ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for at least the past 90 days.  YES ☑     NO ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  YES ☐     NO ☑

As of February 24, 2009, there were 10,165,733 shares of the Registrant’s Common Stock outstanding. As of the last day of the most recently completed second fiscal quarter (June 30, 2008), the aggregate market value of the Common Stock of the Registrant held by non-affiliates was approximately $1.4 million, based on the closing price per share of the Registrant’s Common Stock on such date. This amount excludes an aggregate of 1,516,847 shares of Common Stock held by officers and directors and each person known by the Registrant to own 10% or more of the outstanding Common Stock. Exclusion of shares held by any person should not be construed to indicate that such person possesses the power, directly or indirectly, to direct or cause the direction of the management or policies of the Registrant, or that the Registrant is controlled by or under common control with such person.

PART I

ITEM 1.	BUSINESS

Overview

ImaRx Therapeutics, Inc., is a development stage biopharmaceutical company whose research and development efforts have focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues. We were previously engaged in the commercialization of one drug approved by the Food and Drug Administration or FDA, urokinase. Urokinase is an FDA-approved thrombolytic, or clot-dissolving agent, indicated for the treatment of acute massive pulmonary embolism. We purchased the product from Abbott Laboratories and had been selling the product since 2006 until we sold all rights to that product to Microbix Biosystems, Inc., or Microbix, in the third quarter of 2008.

On June 11, 2008, in order to preserve capital resources, we announced a restructuring that included a significant workforce reduction in which all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. In furtherance of the June 2008 restructuring we discontinued substantially all research and development activity and are now exploring strategic alternatives for our clinical-stage SonoLysis program and other Company assets.

On September 23, 2008, we divested our urokinase business to Microbix. Under the terms of the agreement, Microbix acquired the remaining urokinase inventory and related assets and assumed full responsibility for ongoing commercial and regulatory activities associated with the product. Microbix paid to us an upfront payment of $2.0 million and assumed up to $0.5 million in chargeback and other liabilities for commercial product currently in the distribution channel. If the assumed chargeback and other liabilities paid by Microbix are less than $0.5 million, Microbix will issue payment to us for the difference. An additional $2.5 million payment will be made to us upon release by the FDA of three lots of urokinase that are currently subject to a May 2008 Approvable Letter. Microbix is presently working with the FDA to secure the release of the three lots of urokinase. There can be no assurances that Microbix will be successful in securing such release in a timely manner or at all. If Microbix is unable to secure the release of the three lots we will not entitled to the additional $2.5 million payment.

We are seeking strategic alternatives that would enable the continued development of our SonoLysis program and are preserving our cash resources in order to provide sufficient resources to accomplish this objective. Historically, one of our primary sources of cash has been the sale of our urokinase product. Due to the sale of the urokinase asset to Microbix, we do not currently have any significant source of cash.

Our Development Stage Programs

SonoLysis Program.  Our SonoLysis program involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues. Our MRX-801 microspheres are a proprietary formulation of a lipid shell encapsulating an inert biocompatible gas. We believe the sub-micron size of our MRX-801 microspheres allows them to penetrate a blood clot, so that when ultrasound is applied their expansion and contraction, or cavitation, can break the clot into very small particles. We believe that our SonoLysis product candidate has the potential to treat ischemic stroke as well as a broad variety of other vascular disorders associated with blood clots.

Our initial therapeutic focus for our SonoLysis program has been ischemic stroke. Approximately 795,000 adults in the U.S., or one every 40 seconds, are afflicted with, and 150,000 die as a result of, some form of stroke each year. Stroke is currently the third leading cause of death, and the leading cause of disability, in the United States. Approximately 3 million Americans are currently disabled from stroke. The American Stroke Association estimates that approximately $68.9 billion was spent in the U.S. in 2009 for stroke-related medical costs and disability. The vast majority of strokes, approximately 87% according to the American Stroke Association, are ischemic in nature, meaning that they are caused by blood clots, while the remainder are the more deadly hemorrhagic strokes caused by bleeding in the brain. However, available treatment options for ischemic stroke are subject to significant therapeutic limitations. For example, the most widely used treatment for ischemic stroke is a clot-dissolving, or thrombolytic, drug that can be administered only during a narrow time window and poses a risk of bleeding, resulting in 7% or less of ischemic stroke patients receiving such treatment. We believe that our SonoLysis program, which involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues, has the potential to expand this narrow treatment window, thus increasing the number of stroke patients eligible to receive this therapy.

The only FDA approved drug for the treatment of ischemic stroke is tPA. The FDA has restricted tPA’s use only to patients who are able to begin treatment within three hours of onset of symptoms of ischemic stroke and who do not have certain risk factors for bleeding, such as recent surgery or taking medications that prevent clotting. To administer our SonoLysis therapy, MRX-801 microspheres are injected intravenously into the bloodstream, disperse naturally throughout the body and are carried to the site of the blood clot. Ultrasound is then administered to the site of the blood clot, and the energy from the ultrasound causes the MRX-801 microspheres to expand and contract vigorously, or cavitate. We believe this cavitation both mechanically breaks up the blood clot and helps to enhance the body’s natural clot dissolving processes. The gas released by the MRX-801 microspheres is then cleared from the body by exhaling, and the lipid shell is processed like other fats in the body. Because SonoLysis therapy has the potential to be used without a thrombolytic drug and its associated risk of bleeding, we believe SonoLysis therapy may offer advantages over existing treatments for ischemic stroke, including extending the treatment window beyond three hours from onset of symptoms and broadening treatment availability to patients for whom thrombolytic drugs are contraindicated due to risk of bleeding.

In January 2008, we suspended enrollment in our Phase I/II randomized, placebo controlled clinical trial designed to evaluate the safety, tolerability and activity of escalating doses of MRX-801microspheres and ultrasound as an adjunctive therapy to tPA treatment in subjects with acute ischemic stroke. Because the safety data following the second cohort indicated that there were a greater number of intracranial hemorrhage events observed in subjects receiving treatment relative to controls in the second cohort, we concluded the study based on these findings. This effect was not observed in subjects treated in the first cohort. We have not yet conducted any clinical trials using our proprietary MRX-801 microspheres with ultrasound to treat blood clot indications without a thrombolytic drug. We estimate that if approved by the FDA over 200,000 ischemic stroke patients in the U.S. could be eligible for SonoLysis therapy.

In furtherance of the June 2008 restructuring we discontinued substantially all research and development activity and are now evaluating strategic alternatives for funding and continuation of our clinical-stage SonoLysis program and for our other Company assets.

Additional Research Stage Opportunities.  Following our recent restructuring and significant workforce reduction, we suspended all ongoing research stage programs and are also evaluating strategic alternatives for the funding and continuation of these programs.

Our Business Strategy

Our goal is to become a leading provider of therapies for vascular disorders. In order to achieve this objective, our business strategy includes the following key elements:

•	Obtain additional funding and/or enter into strategic partnerships to gain access to the required operating capital to continue the development of our SonoLysis program, and;

•	Execute on our development plan to incrementally advance our SonoLysis program towards commercialization.

Industry Background

The formation of a blood clot is a natural process by which blood thickens and coagulates into a mass of blood cells, platelets and strands of fibrin. Thrombosis occurs when a blood clot, or thrombus, begins to block a blood vessel. Formation of a clot is the body’s primary mechanism for obstructing blood flow and curtailing bleeding from wounds or other injuries to blood vessels. Blood clots can be caused by a variety of factors other than injury or trauma, such as the rupture of vulnerable plaque in a vessel. Blood clots can also arise in connection with surgical and other medical procedures, such as catheter-based administration of dialysis or other treatments, which can lead to clotting around the site of an incision or within a penetrated blood vessel. An embolism occurs if all or part of a blood clot breaks away and lodges in another part of the body. When a blood clot blocks normal blood flow within the body, it can have a variety of undesirable effects, such as causing pain and swelling, ischemia or tissue damage, stroke, or even death.

Over 8 million people in the U.S. are afflicted each year with complications related to blood clots. Our business is currently focused on the treatment of ischemic stroke, in which safe and rapid removal of blood clots is essential.

Ischemic Stroke

Approximately 795,000 adults in the U.S., or one every 40 seconds, are afflicted with, and 150,000 die as a result of, some form of stroke each year. Stroke is currently the third leading cause of death, and the leading cause of disability, in the United States. Approximately 3 million Americans are currently disabled from stroke. The American Stroke Association estimates that approximately $68.9 billion will be spent in the U.S. in 2009 for stroke related medical costs and disability.

The vast majority of strokes, approximately 87% according to the American Stroke Association, are ischemic strokes, meaning that they are caused by blood clots, while the remainder are hemorrhagic strokes, caused by bleeding in the brain, and are more deadly. However, available treatment options for ischemic stroke are subject to significant therapeutic limitations. For example, the most widely used treatment for ischemic stroke is a clot-dissolving, or thrombolytic, drug that can be administered only during a narrow time window and poses a risk of bleeding, resulting in 7% or less of ischemic stroke patients receiving such treatment.

When blood clots block arteries that supply blood to the brain, they reduce the oxygen supply to brain tissues, a condition known as cerebral ischemia which can gradually degrade the oxygen-deprived tissues and result in long-term impairment of brain functions. More than 600,000 Americans have an ischemic stroke each year. Approximately 80% of U.S. ischemic stroke patients reach an emergency room within 24 hours after the onset of stroke symptoms, according to Datamonitor; but by contrast, only about 28% of U.S. ischemic stroke patients reach an emergency room within the FDA-mandated three-hour time window for treatment with the currently approved thrombolytic drug, tPA. Due to this three-hour treatment window and other limitations, according to Datamonitor only 1.6% to 2.7% of patients with ischemic stroke in community hospitals, and only 4.1% to 6.3% in academic hospitals or specialized stroke centers, are treated with thrombolytic therapy.

Existing Blood Clot Therapies and Their Limitations

Various different treatments currently exist for the prevention and treatment of blood clots. Aspirin and other anti-platelets as well as heparin and other anticoagulants are commonly used to prevent or reduce the incidence of blood clots, but have no effect in eliminating such blood clots once they have formed. We focus on the treatment of blood clots once they have formed. Currently available therapeutic approaches for dissolving or otherwise eradicating blood clots before they cause serious medical consequences or death fall into two categories: clot-dissolving drugs, or thrombolytics, and mechanical devices and procedures.

Thrombolytic Drugs

Thrombolytic drugs dissolve blood clots by breaking up fibrin, the protein that provides the structural scaffold of blood clots. The most widely used thrombolytic drug today is a form of tissue plasminogen activator, commonly referred to as tPA. tPA is marketed in several different formulations that are approved for a variety of specific vascular disorders and is the only thrombolytic drug currently approved for the treatment of ischemic stroke.

Thrombolytic drugs involve a variety of risks and potential side effects that can limit their usefulness:

•	Risk of Bleeding — Thrombolytic drugs dissolve blood clots, including those formed naturally as a protective response to vessel injury, which can result in bleeding. The risk of bleeding increases relative to the dosage and duration of treatment and differs among the various thrombolytic drugs. Patients who are already taking other medications to prevent formation of clots, such as anticoagulants or antiplatelets, also may not be good candidates for the use of thrombolytic drugs, due to the increased difficulty of controlling bleeding. As a result, thrombolytic drugs are approved by the FDA subject to strict limitations on when, how long and in what dosages they can be administered.

•	Time Window for Administration — Due to the risk of bleeding, which increases over time, tPA is only approved for administration to ischemic stroke patients within three hours after the onset of stroke symptoms. This three-hour window is considered to be one of the primary limiting factors in treating ischemic stroke. Approximately 28% of ischemic stroke patients in the U.S. recognize their symptoms and reach an emergency room within the three-hour window. However, due to other limitations, fewer than 7% of U.S. ischemic stroke patients ultimately receive treatment with a thrombolytic drug.

•	Possible Immune Response — Some patients experience an immune response due to the continued administration of thrombolytic drugs. For example, thrombolytic drugs that are based on non-human biological material, such as streptokinase, which is produced using streptococcus bacteria, may stimulate such an immune reaction.

Mechanical Devices and Procedures

There are several mechanical means for removing or destroying blood clots. Thrombectomy, or surgical clot removal procedures are invasive and entail delays, costs and risks that accompany any major surgery. Although these procedures are less suitable for removing blood clots from the brain, there are devices approved for these cranial surgical procedures.

In addition, there are some mechanical devices that can be introduced through a catheter-based delivery system to mechanically break up a blood clot, or to ensnare and retract a clot through the vascular system and out of the body. These mechanical devices are generally not found outside of major medical centers, as they require a catheter laboratory and skilled personnel to administer the procedure. While they do not cause the same bleeding risk as thrombolytic drugs, these mechanical interventions pose some risk of damaging other tissues during treatment, as well as a risk of breaking off a piece of the clot that can itself become the cause of a stroke or embolism in some other part of the body.

Manufacturing

We have contracted with a third party to produce the necessary quantities of our MRX-801 microspheres for clinical research purposes.

Our contract manufacturers will be subject to unannounced inspections by the FDA and corresponding foreign and state agencies to ensure strict compliance with the FDA’s current Good Manufacturing Practices, or cGMP, and other applicable governmental quality control and record-keeping regulations. We do not have control over and cannot ensure third-party manufacturers’ compliance with these regulations and standards. If one of our manufacturers fails to maintain compliance, the production of our product candidates could be interrupted, which could result in substantial delays, and additional costs.

Competition

The market for therapies to treat vascular disorders associated with blood clots is highly competitive. Numerous companies are developing competing treatments for ischemic stroke. Many of these competitors have significantly greater financial reserves than we do, and have access to greater resources. We expect that our competitors will continue to pursue the development of new or improved treatments for ischemic stroke.

Although we are unaware of any other companies that are developing microsphere technologies for therapeutic use in vascular disorders, there are two principal groups of competitors offering treatments to break up or remove blood clots: thrombolytic drug companies, and vendors of mechanical thrombectomy or similar devices.

Thrombolytic Drug Competitors

The U.S. market for thrombolytic drugs is dominated by Genentech, Inc., which manufactures tPA, the most widely used thrombolytic drug. Whereas, we are aware that other thrombolytic drugs have been under development for the treatment of ischemic stroke, Genentech’s tPA is currently the only thrombolytic drug that has been approved by the FDA for this indication. Other companies also offer or are developing thrombolytic drugs for treatment of blood clots associated with myocardial infarction and peripheral vascular occlusions, but since we view thrombolytic drugs as complementary to our SonoLysis therapy, we do not consider those product offerings or programs to be competitive with our current business strategy.

Device Competitors

One of the primary device-based treatments for ischemic stroke is the Mechanical Embolus Removal in Cerebral Ischemia retrieval system or the MERCI system, which is an intravascular catheter-based therapy marketed by Concentric Medical, Inc. This device is used to engage the clot and retract it through the catheter and out of the body. On January 7, 2008, Penumbra, Inc. announced 510(k) clearance of the Penumbra System which is also used for the revascularization of patients with acute ischemic stroke. The Penumbra System is comprised of an aspiration platform containing multiple devices that are size-matched to the specific neurovascular anatomy allowing clots to be aspirated out of intracranial vessels.

Patents and Proprietary Rights

Our success depends in part on our ability to develop a competitive advantage in the market through the use of microspheres and ultrasound for treatment of blood clots and vascular diseases in various parts of the body. Our ability to obtain intellectual property that protects our MRX-801 microspheres and ultrasound treatment in the presence or absence of drugs will be important to our success. Our strategy is to protect our proprietary positions by, among other things, filing U.S. and foreign patent applications related to our technology, inventions and improvements that are directed to the development of our business and our competitive advantages. Our strategy also includes developing know-how and trade secrets, and licensing technology related to bubbles and ultrasound from third parties.

The U.S. patents that we own cover certain applications related to microsphere compositions and methods of making and using such microspheres with ultrasound for the treatment of blood clots. Patents that cover our core technology expire between 2009 and 2024.

We have several pending patent claims, including allowed claims that have not yet issued, that cover additional elements of our microsphere technology. We plan to file additional patent applications on inventions that we believe are patentable and important to our business and intend to aggressively pursue and defend patent protection on our proprietary technologies.

Our ability to operate without infringing the intellectual property rights of others and to prevent others from infringing our intellectual property rights will also be important to our success. To this end, we have reviewed all patents owned by third parties of which we are aware that are related to microsphere technology and gas filled vesicles, in the presence or absence of ultrasound, and thrombolysis using gas filled vesicles, and believe that our current products do not infringe any valid claims of the third party patents that we have analyzed. There are a large number of patents directed to therapies for blood clots, and there may be other patents or pending patent applications of which we are currently unaware that may impair our ability to operate. We are currently not aware of any third parties infringing our issued claims.

When appropriate, we actively seek protection for our products, technologies, know-how and proprietary information by licensing intellectual property from third parties. We have obtained rights relating to our product candidates and future development programs from third parties as appropriate.

Government Regulation

We are subject to extensive regulation by the FDA and comparable regulatory agencies in state, local and foreign jurisdictions in connection with the development, manufacture and commercialization of our product candidates.

Categories of Regulation

In some cases, our product candidates may fall into multiple categories and require regulatory approval in more than one category. For example, our SonoLysis therapy involves a combination of drug and device, which would require approval as a combination product before we could market either of these therapies. Our proprietary MRX-801 microspheres, which are injected into the bloodstream, have been designated as a drug by the FDA. Outside the U.S., our product candidates are also subject to regulation as drugs or medical devices, and must meet similar regulatory hurdles as in the U.S. to gain approval and reach the market.

Drug Regulation

The process required by the FDA before drug candidates may be marketed in the U.S. generally involves the following:

•	preclinical laboratory and animal tests;

•	submission and approval of an Investigational New Drug application, or IND application;

•	adequate and well-controlled human clinical trials to establish the safety and efficacy of proposed drugs for their intended use and safety, purity and potency of biologic products for their intended use;

•	preapproval inspection of manufacturing facilities, company regulatory files and selected clinical investigators;

•	for drugs, FDA approval of a new drug application, or NDA, or FDA approval of an NDA supplement in the case of a new indication if the product is already approved for another indication.

Prior to commencing the first human clinical trial, we must submit an IND application to the FDA. The IND application automatically becomes effective 30 days after receipt by the FDA, unless the FDA within such period raises concerns or questions about the preclinical drug testing or nonclinical safety evaluation in animals, or the design or conduct of the first proposed clinical trial. In such a case, the IND application sponsor and the FDA must resolve any outstanding concerns before the clinical trial may begin. A separate submission must be made for each successive clinical trial conducted during product development. The FDA must not object to the submission before each clinical trial may start and continue. Further, an independent Institutional Review Board, or IRB, for investigations in human subjects within each medical center in which an investigator wishes to participate in the clinical trial must review and approve the preclinical drug testing and nonclinical safety evaluation and efficacy in animals or prior human clinical trials as well as the design and goals of the proposed clinical trial before the clinical trial commences at that center. Regulatory authorities, an IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

For purposes of NDA approval, human clinical trials are typically conducted in three sequential phases that may overlap. Moreover, the objectives of each phase may be split or combined, leading to Phase I/II and other similar trials that may be used to satisfy the requirements of otherwise separate clinical trials as follows:

Phase I:  Phase I clinical trials are usually conducted in normal, healthy volunteers or a limited patient population to evaluate the product candidate for safety, dosage tolerance, absorption, metabolism, distribution and excretion.

Phase II:  Phase II clinical trials are conducted in a limited patient population, the population for which the indication applies, to further identify and measure possible adverse effects or other safety risks, to determine the efficacy of the product candidate for the specific targeted disease and to determine dosage tolerance and optimal dosage. Multiple Phase II clinical trials may be conducted to obtain information prior to beginning Phase III clinical trials.

Phase III:  When Phase II clinical trials demonstrate that a dose range of the product candidate appears to be effective and has an acceptable safety profile, Phase III clinical trials are undertaken in a larger patient population to confirm clinical efficacy and to further evaluate safety at multiple, and often internationally located, clinical trial sites.

Phase II or III studies of drugs are generally required to be listed in a public clinical trials registry, such as www.clinicaltrials.gov. The FDA may require, or companies may pursue, additional clinical trials after a product is approved. These so-called Phase IV clinical studies may be made a condition to be satisfied after a drug receives approval. The results of Phase IV clinical studies may confirm the effectiveness of a product and may provide important safety information to augment the FDA’s voluntary adverse drug reaction reporting system.

The results of product development, preclinical testing and clinical trials are submitted to the FDA as part of an NDA . The submission of an NDA must be accompanied by a user fee of several hundred thousand dollars, unless a particular waiver applies. The FDA may deny approval of an NDA if the applicable regulatory criteria are not satisfied or for any other reason, or it may require additional clinical data or an additional Phase III clinical trial. Satisfaction of FDA requirements or similar requirements of state, local and foreign regulatory agencies typically takes several years.

Any products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences with the products. The FDA also closely regulates the marketing and promotion of commercialized products. A company is permitted to make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties.

Medical Device Regulation

The process required by the FDA before medical devices may be marketed in the U.S. pursuant to clearance or approval generally involves FDA review of the following:

•	product design, development and manufacture;

•	product safety, testing, labeling and storage;

•	preclinical testing in animals and in the laboratory; and

•	clinical investigations in humans.

Unless an exemption applies, each medical device distributed commercially in the U.S. requires either prior 510(k) clearance or pre-market approval, referred to as a PMA, from the FDA. The FDA classifies medical devices into one of three classes. Class I devices are subject only to general controls, such as establishment registration and device listing, labeling, medical devices reporting, and prohibitions against adulteration and misbranding. Class II medical devices require prior 510(k) clearance before they may be commercially marketed in the U.S. The FDA will clear marketing of a medical device through the 510(k) process if the FDA is satisfied that the new product has been demonstrated to have the same intended use and is substantially equivalent to another legally marketed device, including a 510(k)-cleared, or predicate, device, and otherwise meets the FDA’s requirements. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a predicate device, are placed in Class III, generally requiring submission of a PMA supported by clinical trial data. Currently we have one shaker device that is a Class I device that we use to form our MRX-801 microspheres.

To obtain 510(k) clearance, a notification must be submitted to the FDA demonstrating that a proposed device is substantially equivalent to a predicate device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of a PMA application. The FDA’s 510(k) clearance process generally takes from three to 12 months from the date the application is submitted, but can take significantly longer. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously-cleared device or use, the device is automatically placed into Class III, requiring the submission of a PMA. Any modification to a 510(k)-cleared device that would constitute a major change in its intended use, design or manufacture, requires a new 510(k) clearance or, possibly, in connection with safety and effectiveness, a PMA.

Clinical trials are generally required to support a PMA application and are sometimes required for 510(k) clearance. To perform a clinical trial in the U.S. for a significant risk device, prior submission of an application for an Investigational Device Exemption, or IDE to the FDA is required. An IDE amendment must also be submitted before initiating a new clinical study under an existing IDE, such as initiating a pivotal clinical trial following the conclusion of a feasibility clinical trial. The FDA responds to an IDE or an IDE amendment for a new clinical trial within 30 days. The FDA may approve the IDE or amendment, grant an approval with certain conditions, or identify deficiencies and request additional information. It is common for the FDA to require additional information before approving an IDE or amendment for a new clinical trial, and thus final FDA approval on a submission may require more than the initial 30 days. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, and any available data on human clinical experience, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The animal and laboratory testing must meet the FDA’s good laboratory practice requirements.

Clinical trials are subject to extensive recordkeeping and reporting requirements. Our clinical trials must be conducted under the oversight of an IRB for the relevant clinical trial sites and must comply with FDA regulations, including but not limited to those relating to good clinical practices. We, the FDA or the IRB may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits. Even if a clinical trial is completed, the results of clinical testing may not adequately demonstrate the safety and efficacy of the device or may otherwise not be sufficient to obtain FDA approval to market the product in the U.S. Similarly, in Europe the clinical study must be approved by a local ethics committee and in some cases, including studies with high-risk devices, by the ministry of health in the applicable country.

Once a device is in commercial distribution, we or our agents are subject to ongoing regulatory compliance including Quality System Regulation and cGMP compliance, recordkeeping, adverse experience reporting, and conformity of promotion and advertising materials to the approved instructions for use.

Regulatory Enforcement

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	product recalls or market withdrawals;

•	customer notifications, repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusal to grant new regulatory approvals;

•	withdrawing NDAs, 510(k) clearance or PMA that have already been granted; and

•	criminal prosecution.

Employees

We have two full-time employees who are engaged in executive, administrative, accounting and business development functions. None of our employees is covered by a collective bargaining agreement.

Available Information

Our Internet website address is www.imarx.com. We provide free access to various reports that we file with, or furnish to, the United States Securities and Exchange Commission, or SEC, through our website, as soon as reasonably practicable after they have been filed or furnished. These reports include, but are not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports. Our SEC reports can be accessed through the investor relations section of our website, or through www.sec.gov. Also available on our website are printable versions of ImaRx’s Code of Conduct and charters of the Audit, Compensation, and Nominating and Governance Committees of our Board of Directors. Information on our website does not constitute part of this annual report on Form 10-K or any other report we file or furnish with the SEC.

ITEM 1A.	RISK FACTORS

The following important factors, among others, could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this Annual Report on Form 10-K or presented elsewhere by management from time to time.

Risks Related to Our Business and Industry

Unless we are able to generate sufficient product or other revenue, we will continue to incur losses from operations and may never achieve or maintain profitability.

We have a history of net losses and negative cash flow from operations since inception. As of December 31, 2008, we had an accumulated deficit of $91.3 million. We have incurred losses in each year since our inception. Our net losses applicable to common stockholders for the fiscal years ended December 31, 2008 and 2007 were $10.1 million and $18.6 million, respectively. We currently do not have sufficient cash resources to further product development activities. However, if and when we are successful in obtaining such resources, we expect our product development expenses to increase in connection with our ongoing and future product development initiatives. Because of the numerous risks and uncertainties associated with developing new medical drugs and devices, we are unable to predict the extent of any future losses or when we will become profitable, if ever.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

We have received an audit report from our independent registered accounting firm containing an explanatory paragraph stating that our historical recurring losses from operations which has resulted in an accumulated deficit of $91.3 million at December 31, 2008 raises substantial doubt about our ability to continue as a going concern.

We will need additional capital to fund our present operations beyond the third quarter 2009. If we are unable to identify or consummate an attractive strategic transaction for our SonoLysis program or our other assets in a timely manner we may be forced to delay, reduce or eliminate these activities and we may be unable to timely pay our debts.

We do not currently have sufficient cash resources to fund any product development activities. Our current activities are directed toward securing an attractive strategic transaction for our SonoLysis program and our other assets. We believe that our cash and cash equivalents will be sufficient to fund these activities and other demands and commitments into the third quarter 2009. Our funding requirements will, however, depend on numerous factors, including:

•	whether Microbix is successful in obtaining lot release from the FDA with respect to the three lots currently subject to an FDA Approvable Letter:

•	the timing and amount of revenue from a strategic transaction for our clinical-stage SonoLysis program and our other assets;

•	personnel, facilities and equipment requirements; and

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs, if any, and the result of any such litigation.

We cannot be certain that we will generate any additional funding. We may be forced to accept terms on a strategic transaction that are highly dilutive or otherwise disadvantageous to our existing stockholders. If we are unable to secure adequate financing, we could be required to liquidate the remaining assets.

Our competitors generally are larger than we are, have greater financial resources available to them than we do and may have a superior ability to develop and commercialize competitive products. In addition, if our competitors have products that are approved in advance of ours, marketed more effectively or demonstrated to be safer or more effective than ours, our commercial opportunity will be reduced or eliminated and our business will be harmed.

Our industry sector is intensely competitive, and we expect competition to continue to increase. Many of our actual or potential competitors have substantially longer operating histories and greater financial, research and development and marketing capabilities than we do. Many of them also have substantially greater experience than we have in undertaking preclinical studies and clinical trials, obtaining regulatory approvals and manufacturing and distributing products. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical companies. In addition, academic institutions, government agencies and other public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for product development and marketing. We may not be able to develop products that are more effective or achieve greater market acceptance than our competitors’ products. Any company that brings competitive products to market before us may achieve a significant competitive advantage.

We believe that the primary competitive factors in the market for treatments of vascular disorders include safety and efficacy, access to and acceptance by leading physicians, cost-effectiveness, physician relationships and sales and marketing capabilities. We may be unable to compete successfully on the basis of any one or more of these factors, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to develop, manufacture and commercialize our product candidate, we may not generate sufficient revenue to continue our business.

The process to develop, obtain regulatory approval for and commercialize potential drug candidates is long, complex and costly. Our proprietary SonoLysis microsphere technology has not been used in clinical trials other than our concluded Phase I/II clinical trial. As a result, our business in the near term is substantially dependent upon our ability to complete development, obtain regulatory approval for and commercialize our SonoLysis product candidate in a timely manner. If we are unable to commercialize or license our SonoLysis product candidates, we may not be able to earn sufficient revenue to continue our business.

We do not plan to manufacture any of our product candidates and will depend on commercial contract manufacturers to manufacture our products.

We do not have our own manufacturing facilities, have no experience in large-scale product manufacturing, and do not intend to develop such facilities or capabilities. Our ability to conduct clinical trials and commercialize our product candidates will depend, in part, on our ability to manufacture our products through contract manufacturers. For all of our product candidates, we or our contract manufacturers will need to have sufficient production and processing capacity to support human clinical trials, and if those clinical trials are successful and regulatory approvals are obtained, to produce products in commercial quantities. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical trials, regulatory submissions and commercialization of our products. In addition, we will be dependent on such contract manufacturers to adhere to the FDA’s current Good Manufacturing Practices, or cGMP, and other regulatory requirements.

Establishing contract manufacturing is costly and time-consuming and we cannot be certain that we will be able to engage contract manufacturers who can meet our quantity and quality requirements in a timely manner and at competitive costs. The manufacturing processes for our product candidates have not yet been tested at commercial levels, and it may not be possible to manufacture such materials in a cost-effective manner. Further, there is no guarantee that the components of our proposed drug product candidates will be available to our manufacturers when needed on terms acceptable to us.

Our product candidates may never achieve market acceptance.

We cannot be certain that our products will achieve any degree of market acceptance among physicians and other health care providers and payers, even if necessary regulatory approvals are obtained. We believe that recommendations by physicians and other health care providers and payers will be essential for market acceptance of our products, and we cannot be certain we will ever receive any positive recommendations or reimbursement. Recently, the labels of certain microspheres currently being commercialized as contrast agents for use in echocardiography were revised by the FDA to include warnings with respect to certain serious cardiopulmonary reactions, including fatalities observed when the bubbles were administered during echocardiography. One of the microspheres marketed under the brand name Definity® is similar in composition to our MRX-801 microsphere. As a result, our MRX-801 microsphere, if approved, may receive a similar warning that could negatively impact use of our product by physicians and may require us to conduct additional clinical tests, which would increase our development costs and may delay commercialization of our product. Physicians will not recommend our products unless they conclude, based upon clinical data and other factors, that our products are safe and effective. We are unable to predict whether any of our product candidates will ever achieve market acceptance, either in the U.S. or internationally. A number of factors may limit the market acceptance of our products, including:

•	the timing and scope of regulatory approvals of our products and market entry compared to competitive products;

•	the safety and efficacy of our products, including any inconveniences in administration, as compared to alternative treatments;

•	the rate of adoption of our products by hospitals, doctors and nurses and acceptance by the health care community;

•	the product labeling and marketing claims permitted or required by regulatory agencies for each of our products;

•	the competitive features of our products, including price, as compared to competitive products;

•	the availability of sufficient third party coverage or reimbursement for our products;

•	the extent and success of our sales and marketing efforts; and

•	possible unfavorable publicity concerning our products or any similar products.

If our products are not commercialized, our business will be materially harmed.

Technological change and innovation in our market sector may cause our products to become obsolete shortly after or even before such products reach the market.

New products and technological development in the pharmaceutical and medical device industries may adversely affect our ability to complete required regulatory requirements and introduce our product candidates into the market or may render our products obsolete. The markets into which we plan to introduce our products are characterized by constant and sometimes rapid technological change, new and improved product introductions, changes in regulatory requirements, and evolving industry standards. Our ability to execute our business plan will depend to a substantial extent on our ability to identify new market trends and develop, introduce and support our candidate products on a timely basis. If we fail to develop and commercialize our product candidates on a timely basis, we may be unable to compete effectively. If we eventually succeed at obtaining regulatory approval for commercial sale of our product candidate, competitive developments may have diminished our product opportunities, which would have an adverse impact on our business prospects and financial condition.

We intend to rely heavily on third parties to implement critical aspects of our business strategy, and our failure to enter into and maintain these relationships on acceptable business terms, or at all, would materially adversely affect our business.

We intend to rely on third parties for certain critical aspects of our business, including:

•	manufacturing of our MRX-801 and other proprietary microspheres;

•	conducting clinical trials;

•	conducting preclinical studies;

•	preparing, submitting and maintaining regulatory records sufficient to meet the requirements of the FDA; and

•	customer logistics and distribution of our products.

We do not currently have agreements in place for all of these services. Although we use a third party manufacturer to produce MRX-801 microspheres for our research purposes on a purchase order basis, that third party may not have the capacity to produce the volume of MRX-801 microspheres necessary for commercial sales. To the extent that we are unable to maintain the relationships we have in place or to enter into any one or more of the additional relationships necessary to conduct our business on commercially reasonable terms, or at all, or to eliminate the need for any such relationship by establishing our own capabilities in a particular functional area in a timely manner, we could experience significant delays or cost increases that could have a material adverse effect on our ability to develop, manufacture and commercialize our product and product candidates.

We rely on third party products, technology and intellectual property, which could negatively affect our ability to sell our MRX-801 microspheres or other products commercially or could adversely affect our ability to derive revenue from such products.

Our SonoLysis program may require the use of multiple proprietary technologies, including commercially available ultrasound devices and patented technologies. Manufacturing our products or customizing related ultrasound devices may also require licensing technologies and intellectual property from third parties. Obtaining and maintaining licenses for these technologies may require us to make royalty payments or other payments to several third parties, potentially reducing our revenue or making the cost of our products commercially prohibitive. We cannot be certain that we will be able to establish any or all of the partnering relationships and technology licenses that may be necessary for the pursuit of our business strategy, or, even if such relationships can be established, that they will be on terms favorable to us or that they can be managed in a way that will assist us in executing our business plan.

We have only two full-time employees and consulting relationships with certain key consultants to provide necessary services. We may not have sufficient personnel to effectively identify or consummate an attractive strategic transaction for our clinical-stage SonoLysis program and other Company assets in a timely manner, or at all.

Our success depends substantially on the services of our two employees and key consultants. The loss of the services of one or more of these persons could have a material adverse effect on our business. Each of these persons may terminate his or her relationship with us without notice and without cause or good reason. Our ability to identify or consummate an attractive strategic transaction for our clinical-stage SonoLysis program and other Company assets is substantially dependent on these persons and without them we cannot be certain that we will be able to do accomplish our business objectives.

We may be unable to manage our company’s growth effectively.

If we engage in a pivotal clinical trial or commercialization efforts in the future, our business will undergo significant growth. For example, we may have to expand existing operations in order to conduct a pivotal trial and additional clinical trials, increase our contract manufacturing capabilities, hire and train new personnel to handle the marketing and sales of our products, assist in obtaining reimbursement for the use of our products, and create and develop new applications for our technology. Such growth may place significant strain on our management, financial and operational resources. Successful growth is also dependent upon our ability to implement appropriate financial and management controls, systems, and procedures. Our ability to effectively manage growth depends on our success in attracting and retaining highly qualified personnel, for which the competition may be intense. If we fail to manage these challenges effectively, our business could be harmed.

We depend on patents and other proprietary rights, some of which are uncertain and unproven. Further, our patent portfolio and other intellectual property rights are expensive to maintain, protect against infringement claims by third parties, and enforce against third party infringements, and are subject to potential adverse claims.

Because we are developing product candidates that rely on advanced and innovative technologies, our ability to execute our business plan will depend in large part on our ability to obtain and effectively use patents and licensed patent rights, preserve trade secrets and operate without infringing upon the proprietary rights of others.

The patent position of pharmaceutical, medical device and biotechnology companies in general is highly uncertain and involves complex legal and factual questions. Effective intellectual property protection may also be unavailable or limited in some foreign countries. We have not pursued foreign patent protection in all jurisdictions or for all of our patentable intellectual property. As a result, our patent protection for our intellectual property will likely be less comprehensive if and when we commence international sales.

There are also companies that are currently commercializing FDA approved microspheres-based products for diagnostic uses. These companies may promote these products for off-label uses which may directly compete with our products when and if approved. Additionally, physicians may prescribe the use of such products for off-label indications which could have the impact of reducing our revenues for our product candidates when and if approved.

In the U.S. and internationally, enforcing intellectual property rights against infringing parties is often costly. Pending patent applications may not issue as patents and may not issue in all countries in which we develop, manufacture or sell our products or in countries where others develop, manufacture and sell products using our technologies. Patents issued to us may be challenged and subsequently narrowed, invalidated or circumvented. In February 2005, a third party filed an opposition claim to one of our patents in Europe that relates to targeted bubbles for therapeutic and diagnostic use. The third party agreed to voluntarily dismiss and terminate this claim, but other such conflicts could occur and could limit the scope of the patents that we may be able to obtain or may result in the denial of our patent applications. If a third party were to obtain intellectual property protection for any of the technologies upon which our business strategy is based, we could be required to challenge such protections, terminate or modify our programs that rely on such technologies or obtain licenses for use of these technologies. For example, in July 2003 we received a notice from a third party who owns a patent relating to the administration of ultrasound to break up blood clots indicating that we may need a license to its patent if we intend to administer our therapies according to its patented method. Although we do not intend to administer our therapies according to the third party’s patented method, other similar third party patents, if valid, could require us to seek a license that may not be available on terms acceptable to us or at all, could impose limitations on how we administer our therapies, and may require us to adopt restrictions or requirements as to the manner of administration of our products that we might not otherwise adopt to avoid infringing patents of others. Moreover, we may not have the financial resources to protect our patent and other intellectual property rights and, in that event, our patents may not afford meaningful protection for our technologies or product candidates, which would materially adversely affect our ability to develop and market our product candidates and to generate licensing revenue from our patent portfolio.

Additional risks related to our patent rights and other proprietary rights include:

•	challenge, invalidation, circumvention or expiration of issued patents already owned by or licensed to us;

•	claims by our consultants, key employees or other third parties that our products or technologies are the result of technological advances independently developed by them and, therefore, not owned by us;

•	our failure to pay product development costs, license fees, royalties, milestone payments or other compensation required under our technology license and technology transfer agreements, and the subsequent termination of those agreements;

•	failure by our licensors or licensees to comply with the terms of our license agreements;

•	misrepresentation by technology owners of the extent to which they have rights to the technologies that we purport to acquire or license from them; and

•	loss of rights that we have licensed due to our failure or decision not to fund further research or failure to achieve required development or commercialization milestones or otherwise comply with our obligations under the license and technology transfer agreements.

If any of these events occurs, our business may be harmed.

Other companies may claim that we infringe their patents or trade secrets, which could subject us to substantial damages.

A number of third parties, including certain of our competitors, have developed technologies, filed patent applications or obtained patents on technologies and compositions that are related to aspects of our business, including thrombolytic drug therapy, microspheres and ultrasound. Such third parties may sue us for infringing their patents. If we face an infringement action, defending against such an action could require substantial resources that may not be available to us. In the event of a successful claim of infringement against us, we may be required to:

•	pay substantial damages;

•	stop using infringing technologies and methods;

•	stop certain research and development efforts;

•	develop non-infringing products or methods; and

•	obtain one or more licenses from third parties.

Any claims of infringement could cause us to incur substantial costs and could divert management’s attention away from our business in defending against the claim, even if the claim is invalid. A party making a claim could secure a judgment that requires us to pay substantial damages. A claim of infringement could also be used by our competitors to delay market introduction or acceptance of our products. If we are sued for infringement, we could encounter substantial delays in development, manufacture and commercialization of our product candidates. Any litigation, whether to enforce our patent rights or to defend against allegations that we infringe third party rights, will be costly and time consuming and will likely distract management from other important tasks.

Our rights to develop and commercialize our SonoLysis product candidate is subject to the terms and conditions of licenses or sublicenses granted to us by third parties, including other pharmaceutical companies, that contain restrictions that may limit our ability to capitalize on this product.

Our SonoLysis therapy product candidate is based in part on patents and other intellectual property that we license or sublicense from third parties. Our rights to develop and commercialize this product candidate using intellectual property licensed from UNEMED Corporation may terminate, in whole or in part, if we fail to pay royalties to third party licensors, or if we fail to comply with certain restrictions regarding our development activities. In the event of an early termination of any such license or sublicense agreement, rights licensed and developed by us under such agreements may be extinguished, and our rights to the licensed technology may revert back to the licensor. Any termination or reversion of our rights to develop or commercialize any such product candidate may have a material adverse effect on our business.

We are party to an agreement with Bristol-Myers Squibb that restricts us from using our bubble technology for non-targeted diagnostic imaging applications. Bristol-Myers Squibb also has a right of first negotiation should we wish to license to a third party any of our future products or technology related to the use of bubbles for targeted imaging of blood clots, or breaking up blood clots with ultrasound and bubbles. Bristol-Myers Squibb has waived its rights under this agreement with respect to our current generation of MRX-801 microspheres that we are developing for breaking up blood clots, as well as a new generation of MRX-802 microspheres that we are developing for breaking up blood clots that include targeting mechanisms to cause the bubbles to attach to blood clots. This right of first negotiation for future technology we may develop in these applications could adversely impact our ability to attract a partner or acquirer for SonoLysis therapy.

In addition, we have been awarded various government funding grants and contracts from The National Institutes of Health and other government agencies. These grants include provisions that provide the U.S. government with the right to use the technologies developed under such grants for certain uses, under certain circumstances. If the government were to exercise its rights, our ability to commercialize such technology would likely be impaired.

We could be exposed to significant product liability claims, which could be time consuming and costly to defend, divert management attention and adversely impact our ability to obtain and maintain insurance coverage. The expense and potential unavailability of insurance coverage for our company or our customers could adversely affect our ability to sell our products, which would negatively impact our business.

We face a risk of product liability exposure related to the testing of our product candidates in clinical trials and will face even greater risks upon any commercialization by us of our product candidates. Thrombolytic drugs are known to involve certain medical hazards, such as risks of bleeding or immune reactions. Our product candidates may also involve presently unknown medical risks of equal or even greater severity. Product liability claims or other claims related to our products, or their off-label use, regardless of their merits or outcomes, could harm our reputation in the industry, and reduce our product sales. Additionally, any lawsuits or product liability claims against us may divert our management from pursuing our business strategy and may be costly to defend. Further, if we are held liable in any of these lawsuits, we may incur substantial liabilities and may be forced to limit or forego further commercialization of one or more of our products. A product liability related claim or recall could be materially detrimental to our business. Our current product liability insurance, which provides us with $10 million of coverage in the aggregate, may be insufficient. We may not be able to obtain or maintain such insurance in adequate amounts, or on acceptable terms, to provide coverage against potential liabilities. The product liability coverage we currently have for our clinical trials may be insufficient to cover fully the costs of any claim or any ultimate damages we may be required to pay. Our inability to obtain or maintain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or limit the commercialization of any products we develop, and could leave us exposed to significant financial losses relating to any products that we do develop and commercialize.

If we use hazardous or biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our research and development activities involve the controlled use of potentially hazardous substances, including toxic chemical and biological materials. Our operations produce hazardous waste products. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these hazardous and biological materials. While we believe that we are currently in compliance with these laws and regulations, continued compliance may be expensive, and current and future environmental regulations may impair our research, development and manufacturing efforts. In addition, if we fail to comply with these laws and regulations at any point in the future, we may be subject to criminal sanctions and substantial civil liabilities and could be required to suspend or modify our operations. Even if we continue to comply with all applicable laws and regulations regarding hazardous materials, we cannot eliminate the risk of accidental contamination or discharge and our resultant liability for any injuries or other damages caused by these accidents. Although we maintain general liability insurance, this insurance may not fully cover potential liabilities for these damages, and the amount of uninsured liabilities may exceed our financial resources and materially harm our business.

The FDA approval process for drugs involves substantial time, effort and financial resources, and we may not receive any new approvals for our product candidates on a timely basis, or at all.

The process required by the FDA before product candidates may be marketed in the U.S. generally involves the following:

•	preclinical laboratory and animal testing;

•	submission of an IND application which must become effective before clinical trials may begin;

•	adequate and well-controlled human clinical trials to establish the safety and efficacy of proposed drugs or biologics for their intended use;

•	pre-approval inspection of manufacturing facilities, company regulatory files and selected clinical investigators; and

•	FDA approval of a new drug application, or NDA, or FDA approval of an NDA supplement in the case of a new indication if the product is already approved for another indication.

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any new approvals for our product candidates will be granted on a timely basis, if at all. We have failed in the past, and may in the future fail, to make timely submissions of required reports or modifications to clinical trial documents, and such delays as well as possible errors or omissions in such submissions could endanger regulatory acceptance of clinical trial results or even our ability to continue with our clinical trials.

The results of product development, preclinical tests and clinical trials are submitted to the FDA as part of an NDA, or as part of an NDA supplement. The FDA may deny approval of an NDA or NDA supplement if the applicable regulatory criteria are not satisfied, or it may require additional clinical data or an additional pivotal Phase III clinical trial. Even if such data are submitted, the FDA may ultimately decide that the NDA or NDA supplement does not satisfy the criteria for approval. The FDA may move to withdraw product approval, once issued, if ongoing regulatory standards are not met or if safety problems occur after the product reaches the market. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products which have been commercialized, and the FDA may move to prevent or limit further marketing of a product based on the results of these post-marketing programs.

Satisfaction of FDA requirements or similar requirements of state, local and foreign regulatory agencies typically takes several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. Government regulation may delay or prevent marketing of product candidates for new indications for a considerable period of time and impose costly procedures upon our activities. The FDA or any other regulatory agency may not grant approvals for new indications for our product candidates on a timely basis, if at all. Success in early stage clinical trials does not ensure success in later stage clinical trials. Data obtained from clinical trials is not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. Even if a product candidate receives regulatory approval, the approval may be significantly limited to specific disease states, patient populations and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delays in obtaining, or failures to obtain, additional regulatory approvals for our products would harm our business. In addition, we cannot predict what adverse governmental regulations may arise from future U.S. or foreign governmental action.

The FDA’s policies may change and additional government regulations may be enacted, which could prevent or delay regulatory approval of our product candidates or approval of new indications for our product candidates. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or internationally.

If we or our contract manufacturers fail to comply with applicable regulations, sales of our products could be delayed and our revenue could be harmed.

Every medical product manufacturer is required to demonstrate and maintain compliance with cGMP. We and any third party manufacturers or suppliers with whom we enter into agreements will be required to meet these requirements. Our contract manufacturers will be subject to unannounced inspections by the FDA and corresponding foreign and state agencies to ensure strict compliance with cGMP and other applicable government quality control and record-keeping regulations. In addition, transfer of ownership of products triggers a mandatory manufacturing inspection requirement from the FDA. We cannot be certain that we or our contract manufacturers will pass any of these inspections. If we or our contract manufacturers fail one of these inspections in the future, our operations could be disrupted and our manufacturing and sales delayed significantly until we can demonstrate adequate compliance. If we or our contract manufacturers fail to take adequate corrective action in a timely fashion in response to a quality system regulations inspection, the FDA could shut down our or our contract manufacturers’ manufacturing operations and require us, among other things, to recall our products, either of which would harm our business.

Failure to comply with cGMP or other applicable legal requirements can lead to federal seizure of violative products, injunctive actions brought by the federal government, and potential criminal and civil liability on the part of a company and its officers and employees. Because of these and other factors, we may not be able to replace our manufacturing capacity quickly or efficiently in the event that our contract manufacturers are unable to manufacture our products at one or more of their facilities. As a result, the sale and marketing of our products could be delayed or we could be forced to develop our own manufacturing capacity, which would require substantial additional funds and personnel and compliance with extensive regulations.

Our products will remain subject to ongoing regulatory review even if they receive marketing approval. If we fail to comply with applicable regulations, we could lose these approvals, and the sale of our products could be suspended.

Even if we receive regulatory approval to market a particular product candidate, the FDA or foreign regulatory authority could condition approval on conducting additional and costly post-approval clinical trials or could limit the scope of approved labeling. Moreover, the product may later cause adverse effects that limit or prevent its widespread use, force us to withdraw it from the market or impede or delay our ability to obtain regulatory approvals in additional countries. In addition, the manufacturer of the product and its facilities will continue to be subject to FDA review and periodic inspections to ensure adherence to applicable regulations. After receiving marketing approval, the FDA imposes extensive regulatory requirements on the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product. We may not promote or advertise any future FDA-cleared or approved products for use outside the scope of our product’s label or make unsupported promotional claims about the benefits of our products. If the FDA determines that our claims are outside the scope of our label or are unsupported, it could require us to revise our promotional claims, correct any prior statements or bring an enforcement action against us. Moreover, the FDA or other regulatory authorities may bring charges against us or convict us of violating these laws, and we could become subject to third party litigation relating to our promotional practices and there could be a material adverse effect on our business.

If we fail to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities or discover previously unknown problems with our products, manufacturers or manufacturing processes, we could be subject to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers or manufacturing processes;

•	warning letters;

•	civil or criminal penalties or fines;

•	injunctions;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	suspension or withdrawal of regulatory approvals;

•	total or partial suspension of production; and

•	refusal to approve pending applications of marketing approval of new drugs or supplements to approved applications.

If we were subject to any of the foregoing actions by the FDA, our sales could be delayed, our revenue could decline and our reputation among clinicians, doctors, inventors and research and academic institutions could be harmed.

Marketing and reimbursement practices and claims processing in the pharmaceutical and medical device industries are subject to significant regulation in the U.S.

In addition to FDA restrictions on marketing of pharmaceutical products, several other state and federal laws have been applied to regulate certain marketing practices in the pharmaceutical and medical device industries in recent years, in particular anti-kickback statutes and false claims statutes.

The federal health care program anti-kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any health care item or service reimbursable under Medicare, Medicaid or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers and formulary managers on the other. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from potential liability, the exemptions and safe harbors are drawn narrowly. Practices that involve remuneration intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our future practices may not in all cases meet the criteria for safe harbor protection from anti-kickback liability.

Federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government, or knowingly making, or causing to be made, a false statement to have a false claim paid. For example, several pharmaceutical and other health care companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the company’s marketing of the product for unapproved, and thus non-reimbursable, uses. The majority of states also have statutes or regulations similar to the federal anti-kickback and false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payer. Sanctions under these federal and state laws may include civil monetary penalties, exclusion of a manufacturer’s products from reimbursement under government programs, criminal fines and imprisonment.

Because of the breadth of these laws and the limited safe harbors, it is possible that some of our commercial activities in the future could be subject to challenge under one or more of such laws. Such a challenge could have a material adverse effect on our business.

If we seek regulatory approvals for our products in foreign jurisdictions, we may not obtain any such approvals.

We may market our products outside the U.S., either with a commercial partner or alone. To market our products in foreign jurisdictions, we will be required to obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and jurisdictions and can involve additional testing, and the time required to obtain foreign approvals may differ from that required to obtain FDA approval. We have no experience with obtaining any such foreign approvals. Additionally, the foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. For all of these reasons, we may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or jurisdictions or by the FDA. We may not be able to submit applications for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Common Stock

Our principal stockholders and management own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our executive officer, current directors and holders of five percent or more of our common stock own a significant portion of our common stock. These stockholders significantly influence the composition of our Board of Directors, retain the voting power to approve some matters requiring stockholder approval and continue to have significant influence over our operations. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

If our stock price is volatile, purchasers of our common stock could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general and the market for small healthcare companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The price for our common stock may be influenced by many factors, including:

•	results of our clinical trials;

•	announcements of technological innovations or new products by us or our competitors;

•	delays in obtaining regulatory approvals for clinical trials or commercial marketing efforts;

•	the success rate of our discovery efforts, animal studies and clinical trials;

•	developments or disputes concerning patents or proprietary rights, including announcements of infringement, interference or other litigation regarding these rights;

•	the willingness of collaborators to commercialize our products and the timing of commercialization;

•	ability to manufacture our products;

•	changes in our strategic relationships which adversely affect our ability to acquire or commercialize products;

•	announcements concerning our competitors or the health care industry in general;

•	public concerns over the safety of our products or our competitors’ products;

•	changes in governmental regulation of the health care industry;

•	litigation or other disputes with third parties;

•	actual or anticipated fluctuations in our operating results from period to period;

•	variations in our quarterly results;

•	changes in financial estimates or recommendations by securities analysts;

•	changes in accounting principles;

•	the loss of any of our key personnel;

•	sales or anticipated sales of our common stock;

•	investors’ perceptions of us;

•	general economic, industry and market conditions.

A decline in the market price of our common stock could cause investors to lose some or all of their investment and may adversely impact our ability to attract and retain employees and raise capital. In addition, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

We are at risk of securities class action litigation due to our stock price volatility.

We are at risk of being subject to securities class action lawsuits if our stock price declines substantially. Securities class action litigation has often been brought against other companies following a decline in the market price of its securities. While no securities class action claims have been brought against us, it is possible that lawsuits will be filed based on such stock price declines naming our company, directors, and officers. Securities litigation could result in substantial costs, divert management’s attention and resources, and seriously harm our business, financial condition and results of operations.

If there are substantial sales of common stock, our stock price could decline.

If our existing stockholders sell a large number of shares of common stock or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly.

The financial reporting obligations of being a public company and other laws and regulations relating to corporate governance matters place significant demands on our management and cause increased costs.

The laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and new rules adopted or proposed by the Securities and Exchange Commission, will result in ongoing costs to us as we comply with new and existing rules and regulations and respond to requirements under such rules and regulations. We are required to comply with many of these rules and regulations, and will be required to comply with additional rules and regulations in the future. With limited capital and human resources, management’s time and attention will be diverted from our business in order to ensure compliance with these regulatory requirements. This diversion of management’s time and attention as well as ongoing legal and compliance costs may have a material adverse effect on our business, financial condition and results of operations.

Failure of our internal control over financial reporting could harm our business and financial results.

Our management is responsible for establishing and maintaining effective internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the U.S. Internal control over financial reporting includes: (i) maintaining reasonably detailed records that accurately and fairly reflect our transactions; and (ii) providing reasonable assurance that we (a) record transactions as necessary to prepare the financial statements, (b) make receipts and expenditures in accordance with management authorizations, and (c) would timely prevent or detect any unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. As a result of the restructuring plan initiated in June 2008 management believes that there have been changes in our internal control environment that have materially affected our internal control over financial reporting. Based on that evaluation, our principal executive officer and principal financial officer concluded that our internal control over financial reporting was ineffective as of the end of the period covered by this report.

Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that we would prevent or detect a misstatement of our financial statements or fraud. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report financial results accurately and timely or to detect and prevent fraud. A significant financial reporting failure could cause an immediate loss of investor confidence in our management and a sharp decline in the market price of our common stock.

If we do not achieve our projected business goals in the time frames we announce and expect, our stock price may decline.

From time to time, we estimate and publicly announce expectations for future financial results and the anticipated timing of the accomplishment of various clinical, regulatory and product development goals. These statements, which are forward-looking statements, include but are not limited to our estimates regarding cash use, operating losses, progress and timing of our clinical trials, when trial data will be publicly disclosed, and when we expect to obtain FDA approval for or begin to receive revenue from any of our products. These estimates are, and must necessarily be, based on a variety of assumptions. The timing of the actual achievement of these milestones may vary dramatically compared to our estimates, in some cases for reasons beyond our control. Our failure to meet any publicly-announced goals may be perceived negatively by the public markets, and, as a result, our stock price may decline.

Anti-takeover defenses that we have in place could prevent or frustrate attempts to change our direction or management.

Provisions of our amended and restated certificate of incorporation and bylaws and applicable provisions of Delaware law may make it more difficult or impossible for a third party to acquire control of us without the approval of our Board of Directors. These provisions:

•	limit who may call a special meeting of stockholders;

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on at stockholder meetings;

•	prohibit cumulative voting in the election of our directors, which would otherwise permit holders of less than a majority of our outstanding shares to elect directors;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	provide our Board of Directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

In addition, Section 203 of the Delaware General Corporation Law generally prohibits us from engaging in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive stockholders of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock or other securities, and we do not anticipate paying any cash dividends in the foreseeable future. Accordingly, our stockholders will not realize a return on their investment unless the trading price of our common stock appreciates. Our common stock price has depreciated significantly since our initial public offering and may continue to depreciate in value. The price of our common stock may never appreciate and our stockholders may never realize gain on their purchase of shares of our common stock.

ITEM 2.	Properties

Our current facilities are located in a leased building in Redmond, Washington. Our corporate headquarters is 3,335 square feet, is subject to a ten-month lease at approximately $31,250 and terminates on October 31, 2009. We also lease approximately 900 square feet of laboratory space at the same facility as the corporate headquarters for a total of $2,640 until October 31, 2009.

ITEM 3.	Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations. We are not currently subject to any material legal proceedings and are also not aware of any pending legal, arbitration or governmental proceedings against us that may have material effects on our financial position or results of operations.

ITEM 4.	Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of security holders during the fourth quarter of 2008.

PART II

ITEM 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “IMRX.OB”. From July 2007 to October 2008, our common stock was traded on the NASDAQ Capital Market under the symbol “IMRX”. Prior to that time, there was no public market for our common stock. The following table sets forth, for the periods indicated, the quarterly high and low sales prices per share of our common stock as reported by NASDAQ through October 22, 2008 and the Over the Counter Bulletin Board after October 22, 2008.

	High	Low

2008
Fourth Quarter	$0.10	$0.04
Third Quarter	0.33	0.04
Second Quarter	0.84	0.16
First Quarter	2.17	0.36
2007
Fourth Quarter	$3.45	$1.51
Third Quarter (beginning July 26, 2007)	4.90	3.25

At February 24, 2009, there were 258 stockholders of record.

We have never declared or paid cash dividends on capital stock. We intend to retain any future earnings to finance growth and development and therefore do not anticipate paying cash dividends in the foreseeable future.

Use of Proceeds.

Our initial public offering of common stock was effected through a Registration Statement on Form S-1 (File No. 333-142646), which was declared effective by the Securities and Exchange Commission on July 25, 2007.

We received net proceeds of $12.4 million from the offering. As of December 31, 2008, all of the net proceeds were used to fund SonoLysis development and urokinase commercialization activities, pay the non-recourse note to Abbott Laboratories and working capital and other general corporate purposes.

ITEM 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto that appear elsewhere in this report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere in this report.

The statements contained in this Annual Report on Form 10-K, including statements under this section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Annual Report on Form 10-K are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described in greater detail in Item IA of Part I, “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Overview

We are a biopharmaceutical company whose research and development efforts have focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues. We were previously engaged in the commercialization of one drug approved by the Food and Drug Administration or FDA, urokinase. Urokinase is an FDA-approved thrombolytic, or clot-dissolving agent, indicated for the treatment of acute massive pulmonary embolism. We purchased the product from Abbott Laboratories and had been selling the product since 2006 until we sold all rights to that product to Microbix Biosystems, Inc., or Microbix, in the third quarter of 2008.

On June 11, 2008, in order to preserve capital resources, we announced a restructuring that included a significant workforce reduction in which all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. In furtherance of the June 2008 restructuring we discontinued substantially all research and development activity and are now exploring strategic alternatives for our clinical-stage SonoLysis program and other assets.

On September 23, 2008, we divested our urokinase business to Microbix. Under the terms of the agreement, Microbix acquired the remaining urokinase inventory and related assets and assumed full responsibility for ongoing commercial and regulatory activities associated with the product. Microbix paid to us an upfront payment of $2.0 million and assumed up to $0.5 million in chargeback and other liabilities for commercial product currently in the distribution channel. If the assumed chargeback and otherliabilities paid by Microbix are less than the $0.5 million assumed, Microbix will issue payment to us for the difference. An additional $2.5 million payment will be made to us upon release by the FDA of the three lots of urokinase that are currently subject to a May 2008 Approvable Letter. Microbix is presently working with the FDA to secure the release of the three lots of urokinase. There can be no assurances that Microbix will be successful in securing such release in a timely manner or at all. If Microbix is unable to secure the release of the three lots we will not entitled to the additional $2.5 million payment.

We are seeking strategic alternatives that would enable the continued development of our SonoLysis program and are preserving our cash resources in order to provide sufficient resources to accomplish this objective. Historically, one of our primary sources of cash has been the sale of our urokinase product. Due to the sale of the urokinase asset to Microbix, we do not currently have any significant source of cash.

Product Sales, Research and Development Revenue

Our primary source of revenue was derived from sales of our urokinase product which commenced in October 2006 upon our purchase from Abbott Laboratories and will be eliminated as the product was sold to Microbix on September 23, 2008. As a result of the sale of the urokinase assets and inventory to Microbix, future revenues will no longer be recognized once the product currently held at the wholesale distributors is sold through to the end user. In addition to our commercial product sales, we also generated a limited amount of revenue by providing research services for projects funded under various government grants. We currently have no outstanding grants under which we are receiving revenue. We may apply for similar government grants in future periods.

All product sales recorded-to-date relate to sales of urokinase in the United States. Due to our limited returns history and the fact that customers may return expired urokinase product that is in its original, unopened cartons within 12 months past the product expiration date, we currently account for these product shipments using a deferred revenue recognition model. We do not recognize revenue upon product shipment to a wholesale distributor but rather, we defer the recognition of revenue until the right of return no longer exists or when the product is sold to the end user as is stipulated by SFAS No. 48, Revenue Recognition When the Right of Return Exists. We record product sales net of chargebacks, distributor fees, discounts paid to wholesale distributors, and administrative fees paid to Group Purchasing Organizations (GPOs). The allowances are based on historical information and other pertinent data. As of December 31, 2008, we had deferred revenue of $0.2 million which will be recognized as the limited amount of inventory at our wholesale distributors is pulled through and then there will be zero.

Cost of Product Sales

Cost of product sales had been determined using a weighted-average method and includes the acquisition cost of the inventory as well as additional labeling costs we incur to bring the product to market. Our product pricing is fixed, but could include a variable sales or cash discount depending on the nature of the sale. Our gross margins are affected by chargebacks, discounts and administrative fees paid to the wholesalers and GPOs. Due to the divestiture of our urokinase product, we will cease to have cost of product sales once all vials at the wholesale distributors have been sold to a hospital or other end user or have expired.

Research and Development Expenses

We classify our research and development expenses into four categories of activity, namely: research, development, clinical and regulatory. Our research and development efforts were focused primarily on product candidates from our SonoLysis program. As part of our restructuring effort announced in June 2008, we have ceased substantially all research related activities.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related expenses and other costs and fees associated with our general corporate activities, such as business development, public reporting and corporate compliance, as well as a portion of our overhead expenses. Although these expenses will be at reduced levels, we have incurred and will continue to incur expenses in the areas of legal compliance, accounting and corporate governance as a public company.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosed amounts of contingent assets and liabilities and our reported revenue and expenses. Significant management judgment was previously required to make estimates in relation to inventory and intangible asset valuation, chargebacks and administrative fee accruals, clinical trial costs and costs associated with transitioning to a public reporting company. We evaluate our estimates, and judgments related to these estimates, on an ongoing basis. We base our estimates of the carrying values of assets and liabilities that are not readily apparent from other sources on historical experience and on various other factors that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following accounting policies are critical to a full understanding of our reported financial results. Our significant accounting policies are more fully described in Note 1 of our financial statements.

Inventory and Inventory Subject to Return

Inventory of urokinase was comprised of finished goods and is stated at the lower of cost or market value. Inventory value was initially determined as a result of the purchase price allocation from the acquisition of this product from Abbott Laboratories in 2006.

On September 23, 2008, we divested the urokinase assets and sold the entire remaining urokinase inventory to Microbix. As such, the inventory value at September 30, 2008 was zero.

As of December 31, 2008, all of the vials in inventory held by our wholesale distributors, or $12,596 in inventory value will expire at various times up to September 2009. Once labeled inventory expires it cannot be relabeled and sold.

Long-lived and Intangible Assets

We account for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected future net cash flows generated by the asset. If it is determined that the asset may not be recoverable and if the carrying amount of an asset exceeds its estimated fair value, an impairment charge is recognized to the extent of the difference. SFAS 144 requires companies to separately report discontinued operations, including components of an entity that either have been disposed of (by sale, abandonment or in a distribution to owners) or classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

At June 30, 2008, we evaluated our intangible assets for impairment due to the receipt of the Approvable Letter from the FDA and determined that all of the intangible assets were impaired. As such, these intangibles were written off by recording a $1.3 million impairment. We also initiated a plan to sell a portion of our laboratory equipment, which we valued at fair value and recorded a $0.5 million impairment. The assets were classified as held for sale. We completed the sale of $152,000 of assets held for sale for cash of $115,000 and the termination of a lease agreement, which resulted in a reduction of future lease payments of $16,000. We recorded an additional loss on the sale of equipment in this transaction in the amount of $21,000.

Revenue Recognition

Revenue from product sales is recognized pursuant to Staff Bulletin No. 104 (SAB 104), Revenue Recognition in Financial Statements. Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectability is reasonably assured. We apply SFAS No. 48, Revenue Recognition When the Right of Return Exists, which among other criteria requires that future returns can be reasonably estimated in order to recognize revenue. The amount of future returns is uncertain due to the insufficiency of returns history data. Due to the uncertainty of returns, we are accounting for these product shipments to wholesale distributors using a deferred revenue recognition model. Under this model, we do not recognize revenue upon product shipment to wholesale distributors; therefore, recognition of revenue is deferred until the product is sold by the wholesale distributor to the end user.

Our customers consisted primarily of large pharmaceutical wholesaler distributors who sell directly to hospitals and other healthcare providers. Provisions for product returns and exchanges, sales discounts, chargebacks, managed care and Medicaid rebates and other adjustments have been established as a reduction of product sales revenues at the time such revenues are recognized. These deductions from gross revenue have been established by us as our best estimate at the time of sale adjusted to reflect known changes in the factors that impact such reserves.

Historically, we provided research services under certain grant agreements, including federal grants from the National Institutes of Health. We recognized revenue for these research services as the services were performed. Revenue from grants was recognized over the contractual period of the related award.

Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards, or SFAS, No. 123R, Share-Based Payment or SFAS 123R, which revises SFAS 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion, or APB, No. 25, Accounting for Stock Issued to Employees. SFAS 123R requires that share-based payment transactions with employees be recognized in the financial statements based on their value and recognized as compensation expense over the requisite service period. Prior to SFAS 123R, we disclosed the pro forma effects of SFAS 123 under the minimum value method. We adopted SFAS 123R effective January 1, 2006, prospectively for new equity awards issued subsequent to December 31, 2005.

Pursuant to SFAS 123R, our estimate of share-based compensation expense requires a number of complex and subjective assumptions including our stock price volatility, employee exercise patterns, and future forfeitures. The value of a stock option is derived from its potential for appreciation. The more volatile the stock, the more valuable the option becomes because of the greater possibility of significant changes in stock price. The most significant assumptions are our estimates of the expected volatility and the expected term of the award. Because we recently completed our initial public offering, or IPO in July 2007, we have limited historical information on our stock price volatility. In accordance with the implementation guidance in SFAS 123R, we have therefore calculated expected volatility based on the average volatilities of similar companies that are transitioning from newly public to more mature companies with more stock price history. For purposes of identifying similar entities, we have considered factors such as industry, company age, stage of life cycle, and size. The expected term of options granted represents the periods of time that options granted are expected to be outstanding. The expected option term also has a significant effect on the value of the option. The longer the term, the more time the option holder has to allow the stock price to increase without a cash investment and thus, the more valuable the option. Furthermore, lengthier option terms provide more opportunity to exploit market highs. However, historical data demonstrates that employees, for a variety of reasons, typically do not wait until the end of the contractual term of a nontransferable option to exercise. When establishing an estimate of the expected term of an award, we have elected to use the simplified method of determining expected term as permitted by SEC Staff Accounting Bulletin 107. As a result of using estimates, when factors change and we use different assumptions, our share-based compensation expense could be materially different in the future. We review our valuation assumptions at each grant date and, as a result, from time to time we will likely change the valuation assumptions we use to estimate the value of share-based awards granted in future periods.

Results of Operations

Twelve Months Ended December 31, 2007 Compared to 2008

Product Sales, Research and Development Revenue.  Our revenue-producing activities during 2007 and 2008 consisted of sales of our urokinase product and services provided under research grants and contracts. Our total revenues decreased from $8.4 million in 2007 to $6.7 million in 2008, primarily as a result of the decline in revenue recognized which accounted for $7.8 million of our revenue in 2007 and $6.5 million in 2008. The $1.3 million decrease in urokinase sales from 2007 to 2008 is due to a decrease in inventory in the channel and the lack of current dated inventory to replenish the channel.

Our grant and other revenue decreased from $0.5 million in 2007 to $0.2 million in 2008, primarily due to the wind down of research and development activities in 2008.

Cost of Product Sales.  Cost of product sales was $3.5 million in 2007 and $3.1 million in 2008. The decrease in cost of product sales was due to the decrease in inventory in the channel and the lack of current dated inventory to replenish the channel. The cost of product sales includes the price paid to acquire the product as well as labeling costs that are directly incurred in bringing the product to market.

Research and Development Expenses.  Research and development expenses decreased from $7.4 million in 2007 to $3.0 million in 2008. This decrease was principally a result of lower clinical trial costs and consulting costs associated with the wind down of our clinical trial and reduced salaries and pre-clinical trial costs as a result of restructuring activities.

General and Administrative Expenses.  General and administrative expenses increased from $6.1 million in 2007 to $6.4 million in 2008. This increase is principally a result of severance costs associated with our June 2008 restructuring, an increase in costs associated with maintaining public company infrastructure and increased marketing costs associated with the rebranding of the urokinase asset offset partially by a decrease in patent maintenance, board of director expenses and amortization.

Asset Impairment.  The asset impairment of $10.0 million includes a $9.5 million impairment related to the write-down and sale of our urokinase assets and a $0.5 million impairment of all laboratory equipment that was classified as available for sale in the second quarter of 2008.

Interest and Other Income.  Interest and other income decreased from $0.5 million in 2007 to $0.1 million in 2008, as a result of a lower cash balance throughout the year.

Interest Expense.  Interest expense decreased from $0.9 million in 2007 to $0.2 million in 2008, due to the extinguishment of a note payable in April 2008.

Gain on Settlement of Accounts Payable.  In the fourth quarter of 2008, we settled various accounts payable for amounts less than those invoiced for a total gain of $0.2 million.

Gain on Extinguishment of Debt.  In May 2007, we extinguished a debt for patent costs that resulted in a gain of $0.2 million. In April 2008, we extinguished a note payable to Abbott for the purchase of the urokinase assets that resulted in a gain of $5.6 million.

Liquidity and Capital Resources

Sources of Liquidity

We have incurred losses since our inception. At December 31, 2008, we had an accumulated deficit of $91.3 million. We have historically financed our operations principally through the public offering and private placement of shares of our common and preferred stock and convertible notes, government grants, and, more recently, product sales of urokinase, which commenced in October 2006. During the year ended December 31, 2007, we received net proceeds of $12.4 million from the issuance of shares of our common stock. At December 31, 2008, we had $0.8 million in cash and cash equivalents.

On July 25, 2007, 3,000,000 shares of common stock were sold on the Company’s behalf at an initial public offering price of $5.00 per share, resulting in aggregate cash proceeds of approximately $12.4 million, net of underwriting discounts commissions and offering expenses. Upon the completion of the Company’s initial public offering in July 2007, all of the Company’s previously outstanding preferred shares converted into an aggregate of 4,401,129 shares of the Company’s common stock.

In April 2006, we acquired from Abbott Laboratories the assets related to urokinase, including the remaining inventory of finished product, all regulatory and clinical documentation, validated cell lines, and intellectual property rights, including trade secrets and know-how relating to the manufacture of urokinase using the tissue culture method. The purchase price for the assets was $20.0 million, which was paid in the form of $5.0 million in cash and the issuance of a $15.0 million non-recourse promissory note with an initial maturity date of December 31, 2007, which was extended to March 31, 2008. On April 17, 2008, we entered into a satisfaction, waiver and release agreement with Abbott Laboratories regarding payment of the note. Under the terms of the agreement, we were required to pay Abbott Laboratories $5.2 million in cash and upon payment of the funds, the debt obligation was deemed to be indefeasibly paid in full by us and the note was cancelled and returned to us.

On September 23, 2008, we divested our urokinase business to Microbix. Through this transaction, Microbix acquired the remaining urokinase inventory and related assets and assumed full responsibility for ongoing commercial and regulatory activities associated with the product. Microbix paid to us an upfront payment of $2.0 million and assumed up to $0.5 million in chargeback and other liabilities for commercial product currently in the distribution channel. If the assumed chargeback and other liabilities paid by Microbix are less than the $0.5 million assumed, Microbix will issue payment to us for the difference. An additional $2.5 million payment will be made to us upon release by the FDA of the three lots of urokinase that are currently subject to a May 2008 Approvable Letter.

Cash Flows

Net Cash Used in or provided by Operating Activities.  Net cash provided by operating activities was $1.9 million for the year ended December 31, 2007 and net cash used in operating activities was $8.4 million for the year ended December 31, 2008. The cash provided by operations in 2007 primarily reflects our cash from product sales and changes in working capital. Net cash used in 2008 primarily reflects the net loss offset in part by the gain on extinguishment of debt, asset impairment charges and changes in woking capital.

Net Cash Used in or provided by Investing Activities.  Net cash used in investing activities was $0.6 million for the year ended December 31, 2007 and net cash provided by investing activities was $2.2 million in 2008. Net cash used in investing activities in 2007 primarily reflects purchases of property and equipment, including manufacturing, information technology, laboratory and office equipment and intangible assets. Net cash provided by investing activities in 2008 primarily reflects the cash received in the sale of the urokinase assets and proceeds from the sale of property and equipment offset partially by purchases of property and equipment.

Net Cash Provided by or used in Financing Activities.  Net cash provided by financing activities was $7.2 million for the year ended December 31, 2007 and net cash used in financing activities was $5.9 million in 2008. Net cash provided by financing activities in 2007 was primarily attributable to the $12.4 million net cash proceeds from the initial public offering offset partially by a $4.8 million payment on the note payable to Abbott Laboratories in 2007. In 2008, net cash used in financing activities was attributable to the $6.3 million payment on the note payable to Abbott Laboratories offset partially by the $0.4 million change in the restricted cash balance.

Operating Capital and Capital Expenditure Requirements

Historically, our primary source of liquidity has been the public offering and private placement of shares of our common and preferred stock and convertible notes, government grants, and, more recently, product sales of urokinase. We do not currently have a significant source of cash.

In furtherance of the June 2008 restructuring we are now exploring strategic alternatives for our clinical-stage SonoLysis program and other Company assets, which may involve the disposition of substantially all of these assets. As a result of the sale of all of our urokinase assets to Microbix on September 23, 2008, we have sufficient capital to fund our operating needs into the third quarter 2009. Our operating needs include the planned costs to operate our business and the amount required to fund our working capital and capital expenditures. At the present time, we have no material commitments for capital expenditures.

We cannot be sure that our existing cash and cash equivalents will be adequate, or that additional financing will be available when needed, or that, if available, such financing will be obtained on terms favorable to us or our stockholders. Failure to obtain adequate cash resources may adversely affect our ability to operate as a going concern. If we raise additional funds by issuing equity securities, or enter into a strategic transaction, substantial dilution to existing stockholders will likely result. If we raise additional funds by incurring debt obligations, the terms of the debt will likely involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

Off-Balance Sheet Transactions

At December 31, 2007 and 2008, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS 162 becomes effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS 162 will not have an impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), Business Combinations and SFAS No. 160 (SFAS 160), Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51. SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 141R and SFAS 160 are effective beginning in the first fiscal period ending after December 15, 2008. Early adoption is not permitted. We do not believe the adoption of these new standards, SFAS 141R and SFAS 160, will have an impact on our financial statements.

ITEM 8.	Financial Statements and Supplementary Data

The information required by this item is incorporated herein by reference to the financial statements and schedule listed in Item 15 (a)1 and (a)2 of Part IV and included in this Form 10-K Annual Report.

ITEM 9A(T).	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that material information required to be disclosed in our periodic reports filed under the Securities Exchange Act of 1934, as amended, or 1934 Act, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and to ensure that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer as appropriate, to allow timely decisions regarding required disclosure. During the quarter ended December 31, 2008 we carried out an evaluation, under the supervision and with the participation of our management, including the principal executive officer and the principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-15(e) under the 1934 Act. Based on that evaluation and due to the restructuring plan initiated in June 2008 including the significant reduction in personnel in the accounting and finance function, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective as of the end of the period covered by this report.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles, or GAAP. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate.

With the participation of our Chief Executive Officer, our management conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2008 based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation and the material weaknesses described below, management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2008 based on the specified criteria. Management has identified control deficiencies regarding the lack of segregation of duties and the need for a stronger internal control environment. Management of the Company believes that these material weaknesses are due to the small size of the Company’s accounting staff, which stemmed from the significant work force reduction that resulted from our June 11, 2008 restructuring. The small size of the Company’s accounting staff may prevent adequate controls in the future, such as segregation of duties, due to the cost/benefit of such remediation. Due to the lack of financial resources available to the company we do not expect to retain additional personnel to remediate these control deficiencies in the near future, if ever.

These control deficiencies could result in a misstatement of account balances that would result in a reasonable possibility that a material misstatement to our financial statements may not be prevented or detected on a timely basis. Accordingly, we have determined that these control deficiencies as described above together constitute a material weakness.

In light of this material weakness, we performed additional analyses and procedures in order to conclude that our financial statements for the year ended December 31, 2008 included in this Annual Report on Form 10-K were fairly stated in accordance with US GAAP. Accordingly, management believes that despite our material weaknesses, our financial statements for the year ended December 31, 2008 are fairly stated, in all material respects, in accordance with US GAAP.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this Annual Report on Form 10-K.

PART III

ITEM 10.	Directors, Executive Officers, and Corporate Governance

The names, ages and positions of our directors and officers as of December 31, 2008, are set forth below. Biographical information for each of these persons also is presented below.

Name	Age	Position Held

Richard L. Love	65	Chairman of Board
Bradford A. Zakes	43	President and Chief Executive Officer
Richard E.Otto	59	Director
James M. Strickland	66	Director
Philip C. Ranker	49	Director
Thomas W. Pew	70	Director

There are no family relationships between any of our directors and/or any executive officer.

Richard L. Love — Chairman of Board

Richard Love has served as a director since March 2006 and as Chairman of the Board of Directors since September 2007. Since September 2007 to present, Mr. Love has served as Manager of TVP Management, LLC, an Arizona-based venture capital investment firm and since January 2007, Mr. Love has served as a partner of Translational Accelerator Venture Fund (TRAC), an investment fund. From January 2005 to January 2007 Mr. Love served as Managing Director of TGEN Accelerator LLC for his employer Translational Genomics Research Institute. From January 2003 to January 2005, Mr. Love served as Chief Operating Officer for Translational Genomics Research Institute and from June 1993 to January 2002 Mr. Love served as Chief Executive Officer and a director of ILEX Oncology, Inc., a biotechnology company evaluating cancer therapeutics. Mr. Love also serves as a director for Parexel International, Medical Consultant Services, Cell Therapeutic Inc, and Medtrust, LLC. Mr. Love holds B.S. and M.S. degrees in Chemical Engineering from the Virginia Polytechnic Institute.

Bradford A. Zakes — President and Chief Executive Officer

Bradford Zakes has served as our President and Chief Executive Officer since October 2006, prior to that he served ImaRx as Chief Operating Officer. From December 2001 to August 2005, Mr. Zakes served as Director, Business Management at ICOS Corporation, a biotechnology company. Mr. Zakes currently serves on the Board of The BioIndustry Organization of Southern Arizona and on the Emerging Company Section Governing Body of The Biotechnology Industry Organization (BIO). Mr. Zakes holds a B.S. in Biology from Oregon State University, a M.S. degree in Toxicology from American University and a M.B.A. from Duke University’s Fuqua School of Business.

Richard E. Otto — Director

Richard Otto has served as a director since July 2004. From February 2003 to December 2006, Mr. Otto served as President and Chief Executive Officer of Corautus Genetics, Inc., a gene therapy company. Mr. Otto founded Clique Capital, a venture capital company, in January 1999, where he was employed until January 2002. Mr. Otto serves on the board of directors of Medi-Hut Co., Inc. Mr. Otto holds a B.S. in Chemistry and Zoology from the University of Georgia and engaged in graduate studies in Biochemistry at Medical College of Georgia.

James M. Stickland — Director

James Strickland has served as a director since August 2000. Since February 2004, Mr. Strickland has served as the Chief Executive Officer of Thayer Medical Corporation, a medical device company. Since March 1998, Mr. Strickland has served as the General Partner and Managing Director of the Coronado Venture Funds, a group of venture investing partnerships formed in 1988. Mr. Strickland holds B.S. and M.S. degrees in Electrical Engineering from the University of New Mexico and an M.S. in Industrial Administration from Carnegie Institute of Technology (now Carnegie-Mellon University).

Philip C. Ranker — Director

Philip Ranker has served as a director since February 2006. Since January 2008, Mr. Ranker has served as the Vice President of Finance for Amylin Pharmaceuticals, Inc. From September 2004 to January 2008, Mr. Ranker served as the Chief Financial Officer and Vice President of Finance of Nastech Pharmaceutical Company, Inc. From September 2001 to August 2004, Mr. Ranker served as Director of Finance for ICOS Corporation. Prior to working at ICOS, Mr. Ranker spent nearly 15 years in various positions with Aventis and its predecessor companies. Mr. Ranker holds a B.S. in Accounting from the University of Kansas.

Thomas W. Pew — Director

Thomas Pew has served as a director since January 2004. Since 1994, Mr. Pew has been a private investor in formative-stage biotechnology companies. He holds a B.A. in Economics from Cornell University.

Responsibilities of the Board

Our Board of Directors is elected by the stockholders to oversee the stockholders’ interest in the Company and the overall success of our business. Among other things, the Board, directly and through its committees, establishes corporate policies; oversees compliance and ethics; reviews the performance of the Chief Executive Officer and other executives; establishes our executive compensation policies and objectives; reviews and approves total compensation paid to our named executive officers; reviews and approves significant transactions or transactions involving related persons; and reviews our long-term strategic plans.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of ImaRx. Members of the Board keep informed about our business by participating in Board and committee meetings, by reviewing analyses and reports and through discussions with the Chief Executive Officer.

The Board meets throughout the year and holds special meetings and acts by written consent from time to time as needed. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to devote the time needed and meet as frequently as necessary to discharge their responsibilities properly. During the fiscal year ended December 31, 2008, the Board of Directors held 20 meetings. At certain meetings for limited periods of time and for limited considerations, the Board met in executive session where only the independent directors were present. Each Board member standing for re-election attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee.

Committees of the Board

The Board has elected to use Board committees in furtherance of the discharge of its duties and for the conduct of its work. All major decisions of such committees are reviewed and, where appropriate, ratified by the Board. In furtherance of its decision to employ committees and consistent with applicable laws and regulations, the Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Information regarding each committee is provided below.

Audit Committee

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”), the purpose of which includes: overseeing ImaRx’s accounting and financial reporting processes and audits of ImaRx’s financial statements; reviewing evaluations of ImaRx’s system of internal controls; engaging and monitoring the independence and performance of ImaRx’s independent registered public accounting firm; providing a forum for communication among the independent registered public accounting firm, management, and the Board; and providing such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the Board’s attention. The Audit Committee also submits the Audit Committee Report included in this proxy statement. The Audit Committee met five times during the fiscal year ended December 31, 2008.

The Audit Committee is presently composed of three directors, Philip Ranker, Richard Otto and James Strickland.

Our Board has determined that each member of the Audit Committee is independent under our independence criteria described above. Our Board has also determined that Mr. Ranker qualifies as an Audit Committee Financial Expert as defined in the applicable SEC rules. The Board has adopted a written charter for the Audit Committee and this charter is available on the corporate governance section of our web site at www.imarx.com.

Compensation Committee

The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and monitoring adherence with ImaRx’s compensation policies and objectives. The Compensation Committee is responsible for establishing, approving and recommending to the Board for final approval ImaRx’s compensation programs. The Compensation Committee’s functions include: (i) establishing, reviewing, and overseeing base salaries, incentive compensation, equity compensation, retention compensation and other forms of compensation paid to our executive officers; (ii) administering our incentive compensation and equity plans; and (iii) performing such other functions regarding compensation as the Board may delegate. In connection with annual adjustments to named executive officer compensation, the Compensation Committee traditionally reviews and discusses over several meetings the compensation recommendations of the CEO and the compensation studies and data it has available to it and then renders a final compensation recommendation for each of our named executive officers to the Board for approval. The Compensation Committee has the final authority to hire and terminate any compensation consultant engaged by ImaRx.

The Compensation Committee is currently composed of three directors, James Strickland, Richard Love and Thomas Pew. The Compensation Committee met three times during the fiscal year ended December 31, 2008.

Our Board has determined that each member of the Compensation Committee is independent under our independence criteria described above. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are nonemployee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934. The Board has adopted a written charter for the Compensation Committee and the charter is available on the corporate governance section of our web site at www.imarx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include: evaluating director performance on at least an annual basis; providing advice, information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Board and its committees; developing and overseeing the Board’s Corporate Governance Principles and a Code of Business Conduct and Ethics applicable to members of the Board, officers and employees of ImaRx; and assessing and monitoring the independence of the Board. The Committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the Committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the Committee’s determination of the Board’s needs, and under the same criteria as set forth below. The Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of ImaRx of the names of such nominees, together with their qualifications for service as a director of ImaRx. Our bylaws set forth the procedures a stockholder must follow to nominate candidates for director. The Committee does not distinguish between nominees suggested by stockholders and other nominees. To date, the committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our common stock.

In evaluating the suitability of candidates for Board membership, the Committee takes into account many factors, including whether the persons is independent; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the person’s current knowledge and contacts in the communities in which ImaRx does business and in ImaRx’s industry or other industries relevant to ImaRx’s business; the person’s ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of ImaRx; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The Committee has not established any specific minimum qualification standards for nominees to the Board.

The Nominating and Corporate Governance Committee is currently composed of four directors, Mr. Love, Mr. Otto, Mr. Pew and Mr. Ranker.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under our independence criteria described above. The Board has adopted a written charter for the Nominating and Corporate Governance Committee and the charter is available on the corporate governance section of our web site at www.imarx.com. The Nominating and Corporate Governance Committee did not meet during the fiscal year-ended December 31, 2008.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires ImaRx’s directors and executive officers, and persons who own more than 10% of ImaRx’s common stock, to file with the Commission reports of ownership and changes in ownership of ImaRx common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish ImaRx with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to ImaRx or written representations that no other reports were required, during the fiscal year ended December 31, 2008, we believe that all of these filing requirements were satisfied by our directors, officers and 10% holders.

Code of Ethics

We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive and accounting officers) and employees. We require that all of our directors, officers, employees and agents certify on an annual basis that they are in compliance with the code. A copy of the Code of Business Conduct and Ethics is available on the corporate governance section of our web site at www.imarx.com.

ITEM 11.	Executive Compensation

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2008 and 2007.

				Nonequity
			Option	Incentive Plan		All Other
		Salary	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)		($)(3)		($)

Bradford A. Zakes	2008	272,731	254,767	318,125	(4)	—		845,623
President and Chief Executive	2007	227,308	76,012	63,281		—		366,601
Officer
Greg Cobb(6)	2008	129,423	9,162	25,000		119,689		283,274
Chief Financial Officer	2007	192,306	74,685	56,250		—		323,242
Kevin J. Ontiveros(7)	2008	303,008	13,895	39,250		110,449		446,601
Vice President, Legal Affairs and	2007	139,327	16,912	52,500		15,000	(5)	223,739
General Counsel

(1)	The amounts in this column represent the compensation expenses recognized in 2008 and 2007, respectively, related to stock option awards pursuant to SFAS No. 123(R). A discussion of the valuation assumptions used to determine the expense is included in Note 8 of our audited financial statements included in this Form 10-K.

(2)	The amounts shown in this column constitute the quarterly cash incentive bonuses made to each named executive officer based on the attainment of certain pre-established performance criteria established by our Board of Directors.

(3)	Amounts consist of severance payments including benefits.

(4)	Amounts include a retention bonus.

(5)	Amounts consist of relocation expenses.

(6)	177,249 options were forfeited in 2008 upon separation with the Company. Also upon separation, 94,000 shares were accelerated.

(7)	65,501 options were forfeited in 2008 upon separation with the Company. Also upon separation, 60,165 shares were accelerated.

Employment Agreements

Bradford A. Zakes.  On June 27, 2008, pursuant to the recommendation of the Compensation Committee and approval of the our Board of Directors, we entered into an amendment to the Executive Employment Agreement (the “Agreement”) with Mr. Bradford Zakes. Pursuant to the terms of the Agreement, we agreed to pay to Mr. Zakes a retention bonus in the amount of $290,000. In consideration for such payment, Mr. Zakes agreed to remain in our employ for a period of 12 months from the date of the Agreement. In the event that Mr. Zakes’ employment is terminated prior to the expiration of such 12-month period and such termination is not incident to a change-in-control, disability, death, or is not for good reason or is by us without cause, then Mr. Zakes is required to repay us a ratable portion of the bonus. We will continue to pay Mr. Zakes an annual base salary of $275,000. Furthermore, Mr. Zakes is eligible to receive bonus awards aggregating up to 50% of his base salary.

The Agreement removes any obligation we had to make cash severance payments to Mr. Zakes or to pay on Mr. Zakes’ behalf any premiums for medical, dental and vision insurance coverage upon termination of his employment with us. Furthermore, if Mr. Zakes is terminated without cause or he resigns for good reason, Mr. Zakes will receive accelerated vesting for 12 months from the date of his termination of employment for all stock options granted by us to Mr. Zakes before or after the date of the Agreement, and extension of the option exercise period for an additional 12 months beyond the period set forth in the governing option documents for such exercise. Finally, in the event a change-in-control transaction occurs and Mr. Zakes’ employment is terminated in the 12-month period preceding or following the change-in-control by us without cause or by Mr. Zakes for good reason, 100% of Mr. Zakes’ unvested options shall automatically vest and the exercise period for all such options shall be extended an additional 12 months.

Greg Cobb.  Effective June 11, 2008, in connection with a general workforce reduction, Greg Cobb left us and no longer serves as our chief financial officer or treasurer. We entered into a Separation and Release of Claims Agreement with Mr. Cobb. The Separation and Release of Claims Agreement provided for a lump sum severance payment in an amount equal to Mr. Cobb’s salary for six months totaling $112,500. In addition, we agreed to pay on Mr. Cobb’s behalf his COBRA benefits for six months totaling approximately $7,200. Additionally, Mr. Cobb provided a general release of all claims he may have against us other than rights to indemnification he may have under the terms of an Indemnification Agreement dated July 12, 2007 entered into with us in connection with the our initial public offering of common stock. We entered into a Consultant Services Agreement with Mr. Cobb. Under the Consulting Agreement Mr. Cobb will provide general business development services and assistance on the review, maintenance and prosecution of its patent estate and patent applications on an as-needed basis and as requested by us from time-to-time. Mr. Cobb shall be paid $165 per hour for services rendered under the agreement. The term of the agreement is 9 months and either party may terminate the agreement upon the provision of 30 days advance notice.

Kevin Ontiveros.  Effective June 11, 2008, in connection with a general workforce reduction, Kevin Ontiveros left us. We entered into a Separation and Release of Claims Agreement with Mr. Ontiveros. The Separation and Release of Claims Agreement provided for a lump sum severance payment in an amount equal to Mr. Ontiveros’s salary for six months totaling $103,260. In addition we agreed to pay on Mr. Ontiveros’s behalf his COBRA benefits for six months totaling approximately $7,200. Additionally, Mr. Ontiveros provided a general release of all claims he may have against us other than rights to indemnification he may have under the terms of an Indemnification Agreement dated July 12, 2007 entered into with us in connection with our initial public offering of common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option	Option
	(#)	(#)	Exercise Price	Expiration
Name	Exercisable(1)	Unexercisable(2)	($)	Date

Bradford A. Zakes	24,000	—	15.00	8/22/2015
	4,000	—	20.00	12/14/2015
	30,333	—	15.00	12/12/2016
	41,666	—	5.00	7/31/2017
	16,667	—	4.05	9/07/2017
	56,250	168,750	2.10	12/18/2017
Greg Cobb	30,000	—	15.00	4/18/2015
	6,750	—	20.00	12/14/2015
	9,000	—	25.00	5/16/2016
	2,000	—	15.00	12/12/2016
	10,417	—	5.00	7/31/2017
	16,667	—	4.05	9/07/2017
	46,250	—	2.10	12/18/2017
Kevin J. Ontiveros	30,665	—	5.00	7/31/2017
	21,834	—	2.10	12/18/2017

(1)	Stock options with expiration dates after July 31, 2007 were granted under the 2000 Stock Plan and are immediately exercisable, and, when and if exercised, will be subject to a repurchase right held by the company, which lapses in accordance with the respective vesting schedules for such options.

(2)	Stock options with expiration dates after July 31, 2007 were granted under the 2007 Performance Incentive Plan and vest and generally vest at the rate of 28% of the total option grant vests one year from the anniversary date of the grant and remainder vests at the rate of 2% per month thereafter.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The compensation committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determined that doing so is in our best interests.

Director Compensation

Each non-employee member of our board of directors receives the following compensation:

•	$1,500 for each board and committee meeting attended in person;

•	$250 for each board and committee meeting attended via tele-conference;

•	$15,000 annual retainer for each non-employee director payable in cash if our cash balance exceeds $10 million on the date of payment, or in stock valued at the fair market value on the date of payment;

•	Annual grant of an option to purchase 3,333 shares of common stock with an exercise price equal to fair market value of our common stock on the date of grant; and

•	Reimbursement of actual, reasonable travel expenses incurred in connection with attending board or committee meetings;

In addition, the following additional compensation will be paid annually, generally, immediately following the annual meeting of stockholders:

•	$10,000 to the chairman of the Board;

•	$7,500 to the chairman of our audit committee;

•	$2,500 to each audit committee member other than the chairman;

•	$5,000 to the chairman of our compensation committee;

•	$1,500 to each compensation committee member other than the chairman;

•	$5,000 to the chairman of our nomination and governance committee; and

•	$1,500 to each nomination and governance committee member other than the chairman.

The following table sets forth a summary of the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2008:

2008 DIRECTOR COMPENSATION

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)	($)	($)

Richard Otto(1)	$23,750	$15,000	$1,614	$40,364
James M. Strickland(2)	$23,375	$15,000	$1,614	$39,989
Thomas W. Pew(3)	$17,750	$15,000	$1,614	$34,364
Richard Love(4)	$29,375	$15,000	$1,614	$45,989
Philip Ranker(5)	$21,625	$15,000	$1,614	$38,239

(1)	Mr. Otto owned 28,810 shares of common stock awards and 17,666 option shares as of December 31, 2008.

(2)	Mr. Strickland directly owned 32,810 shares of common stock awards, indirectly owned 79,095 shares of common stock awards and 17,666 option shares as of December 31, 2008.

(3)	Mr. Pew owned 98,231 shares of common stock awards and 17,666 option shares as of December 31, 2008.

(4)	Mr. Love owned 48,810 shares of common stock awards and 17,666 option shares as of December 31, 2008.

(5)	Mr. Ranker owned 28,810 shares of common stock awards and 17,666 option shares as of December 31, 2008.

ITEM 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2008.

Number of Securities
Remaining Available for
Future Issuance Under Equity
	Number of Securities to	Weighted-Average	Compensation Plans
	be Issued Upon Exercise	Exercise Price of	(Excluding Securities Reflected
Plan Category	of Outstanding Awards	Outstanding Awards	in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	732,079	$6.93	885,600
Equity compensation plans not approved by security holders	None	None	None

Total	732,079	$6.93	885,600

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of (or options and warrants exercisable within 60 days of) February 1, 2009, by: (a) all those known by us to be beneficial owners of more than five percent of our common stock; (b) each current director and nominee for director; (c) each of the named executive officers referenced in the Summary Compensation Table; and (d) all of our executive officers and directors as a group. This table lists applicable percentage ownership based on 10,165,733 shares of common stock outstanding as of February 1, 1009.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information each of them has given to us or that is otherwise publicly available, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Options and warrants to purchase shares of our common stock that are exercisable within 60 days after February 1, 2009 are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Total

5% Stockholders
Saints Capital Everest, L.P.(1)	1,176,471	11.6%
475 Sansome Street, Suite 1850 San Francisco, CA 94111
Berg & Berg Enterprises, LLC(2)	570,588	5.6%
10050 Bandley Drive Cupertino, CA 95014
Directors and Named Executive Officers(12)
Richard Love(3)	66,476	*
Richard Otto(4)	46,476	*
Thomas W. Pew(5)	128,586	1.3%
Philip Ranker(6)	46,476	*
James M. Strickland(7)	130,571	1.3%
Bradford A. Zakes(8)	186,979	1.8%
Greg Cobb(9)	121,084	1.2%
Kevin J. Ontiveros(10)	52,499	*
All Directors and Executive Officers as a Group (9 persons)(11)	779,147	7.1%

*	Less than one percent.

(1)	The number of shares of common stock for Saints Capital Everest, L.P. is based solely on the information contained in the Schedule 13G filed with the Commission on September 17, 2008.

(2)	The reporting person disclosed that Mr. Carl E. Berg is the manager and a member of Berg & Berg Enterprises LLC and that he may be deemed to have shared voting and dispositive power with respect to the shares held by such entity.

(3)	Includes 17,666 shares of common stock issuable to Mr. Love upon exercise of options.

(4)	Includes 17,666 shares of common stock issuable to Mr. Otto upon exercise of options.

(5)	Includes 17,666 shares of common stock issuable to Mr. Pew upon exercise of options and 12,689 shares of common stock issuable upon exercise of warrants.

(6)	Includes 17,666 shares of common stock issuable to Mr. Ranker upon exercise of options.

(7)	Includes 17,666 shares of common stock issuable to Mr. Strickland upon exercise of options, 1,000 shares of common stock issuable upon exercise of warrants and 79,095 shares of common stock held by Coronado Venture Fund IV, LP. With regard to Coronado Venture Fund IV, LP, Coronado Venture Management LLC is the sole general partner of and may be deemed to have voting and dispositive power over shares held by Coronado Venture Fund IV, LP. Mr. Strickland is a managing director of Coronado Venture Management LLC. Mr. Strickland disclaims beneficial ownership of the shares held by Coronado Venture Fund IV, LP, except to the extent of his direct pecuniary interest therein.

(8)	Includes 177,604 shares of common stock issuable to Mr. Zakes upon exercise of options and rights to acquire 9,375 shares of common stock within 60 days.

(9)	Includes 121,084 shares of common stock issuable to Mr. Cobb upon exercise of options.

(10)	Includes 52,499 shares of common stock issuable to Mr. Ontiveros upon exercise of options.

(11)	Includes shares described in Footnotes (4) through (10) above.

(12)	The address for the officers and directors listed is c/o ImaRx Therapeutics, Inc., 12277 134th Court NE, Suite 202, Redmond, Washington.

ITEM 13.	Certain Relationships and Related Transactions, and Director Independence

We maintain various policies and procedures relating to the review, approval or ratification of transactions in which ImaRx is a participant and in which any of our directors, executive officers, 5% stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this proxy statement as related persons. Our Code of Business Conduct and Ethics, which is available on our website at www.imarx.com, prohibits our directors, executive officers, and employees and in some cases, their family members, from engaging in specified activities without prior written consent from the General Counsel. These activities typically relate to situations where an ImaRx employee, and in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with ImaRx, or who stands to benefit in some way from such a relationship or activity. Members of our Board of Directors are also required to disclose potential conflicts of interest to us for evaluation.

Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify us of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible. In addition, the Board annually determines the independence of directors based on a review by the Board and the Nominating and Governance Committee as described under “Independence of Board” above. The Audit Committee of our Board of Directors, pursuant to its charter, has responsibility for reviewing and approving in advance any related person transactions as defined under Securities and Exchange Commission regulations.

We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under Securities and Exchange Commission rules are appropriately reviewed and approved.

Since January 1, 2008, we have not engaged in any transactions involving amounts exceeding $120,000 with our executive officers, directors and holders of 5% or more of our stock.

ITEM 14.	Principal Accountant Fees and Services

The Board of Directors has selected McKennon, Wilson & Morgan, LLP (“McKennon”) as our independent auditors for the fiscal year ending December 31, 2008. Stockholder ratification of the selection of

McKennon as ImaRx’s independent registered public accounting firm is not required by ImaRx’s Bylaws or otherwise.

The following table sets forth the aggregate fees billed to ImaRx for the fiscal years ended December 31, 2008 by McKennon and Ernst & Young, LLP and for the fiscal year ended December 31, 2007 by Ernst & Young, LLP:

	Fiscal Year	Fiscal Year
	Ended	Ended
	December 31,	December 31,
	2008	2007

Audit fees	$113,697	$208,863
Audit-related fees	$—	$424,500
Tax fees	$—	$—
All other fees	$—	$—

Audit fees consist of fees for services billed by McKennon and Ernst & Young related to their audits of ImaRx’s annual financial statements and their review of financial statements included in ImaRx’s quarterly reports on SEC Form 10-Q. Audit-related fees consist primarily of fees rendered for services in connection with Ernst &Young’s review of the Company’s SEC filed registration statements and the related issuance of consents and comfort letters. Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, claims for refund and assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisting primarily of tax advice rendered by McKennon and Ernst & Young in connection with the formulation of ImaRx’s tax strategy and assistance in minimizing custom, duty and import taxes.

All audit, audit-related, tax, and any other services performed for ImaRx by its independent registered public accounting firm are subject to pre-approval by the Audit Committee of our Board of Directors and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by and fees paid to McKennon and Ernst & Young were compatible with maintaining the independent registered public accounting firm’s independence.

Changes in Certifying Accountant

Former Independent Registered Public Accounting Firm.  On December 19, 2008, we dismissed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm. and, upon the recommendation of the Audit Committee, the Board unanimously voted to engage McKennon, Wilson & Morgan LLP (“McKennon”) as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the year ending December 31, 2008. Ernst & Young’s reports on our financial statements as of and for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2007 and from January 1, 2008 through December 19, 2008, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

PART IV

ITEM 15.	Exhibits and Financial Statement Schedules

(a) The following documents are filed as a part of this report:

(1) Financial Statements: The financial statements required by this item are submitted in a separate section beginning on page F-1 of this annual report.

Page

Index to Financial Statements	C-49
Report of Independent Registered Public Accounting Firm	C-50
Report of Independent Registered Public Accounting Firm	C-51
Balance Sheets as of December 31, 2007 and 2008	C-52
Statements of Operations for the years ended December 31, 2007 and 2008 and for the period from inception (September 23, 2008) through December 31, 2008	C-53
Statements of Stockholders’ Equity (Deficit) for the years ended December 31 2007 and 2008	C-54
Statements of Cash Flows for the years ended December 31, 2007 and 2008 and for the period from inception (September 23, 2008) to December 31, 2008	C-55
Notes to Financial Statements	C-56

(2) The information for financial statement schedules has been omitted since they are not applicable.

(b) Exhibits

				Incorporated by Reference
Exhibit			Filed		Exhibit
No		Exhibit Title	Herewith	Form	No.	File No.	Filing Date

3.1		Fourth Amended and Restated Certificate of Incorporation of the registrant		S-1	3.1	333-142646	5/4/2007
3.2		Amendment to Certificate of Incorporation of the registrant to effect a six-for-ten reverse stock split		S-1	3.2	333-142646	5/4/2007
3.3		Second Amendment to Certificate of Incorporation of the registrant to effect a one-for-three reverse stock split		S-1	3.3	333-142646	5/4/2007
3.4		Amended and Restated Certificate of Incorporation of the registrant		S-1	3.4	333-142646	5/4/2007
3.5		Bylaws of the registrant, as amended		S-1	3.5	333-142646	5/4/2007
3.6		Amended and Restated Bylaws of the registrant		S-1	3.6	333-142646	5/4/2007
4.1		Specimen certificate evidencing shares of common stock		S-1	4.1	333-142646	5/4/2007
10	.1*	Form of Indemnification Agreement entered into between the registrant and each of its directors and officers		S-1	10.1	333-142646	5/4/2007
10.2		Second Amended and Restated Investors’ Rights Agreement, dated April 14, 2006, by and among the registrant and certain stockholders		S-1	10.2	333-142646	5/4/2007
10	.3*	2000 Stock Plan and related agreements		S-1	10.3	333-142646	5/4/2007
10	.4*	2007 Performance Incentive Plan and related agreements		S-1	10.4	333-142646	5/4/2007
10	.5*	Bonus Plan		S-1	10.5	333-142646	5/4/2007

				Incorporated by Reference
Exhibit			Filed		Exhibit
No		Exhibit Title	Herewith	Form	No.	File No.	Filing Date

10.6		License Agreement, dated January 4, 2005, between the registrant and Dr. med. Reinhard Schlief		S-1	10.6	333-142646	5/4/2007
10.7		Exclusive Sublicense Agreement, dated October 10, 2003, between the registrant and UNEMED Corporation		S-1	10.7	333-142646	5/4/2007
10.8		Assignment, Assumption and License Agreement, dated October 7, 1999, between the registrant and Bristol-Myers Squibb Medical Imaging, Inc. (as successor to DuPont Contrast Imaging, Inc.) dated October 7, 1999, and amendments thereto		S-1	10.8	333-142646	5/4/2007
10.9		License Agreement, dated February 10, 2006, between the registrant and the University of Arkansas for Medical Sciences		S-1	10.9	333-142646	5/4/2007
10.10		Asset Purchase Agreement, dated April 10, 2006, between the registrant and Abbott Laboratories, and amendments thereto		S-1	10.10	333-142646	5/4/2007
10.11		Escrow Agreement, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.11	333-142646	5/4/2007
10.12		Inventory Trademark License Agreement, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.12	333-142646	5/4/2007
10.13		Security Agreement, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.13	333-142646	5/4/2007
10.14		Secured Promissory Note, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.14	333-142646	5/4/2007
10.15		Second Amended Executive Employment Agreement, dated May 15, 2006, between the registrant and Evan C. Unger		S-1	10.15	333-142646	5/4/2007
10.16		Consulting Agreement, dated October 20, 2006, between the registrant and Evan C. Unger		S-1	10.16	333-142646	5/4/2007
10.17		Confidential Separation Agreement and Mutual General Release of All Claims, dated November 28, 2006, between the registrant and Evan C. Unger		S-1	10.17	333-142646	5/4/2007
10	.18*	Consulting Agreement, dated April 11, 2005, between the registrant and Greg Cobb		S-1	10.18	333-142646	5/4/2007
10	.19*	Amended Executive Employment Agreement, dated February 1, 2007, between the registrant and Greg Cobb		S-1	10.19	333-142646	5/4/2007
10	.20*	Amended Executive Employment Agreement, dated February 1, 2007, between the registrant and Bradford A. Zakes		S-1	10.20	333-142646	5/4/2007
10.21		Agreement, dated March 31, 2006, by and among the registrant, John A. Moore and Edson Moore Healthcare Ventures		S-1	10.21	333-142646	5/4/2007

				Incorporated by Reference
Exhibit			Filed		Exhibit
No		Exhibit Title	Herewith	Form	No.	File No.	Filing Date

10.22		Subscription Agreement and Investor Questionnaire, dated March 2004, between the registrant and each of the signatory investors, offering price $2.00 per share		S-1	10.22	333-142646	5/4/2007
10.23		Subscription Agreement and Investor Questionnaire, dated December 2004, between the registrant and each of the signatory investors, offering price $3.00 per share		S-1	10.23	333-142646	5/4/2007
10.24		Subscription Agreement and Investor Questionnaire, dated September and October 2004, between the registrant and each of the signatory investors, offering price $4.00 per share		S-1	10.24	333-142646	5/4/2007
10.25		Commercial Lease — Triple Net, dated November 1, 2002, between the registrant and ImaRx Investments L.L.C.		S-1	10.25	333-142646	5/4/2007
10.26		Standard Commercial — Industrial Lease, dated December 30, 1997, between the registrant and Tucson Tech Park and addenda thereto		S-1	10.26	333-142646	5/4/2007
10.27		Note Extension and Amendment Agreement, dated October 25, 2007, between the registrant and Abbott Laboratories		8-K	10.1	001-33043	10/26/2007
10	.28*	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Bradford A. Zakes		8-K	10.1	001-33043	2/7/2008
10	.29*	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Greg Cobb		8-K	10.2	001-33043	2/7/2008
10	.30*	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Garen Manvelian		8-K	10.3	001-33043	2/7/2008
10	.31*	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Kevin Ontiveros		8-K	10.4	001-33043	2/7/2008
10.32		Separation and Release of Claims Agreement with Greg Cobb		8-K	10.2	001-33043	6/10/2008
10.33		Separation and Release of Claims Agreement with Kevin Ontiveros		8-K	10.4	001-33043	6/10/2008
10.33		Consulting Agreement with Greg Cobb		8-K	10.3	001-33043	6/10/2008
10.34		Amended Executive Employment Agreement with Brad Zakes		8-K	10.1	001-33043	6/27/2008
10.35		Commercial Lease — dated December 10, 2007, between the registrant and Cambric Partners		10-K	10.32	001-33043	8/31/2008
10.36		Sublease Agreement — dated December 29, 2008 between the Registrant and Koronis Pharmaceuticals, Inc	X

Incorporated by Reference
Exhibit		Filed		Exhibit
No	Exhibit Title	Herewith	Form	No.	File No.	Filing Date

23.1	Consent of Independent Registered Public Accounting Firm — McKennon, Wilson & Morgan, LLP	X
23.2	Consent of Independent Registered Public Accounting Firm — Ernst & Young, LLP	X
24.1	Power of Attorney (included in the signature page hereto)	X
31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	X
31.2	Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	X
32	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	X

(c) Financial Statements and Schedules — See Item 15(a)(1) and 15(a)(2) above.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMARX THERAPEUTICS, INC.

By:	/s/ Bradford A. Zakes
Bradford A. Zakes
President and Chief Executive Officer

Date March 6, 2009

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradford A. Zakes with full power of substitution and resubstitution and full power to act as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agent his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bradford A. Zakes Bradford A. Zakes	President, Chief Executive Officer and Director (principal executive officer and principal financial officer)	March 6, 2009

/s/ Richard Love Richard Love	Director	March 6, 2009

/s/ Richard Otto Richard Otto	Director	March 6, 2009

/s/ Thomas W. Pew Thomas W. Pew	Director	March 6, 2009

/s/ Philip Ranker Philip Ranker	Director	March 6, 2009

/s/ James M. Strickland James M. Strickland	Director	March 6, 2009

IMARX THERAPEUTICS, INC.
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page

Index to Financial Statements	C-49
Report of Independent Registered Public Accounting Firm	C-50
Report of Independent Registered Public Accounting Firm	C-51
Balance Sheets as of December 31, 2007 and 2008	C-52
Statements of Operations for the years ended December 31 2007 and 2008 and for the period from inception (September 23, 2008) through December 31, 2008	C-53
Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2007 and 2008	C-54
Statements of Cash Flows for the years ended December 31, 2007 and 2008 and for the period from inception (September 23, 2008) through December 31, 2008	C-55
Notes to Financial Statements	C-56

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
ImaRx Therapeutics, Inc.

We have audited the accompanying balance sheet of ImaRx Therapeutics, Inc., a development-stage company, as of December 31, 2008, the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the period from inception (September 23, 2008) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImaRx Therapeutics, Inc. at December 31, 2008, the results of their operations and their cash flows for the year then ended and for the period from inception (September 23, 2008) through December 31, 2008, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, effective September 23, 2008, the Company re-entered the development stage, as a result of the sale of all rights to the product “urokinase” to Microbix Biosystems, Inc. and decision to exploit technologies associated with on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Management determined that the rights sold did not constitute a reportable segment during the periods the Company owned the technology rights. Accordingly, management has not reported the revenues and costs of these technologies as discontinued operations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has recurring losses, which has resulted in an accumulated deficit of $91.3 million at December 31, 2008. Management plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments for the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ McKennon, Wilson & Morgan LLP

Irvine, California
March 6, 2009

See accompanying notes.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
ImaRx Therapeutics, Inc.

We have audited the accompanying balance sheets of ImaRx Therapeutics, Inc. as of December 31, 2007, and the related statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImaRx Therapeutics, Inc. at December 31, 2007, and the results of its operations and its cash flows for the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payments.

The accompanying financial statements have been prepared assuming that ImaRx Therapeutics, Inc. will continue as a going concern. As more fully described in Note 1, the Company has recurring losses, which has resulted in an accumulated deficit of $81.2 million at December 31, 2007. In addition, the Company has a note payable principal balance of $11.6 million due on March 31, 2008. This condition, among others, raises substantial doubt about the Company’s ability to continue as a going concern. Management plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 25, 2008

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Balance Sheets

	December 31,
	2007	2008
	(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$12,861	$757
Restricted cash	388	—
Accounts receivable	349	—
Inventory	11,138	—
Inventory subject to return	2,560	12
Assets held for sale	—	108
Prepaid expenses and other	589	144

Total current assets	27,885	1,021
Long-term assets:
Property and equipment, net	1,170	51
Intangible assets, net	1,633	—
Other	19	—

Total assets	$30,707	$1,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,277	$117
Accrued expenses	837	82
Accrued chargebacks and administrative fees	1,317	—
Deferred revenue	5,373	226
Notes payable and accrued interest	11,698	—
Other	—	154

Total current liabilities	20,502	579
Commitments and contingencies (Notes 1, 5, 8, and 14)
Stockholders’ equity:
Common stock, $.0001 par 100,000,000 shares authorized, 10,046,683 issued and outstanding at December 31, 2007 and 10,165,733 issued and outstanding at December 31, 2008	1	1
Additional paid-in capital	91,386	91,808
Accumulated deficit	(81,182)	(91,316)

Total stockholders’ equity	10,205	493

Total liabilities and stockholders’ equity	$30,707	$1,072

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Statements of Operations

			September 23, 2008
	Years Ended December 31,		(Inception) through
	2007	2008	December 31, 2008
	(In thousands, except share data)

Revenues:
Product sales, net	$7,841	$6,511	$960
Research and development	519	223	—

Total operating revenue	8,360	6,734	960
Costs and expenses:
Cost of product sales	3,518	3,051	575
Research and development	7,424	3,040	87
General and administrative	6,087	6,434	618
Asset impairment	—	9,978	—

Total cost and expenses	17,029	22,503	1,280

Operating loss	(8,669)	(15,769)	(320)
Other income (expense):
Interest and other income	548	49	15
Interest expense	(862)	(203)	—
Gain on settlement of accounts payable	—	187	187
Gain on extinguishment of debt	219	5,602	—

Net loss	(8,764)	(10,134)	(118)
Deemed dividend from beneficial conversion feature for Series F redeemable convertible preferred stock	(13,842)	—	—
Accretion of dividends on preferred stock	(867)	—	—
Reversal of accretion of dividends on preferred stock not paid	4,919	—	—

Net loss attributed to common stockholders	$(18,554)	$(10,134)	$(118)

Net loss attributed to common stockholders per share — Basic and diluted	$(3.16)	$(1.00)

Weighted-average shares outstanding — Basic and diluted	5,868,131	10,116,808

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

											Series E
	Redeemable Convertible Preferred Stock										Redeemable						Total
	Series A		Series B		Series C		Series D		Series F		Convertible				Additional		Stockholders’
		Carrying		Carrying		Carrying		Carrying		Carrying	Preferred Shares		Common Stock		Paid-in	Accumulated	Equity
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
	(In thousands, except share data)

Balance at January 1, 2007	2,291,144	9,329	593,226	9,492	285,714	1,945	438,232	1,562	2,835,000	13,535	1,000,000	4,000	2,606,739	—	28,620	(62,628)	(30,008)
Deemed dividend from beneficial conversion feature for Series F redeemable Convertible preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	13,842	(13,842)	—
Accretion of undeclared dividends on Series A, D and F Redeemable Convertible Preferred Stock	—	252	—	—	—	—	—	48	—	567	—	—	—	—	—	(867)	(867)
Net proceeds from initial public offering	—	—	—	—	—	—	—	—	—	—	—	—	3,000,000	—	11,233	—	11,233
Conversion of redeemable convertible preferred stock to common stock	(2,291,144)	(9,581)	(593,226)	(9,492)	(285,714)	(1,945)	(438,232)	(1,610)	(2,835,000)	(14,102)	(1,000,000)	(4,000)	4,401,129	1	35,811	—	31,812
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,179	—	1,179
Issuance of restricted stock	—	—	—	—	—	—	—	—	—	—	—	—	38,500	—	193	—	193
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	315	—	1	—	1
Reversal of accretion of dividends on Series A, D and F preferred stock not paid	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	4,919	4,919
Stock — based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	507	—	507
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,764)	(8,764)

Balance at December 31, 2007	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	10,046,683	$1	$91,386	$(81,182)	$10,205

Issuance of restricted stock	—	—	—	—	—	—	—	—	—	—	—	—	119,050	—	75	—	75
Stock — based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	347	—	347
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(10,134)	(10,134)

Balance at December 31, 2008	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	10,165,733	$1	$91,808	$(91,316)	$493

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Statements of Cash Flows

			September 23,
	Years Ended December 31,		2008 (Inception)
	2007	2008	December 31, 2008
	(In thousands)

Operating activities
Net loss	$(8,764)	$(10,134)	$(118)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,174	563	18
Stock-based compensation	700	422	156
Gain on extinguishments of debt	(219)	(5,602)	—
Asset impairment	—	9,978	—
Loss on disposal of property and equipment	19	118	1
Changes in operating assets and liabilities:
Inventory	4,922	937	—
Inventory subject to return	(2,115)	2,548	574
Accounts receivable	227	349	—
Prepaid expenses and other	(49)	445	64
Other assets	(19)	19	—
Accounts payable	(136)	(1,160)	(1,256)
Accrued expenses and other liabilities	1,781	(5,147)	(153)
Deferred revenue	4,417	(1,715)	(968)

Net cash provided by (used in) operating activities	1,938	(8,379)	(1,682)
Investing activities
Purchase of property and equipment, net	(577)	(11)	—
Proceeds from sale of property and equipment	—	197	—
Proceeds from sale of urokinase asset	—	2,000	—

Net cash used in investing activities	(577)	2,186	—
Financing activities
Change in restricted cash	(388)	388	—
Payment on note payable	(4,780)	(6,299)	—
Proceeds from sale of common stock	12,412	—	—

Net cash provided by financing activities	7,244	(5,911)	—

Net increase (decrease) in cash and cash equivalents	8,605	(12,104)	(1,682)
Cash and cash equivalents at the beginning of the year	4,256	12,861	2,439

Cash and cash equivalents at the end of the year	$12,861	$757	$757

Supplemental schedule of cash flow information
Cash paid for interest	$1,351	$329	$—

Supplemental Schedule of Noncash Investing and Financing Activities:
Accretion of undeclared dividends on Series A/D/F redeemable convertible preferred stock	$867	$—	$—
Reversal of accretion of undeclared dividends on Series A/D/F redeemable convertible preferred stock not paid	4,919	—	—
Deemed dividend from beneficial conversion feature for Series F redeemable convertible preferred stock	13,842	—	—
Conversion of convertible preferred stock to common stock upon initial public offering	35,811	—	—
Fair value of stock warrants issued in connection with Company’s initial public offering	1,179	—	—

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements

1.	The Company and Significant Accounting Policies

The Company

We are a development stage biopharmaceutical company whose research and development efforts have focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues. We were previously engaged in the commercialization of one drug approved by the Food and Drug Administration or FDA, urokinase, but sold all rights to that product to Microbix Biosystems, Inc., or Microbix, on September 23, 2008.

On June 11, 2008, in response to new risks and challenges facing the Company, we announced a restructuring that included a significant workforce reduction in which all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. We paid a retention bonus to each of the remaining employees and entered into agreements with each of them to reimburse us a portion of the retention bonus should they voluntarily leave the employ of the Company prior to certain agreed upon dates.

We are seeking strategic alternatives that would enable the continued development of our SonoLysis program and are preserving our cash resources in order to provide sufficient time to accomplish this objective. Historically, one of our primary sources of cash has been the sale of our urokinase product. Due to the sale of the urokinase asset to Microbix, we do not currently have any significant source of cash.

Basis of Presentation

On September 23, 2008, Microbix purchased our remaining urokinase inventory and related assets and assumed full responsibility for all ongoing commercial and regulatory activities associated with the product for an upfront payment of $2.0 million and the assumption of up to $0.5 million in chargeback and other liabilities for commercial product currently in the distribution channel. If the assumed chargeback and other liabilities paid by Microbix are less than the $0.5 million assumed, Microbix will issue payment to us for the difference. Microbix also agreed to pay us an additional $2.5 million upon the release of certain inventory of urokinase currently under review by the FDA. In light of this transaction we will receive no cash from future sales of urokinase. As a result, we may not have sufficient capital resources to support operations and continue as a going concern.

On September 23, 2008, upon the sale of the urokinase asset to Microbix, we returned to the development stage. We no longer have any commercialized products or licensed technologies that will provide significant revenue in the immediate future. The sale of urokinase assets did not result in discontinued operations reporting as this was not considered a reportable segment. We purchased this inventory as it was complimentary to our SonoLysis program efforts and assisted us in obtaining contacts that would be beneficial to our developmental products. At the time we purchased the urokinase inventory from Abbott Laboratories there were no FDA approved manufacturing facilities that could manufacture additional supplies of urokinase for commercialization. We purchase urokinase with the intention of selling the purchased inventory for cash. Due to the amount of time and resources that it would require to build new manufacturing facilities and obtain FDA approval of the facility, it was not our intention to reproduce additional commercial supplies of inventory once the existing supplies had been sold. Since discontinued operations reporting was not appropriate, the urokinase assets were written off and we will continue to record revenue until the product at our wholesale distributors is completely sold through to a third party.

Our ability to continue as a going concern depends on our ability to enter into a strategic transaction for our SonoLysis program that results in significant cash proceeds to the Company and whether Microbix is

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

successful in securing the release of the urokinase inventory by the FDA thereby triggering the $2.5 million payment. We have had recurring losses, which have resulted in an accumulated deficit of $91.3 million at December 31, 2008. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements include adjustments to reduce the value of certain assets to fair value, but do not include any other adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot acquire additional financing or execute the strategic alternatives being considered.

Estimates and Assumptions

Preparing financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of stock-based compensation forfeiture rates; assumptions such as the potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; and, estimating the fair value and/or goodwill impairment for our reporting units. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash Equivalents and Restricted Cash

We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are recorded at cost, which approximates fair value. Our cash equivalents have been comprised mainly of marketable bank obligations, commercial paper, and corporate notes and bonds.

The restricted cash represented the amount of cash held in the escrow account for the repayment of the note payable with Abbott Laboratories.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and notes payable, approximate fair value based on the liquidity or on the short-term maturities of these financial instruments.

Accounts Receivable

Accounts receivable consisted of amounts due from wholesale distributors for the purchase of urokinase product and are recorded net of allowances for sales discounts and prompt payment discounts. To date we have not recorded a bad debt allowance because the majority of our product revenue comes from sales to a limited number of established wholesale distributors. The need for bad debt allowance is evaluated each reporting period based on our assessment of the creditworthiness of our customers.

Inventory and Inventory Subject to Return

Inventory was comprised of finished goods and was stated at the lower of cost or market value. Inventory subject to return is comprised of finished goods, stated at the lower of cost or market value, and represents the amount of inventory that has been sold to wholesale distributors. When product is sold by the wholesale distributor to a hospital or other health care provider, a reduction in this account occurs and cost of sales is recorded.

Abbokinase® (urokinase), rebranded under the name Kinlytic®, was our only commercially available FDA approved product. Abbokinase is a thrombolytic or clot-dissolving agent approved for the treatment of acute massive pulmonary embolism, or blood clots in the lungs.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

On September 23, 2008, we divested the urokinase assets and sold all of the remaining urokinase inventory to Microbix. As such, the inventory value at December 31, 2008 is zero.

Costs related to shipping and handling were charged to general and administrative expense as incurred.

Property and Equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, ranging from three to seven years, using the straight-line method. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life.

Intangible Assets and Other Long-Lived Assets

Intangible assets included customer relationships, trade name, contracts and technology and were accounted for based on SFAS No. 142, Goodwill and Other Intangible Assets. Intangible assets with finite useful lives were amortized over the estimated useful lives from the date of acquisition, ranging from one to four years, using the straight-line method. The Abbokinase trade name had an estimated life of one year.

We account for long-lived assets in accordance with the provisions of SFAS No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected future net cash flows generated by the asset. If it is determined that the asset may not be recoverable and if the carrying amount of an asset exceeds its estimated fair value, an impairment charge is recognized to the extent of the difference. SFAS 144 requires companies to separately report discontinued operations, including components of an entity that either have been disposed of (by sale, abandonment or in a distribution to owners) or classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

At June 30, 2008, we evaluated our intangible assets for impairment due to the receipt of the Approvable Letter from the FDA and determined that all of the intangible assets were impaired. As such, these intangibles were written off by recording a $1.3 million impairment. We also initiated a plan to sell a portion of our laboratory equipment, which we valued at fair value and recorded a $0.5 million impairment. The assets were classified as held for sale. We completed the sale of $152,000 of assets held for sale for cash of $115,000 and the termination of a lease agreement, which resulted in a reduction of future lease payments of $16,000. We recorded an additional loss on the sale of equipment in this transaction in the amount of $21,000.

Revenue Recognition

Revenue from product sales is recognized pursuant to SEC Staff Bulletin No. 104 (SAB 104), Revenue Recognition in Financial Statements. Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectability is reasonably assured. We apply SFAS No. 48, Revenue Recognition When the Right of Return Exists, which amongst other criteria, requires that future returns be reasonably estimated in order to recognize revenue. The amount of future returns is uncertain due to the insufficiency of returns history data. Due to the uncertainty of returns from our wholesale distributors, we are accounting for product shipments to wholesale distributors using a deferred revenue recognition model. Under this model, we do not recognize revenue upon product shipment to wholesale distributors; therefore, recognition of revenue is deferred until the product is sold by the wholesale distributor to the end user. Our returns policy allows end users to return product within 12 months after expiration, but

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

current practice by wholesalers and end users is generally a “just in time” purchasing methodology, meaning that the product is purchased by the end user on an as-needed basis, typically on a daily or weekly basis. Although the product was previously marketed by Abbott Laboratories, we were unable to obtain historical returns data for the product from Abbott Laboratories at the time of our acquisition of Abbokinase. Based on input from our wholesale distributors, current purchasing practices and the estimated amount of product in the channel, we anticipate immaterial product returns from end users.

Our customers consisted primarily of large established pharmaceutical wholesale distributors who sell directly to hospitals and other healthcare providers. Provisions for product returns and exchanges, sales discounts, chargebacks, managed care and Medicaid rebates and other adjustments are established as a reduction of product sales revenues at the time such revenues are recognized. These deductions from gross revenue are established by management as its best estimate at the time of sale adjusted to reflect known changes in the factors that impact such reserves.

AmerisourceBergen accounted for 19%, Cardinal accounted for 38% and McKesson Corporation accounted for 38% of our total 2008 product revenues. AmerisourceBergen and Cardinal each accounted for 34% of our 2007 revenues and McKesson Corporation accounted for 25% of our 2007 revenues.

Stock-Based Compensation

We maintain performance incentive plans under which incentive and non-qualified stock options are granted primarily to employees and non-employee directors. Prior to January 1, 2006, we accounted for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees, SFAS No. 123, Accounting for Stock Based Compensation, and related interpretations. Our policy is to grant all stock options at the fair market value of the underlying stock at the date of grant.

Effective January 1, 2006, we adopted SFAS 123(R), requiring measurement of the cost of employee services received in exchange for all equity awards granted, based on the fair market value of the award as of the grant date. We currently use the Black-Scholes option pricing model to estimate the fair value of our share-based payments. The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company uses guideline companies and, to a limited extent, experiences of the Company since becoming publicly traded, to determine volatility. The expected life of the stock options is based on historical data and future expectations. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected term of our stock options. The dividend yield assumption is based on our history and expectation of dividend payouts. Stock-based compensation expense recognized in our financial statements in 2006 and thereafter is based on awards that are ultimately expected to vest. The amount of stock-based compensation expense in 2006 and thereafter will be reduced for estimated forfeitures. Forfeitures are required to be estimated at the time of the grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We will evaluate the assumptions used to value stock awards on a quarterly basis. If factors change and we employ different assumptions, stock-based compensation expense may differ significantly from what has previously been recorded. To the extent that we grant additional equity securities to employees, the stock-based compensation expense will be increased by the additional compensation resulting from those additional grants. We adopted SFAS 123(R) using the prospective application method of adoption which requires recording compensation cost related to awards granted on or after January 1, 2006 based on the fair value related to stock options at the grant dates.

The weighted-average expected option term for the years ending December 31, 2007 and 2008 reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107 (SAB 107). The

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

simplified method defines the life as the average of the contractual term of the options and the weighted-average vesting period for all option tranches.

Research and Development Expenses

We classify our research and development expenses into four categories of activity, namely: research, development, clinical and regulatory. Our research and development efforts were focused primarily on product candidates from our SonoLysis program. As part of our restructuring effort announced in June 2008, we have ceased substantially all research related activities.

Income Taxes

We account for income taxes under the liability method pursuant to SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided when we determine that it is more likely than not that some portion or all of a deferred tax asset will not be realized.

We adopted the Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48), effective January 1, 2007. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

Net Loss Attributable to Common Stockholders per Share

Basic and diluted net loss attributable to common stockholders per share is calculated by dividing the net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share for all periods presented. The effects of potentially dilutive securities are antidilutive in the loss periods.

The following potential common shares have been excluded from the computation of diluted net loss per share since their effect would be antidilutive in each of the loss periods presented. The shares have been revised to account for the one-for-three reverse stock split that occurred in May 2007. Herein all shares presented in this annual report on Form 10-K have been adjusted to reflect these stock splits.

	Years Ended December 31,
	2007	2008

Stock options	1,534,269	732,079
Warrants	1,023,913	1,023,913

Concentration of Credit Risk

We maintain cash balances at financial institutions and such cash balances commonly exceed the $250,000 insured amount by the Federal Deposit Insurance Corporation. We have not experienced any losses in such accounts and management believes that we are not exposed to any significant credit risk with respect to such cash and cash equivalents.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS 162 becomes effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS 162 will not have an impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), Business Combinations and SFAS No. 160 (SFAS 160), Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51. SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 141R and SFAS 160 are effective beginning in the first fiscal period ending after December 15, 2008. Early adoption is not permitted. We do not believe the adoption of these new standards, SFAS 141R and SFAS 160, will have an impact on our financial statements.

Impact of Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and was adopted by us in the first quarter of 2008. The adoption of SFAS 157 did not have a material impact on our results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require assets or liabilities to be carried at fair value. Under SFAS 159, a company may elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees and issued debt. Other eligible items include firm commitments for financial instruments that otherwise would not be recognized at inception and non-cash warranty obligations where a warrantor is permitted to pay a third party to provide the warranty goods or services. If the use of fair value is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred, e.g., debt issue costs. The fair value election is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to beginning retained earnings. Subsequent to the adoption of SFAS 159, changes in fair value are recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, and was adopted by us in the first quarter of 2008. The adoption of SFAS 159 did not have any impact on our results of operations and financial condition as the fair value option was not elected for any of our financial assets or financial liabilities.

In June 2007, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 07-3 (EITF No. 07-3), Accounting for Non-Refundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, which requires nonrefundable advance payments for goods and services that will be used or rendered for future research and development activities to be deferred and capitalized. These amounts will be recognized as expense in the period that the related goods are delivered or the related services are performed. EITF No. 07-3 is effective for fiscal years beginning after December 15, 2007. We adopted the

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

provisions of EITF No. 07-3 in the first quarter of 2008 and the adoption of EITF No. 07-3 did not have a material impact on our results of operations and financial condition.

2.	Balance Sheet Data

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2007	2008
	(In thousands)

Leasehold improvements	$652	$—
Laboratory equipment	2,212	—
Computer and communications equipment	279	99
Office furniture and equipment	157	—
Construction in progress	43	—

	3,343	99
Less accumulated depreciation	2,173	48

	$1,170	$51

For the years ended December 31, 2007 and 2008, we recorded depreciation expense of $0.3 million and $0.2 million, respectively.

Intangible Assets

Intangibles consisted of the following (in thousands):

	December 31, 2007
	Weighted	Gross Carrying	Accumulated
	Average Life	Amount	Amortization

Customer lists	4 years	$2,700	$(1,125)
Trade name	1 year	500	(500)
Cell technology	4 years	100	(42)

		$3,300	$(1,667)

The intangible assets were written off in June 2008. See Note 1 for disclosure.

Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2007	2008
	(In thousands)

Accrued compensation	$528	$43
Accrued contract services	181	—
Other accrued expenses	128	39

	$837	$82

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

3.	Restructuring

Our board of directors authorized a restructuring that was implemented on June 11, 2008, that included a workforce reduction in which the employment of all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. The costs associated with these actions for the year ended December 31, 2008 was $0.8 million, of which $0.5 million represented severance payments for the affected employees, all of which were paid prior to June 30, 2008. We also incurred a $0.5 million asset impairment for long-lived assets. See Note 4 for disclosure. All expenses incurred due to the restructuring, other than assets impaired, have been included in the statement of operations under general and administrative. Certain of the Company’s former key employees entered into consulting agreements with us in order to assist us in exploring strategic alternatives for our clinical-stage SonoLysis program and other assets.

The following table presents the activity and balances of the restructuring (in thousands):

	Employee	Facility
	Separations	Closing	Total

Liability, July 1, 2008	$40	$242	$282
Cash payments	(40)	—	(40)
Amortization	—	(72)	(72)
Adjustments to expense	—	(16)	(16)

Liability, December 31, 2008	$—	$154	$154

4.	Assets Held for Sale

In connection with the June 11, 2008 restructuring, we discontinued substantially all research and development activity. As such, we initiated a process to sell certain items of laboratory equipment that will not be required for a future strategic transaction associated with our SonoLysis program. We determined that the plan of sale criteria in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, had been met. Accordingly, the carrying value of the laboratory equipment was adjusted to its fair value less costs to sell, amounting to $0.3 million, which was determined based on quoted market prices of similar assets.

In the three months ended September 30, 2008, we completed the sale of $152,000 of assets held for sale for cash of $115,000 and the termination of a lease agreement, which resulted in a reduction of future lease payments of $16,000. We recorded an additional loss on the sale of equipment in this transaction in the amount of $21,000.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

5.	Income Taxes

The provision for income taxes consists of the following (in thousands):

	Years Ended December 31,
	2007	2008

Current:
Federal	$—	$—
State	—	—

Total current provision	—	—
Deferred:
Federal	(3,246)	(3,382)
State	(328)	(243)
Valuation allowance	3,574	3,625

Total deferred provision	—	—

Total tax provision	$—	$—

A reconciliation of the U.S. federal statutory income tax rate to the effective rate follows.

	Years Ended December 31,
	2007	2008

Tax benefit at statutory rate	$(2,979)	$(3,413)
State taxes (net of federal benefit)	(328)	(243)
Net benefit from research and development credits	(547)	(86)
Stock compensation	96	23
Other, net	184	94
Valuation allowance	3,574	3,625

Tax benefit at statutory rate	$—	$—

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Our deferred tax assets and liabilities are attributed to the following temporary differences:

	December 31,
	2007	2008
	(In thousands)

Current deferred tax assets:
Reserves and accrued liabilities	$47	$13
Other	5	3

	52	16
Noncurrent deferred tax assets:
Property and equipment	110	(8)
Deferred revenue	2,004	84
Intangibles	2,301	1,854
Stock compensation	448	552
Research and development credits	2,188	2,197
Net operating loss carryforward	13,973	20,006

	21,024	24,685

Total deferred tax assets	21,076	24,701
Valuation allowance	(21,076)	(24,701)

Net deferred tax assets	$—	$—

At December 31, 2008, we had net operating loss carryforwards of $53.4 million for federal tax purposes that begin to expire in the year 2020. For state income tax purposes, we had net operating loss carryforwards at December 31, 2008 of $37.9 million that expire within five years of being incurred and will begin to expire for state purposes in 2009. Additionally, we have research and development credit carryforwards of $1.4 million for federal purposes and $0.8 million for state purposes that begin to expire in 2020 and 2015 for federal and state purposes, respectively. Finally, we generated a capital loss carryforward of $13.6 million in 2007, which will expire in 2012 for which no tax benefit was recorded.

For financial reporting purposes, a valuation allowance of $21.1 million and $24.7 million has been established at December 31, 2007 and 2008, respectively, to offset deferred tax assets relative to the net operating loss carryforwards and other deferred tax assets. The gross deferred tax assets resulted from accumulated net operating loss carryforwards since inception. We will not recognize any tax benefit until we are in a tax paying position, and therefore, more likely to realize the tax benefit. Our valuation allowance changed by $3.6 million during both years ended December 31, 2007 and 2008.

We adopted the Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48), effective January 1, 2007. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

We file U.S. Federal tax returns and U.S. State tax returns. We have identified our US Federal tax return as our “major” tax jurisdiction. For the U.S. Federal return, years 2005 through 2007 are subject to tax examination by the U.S. Internal Revenue Service. We do not currently have any ongoing tax examinations. However, we had an examination of our 2006 U.S. Federal tax return by the U.S. Internal Revenue Service during the fiscal year ended December 31, 2008. The examination resulted in no changes. We believe that our income tax filing positions and deductions will continue to be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48. In addition, we did not record a cumulative effect adjustment related to the adoption of FIN 48. We do not anticipate that the total amount of unrecognized tax related to any particular tax benefit position will change significantly within the next 12 months.

Our policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes.

Our net operating losses and tax credit carryforwards are subject to limitation under Internal Revenue Code Sections 382 and 383. Based on the most current analysis, it appears that a greater than 50% change in ownership occurred in July 2007 in conjunction with our public offering. This analysis indicates the annual limitation on the use of losses would be $1.5 million per year (pre-tax). However, we can avail ourselves of certain elections to increase the annual limitation by certain recognized built-in gains on assets that existed at the date of change. Furthermore, we continue to study whether we could alter the date on which the ownership change was deemed to occur by making one or more elections permitted under Section 382 which could reduce the net operating losses subject to limitation and eliminate the risk of expiration. We are continuing to study each of these issues. Until such time as it is conclusively determined that a portion of net operating loss or credit carryforward has been permanently impaired, we will continue to reflect these attributes in our deferred tax assets and maintain an offsetting valuation allowance. When the analysis is finalized, we plan to update our unrecognized tax benefits under FIN 48. Due to the existence of the valuation allowance, future changes in our unrecognized tax benefits will not impact our effective tax rate.

At December 31, 2007 and 2008, our deferred tax assets do not include $0.3 million of excess tax benefits from employee stock option exercises that are a component of our net operating loss carryforward. Additional paid in capital will be increased by $0.3 million if and when such excess tax benefits are realized.

6.	Investment in ImaRx Oncology, Ltd.

During 2001, we entered into a joint venture agreement with a development partner to form ImaRx Oncology, Ltd. (IOL) for the development of certain patents and technology. Upon the formation of IOL, we acquired an 80.1% interest in IOL by purchase of 100% of IOL’s voting common shares for $5.0 million and 60.2% of IOL’s preferred shares for $3.0 million, representing a total of 80.1% of IOL’s outstanding shares. The development partner acquired the remaining 39.8% of IOL’s preferred shares for $2.0 million, representing a total of 19.9% of IOL’s outstanding shares.

On October 2, 2002, we entered into a termination agreement (Termination Agreement) of the joint venture with the development partner whereby we acquired the remaining 19.9% interest in IOL in exchange for consideration equal to $0.1 million plus future contingent consideration in the form of a net royalty interest in the sale, licensing or other commercialization proceeds, as defined in the Termination Agreement, of all IOL operations. This acquisition cost was expensed to research and development in 2002 at the time we entered into the Termination Agreement. IOL received funding pursuant to a convertible promissory note (Development Note) with the development partner for funding of the development partner’s pro rata share of the development costs.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

Under the Termination Agreement, the Development Note was amended and restated (Restated Development Note) to provide for funding by the development partner up to a maximum principal amount of $3.6 million. The Restated Development Note was extinguished in full in March 2005, which resulted in a gain on the debt extinguishment. We completed the dissolution of IOL on March 9, 2007.

7.	Related Party Transactions

We leased an office facility from a partnership whose beneficial owners include a former member of the Board of Directors of the Company. Rent expense related to this lease, which was terminated on August 1, 2008, amounted to $0.1 million in 2007 and approximately $57,000 in 2008.

8.	Notes Payable

Note Payable for Asset Acquisition

In connection with an Asset Purchase Agreement dated April 25, 2006 with Abbott for the purchase of inventory and related intangibles, we issued a $15.0 million secured promissory note payable, which accrued simple interest at an annual rate of 6.0%. On October 25, 2007, we signed a Note Extension and Amendment Agreement with Abbott and the escrow agent. In this Agreement, Abbott agreed to extend the due date of the note to March 31, 2008, and we instructed the escrow agent to transfer the funds held in escrow of $4.8 million to Abbott in payment of accrued interest through the transaction date of $1.4 million and principal of $3.4 million.

In April 2008, we entered into a satisfaction, waiver and release agreement with Abbott Laboratories under which we paid Abbott Laboratories $5.2 million in cash and upon payment of the funds, the debt obligation was deemed to be indefeasibly paid in full by us and the note was cancelled and returned to us. This transaction resulted in a gain on extinguishment of debt of $5.6 million in our statement of operations for the year ended December 31, 2008.

9.	Equity Transactions

Reverse Stock Splits

The Company’s Board of Directors and stockholders approved in May 2007 a reverse stock split. On May 4, 2007, a one-for-three reverse stock split of the Company’s common stock became effective. All common share, per share and stock option data information in the accompanying financial statements and notes thereto has been retroactively restated for all periods to reflect the reverse stock splits.

Initial Public Offering (IPO)

On July 25, 2007, 3,000,000 shares of common stock were sold at an initial public offering price of $5.00 per share, resulting in aggregate net cash proceeds of $12.4 million. Upon the completion of the initial public offering in July 2007, all of the previously outstanding preferred shares converted into an aggregate of 4,401,129 shares of the common stock. All accrued and unpaid dividends relating to applicable preferred stock did not convert into shares of common stock upon the IPO and were reversed. These shares combined with 2,607,054 shares of common stock outstanding immediately before the initial public offering and the 3,000,000 shares sold in the initial public offering resulted in 10,008,183 shares of common stock outstanding upon completion of the initial public offering in July 2007.

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

Restricted Stock Awards

On July 31, 2007, members of the Board of Directors were issued a total of 38,500 shares of restricted common stock at a grant date fair value of $5.00 per share for services previously rendered for the Board. These shares vest upon the member’s departure from the Board of Directors. We recognized compensation expense of $0.2 million in 2007 which is included in the statement of operations under general and administrative expense.

On May 30, 2008, non-employee directors were issued a total of 119,050 shares of restricted stock at a grant date fair value of $0.63 per share for services rendered on the Company’s board of directors. The expense was recorded in the statement of operations under general and administrative expense.

Preferred Stock

In connection with the effective closing of the IPO in July 2007, shares of Series A, B, C, D and E redeemable convertible preferred stock then outstanding were converted into an aggregate of 1,632,835 shares of our common stock.

We entered into a Series F Preferred Stock (Series F) Purchase Agreement in April 2006. We issued a total of 2,835,000 shares of Series F and received net proceeds of $13.0 million in 2006. The per share conversion rate of Series F was variable and was determined by dividing $5.00 by the lesser of (a) $25.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) or (b) 85% of the price per share paid in an initial public offering. The price per share of the initial public offering was $5.00, therefore, the holders of the Series F have converted to shares of common stock at a rate of 1.176 per share of Series F. The beneficial conversion as determined under the provisions of EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. Effectively on the completion of the IPO, a deemed dividend on the conversion of preferred stock of $13.8 million was recorded. The exchange of common shares of stock for shares of Series F preferred stock resulted in the issuance of 2,768,294 shares of common stock on July 25, 2007.

Cumulative undeclared dividends of $4.9 million on Series A, D and F were reversed upon the IPO and no dividends were paid.

Warrants to Purchase Common Stock

In connection with the initial public offering, warrants to purchase 671,589 shares of common stock were issued on July 31, 2007. The warrants are exercisable up to five years on a cashless basis at $5.75 per share. The fair value of the warrants at the date of issuance of $1.2 million was recorded against additional paid in capital as a cost of the initial public offering.

The following table summarizes the warrants that were outstanding as of December 31, 2008:

Warrants Issued

		Weighted-Average
	Warrants	Remaining Life	Warrants
Exercise Price	Outstanding	in Years	Exercisable

$5.75	671,589	8.58	671,589
10.00 - 13.75	91,050	0.61	91,050
15.00 - 16.50	150,664	0.55	150,664
20.00 - 21.25	109,996	4.41	109,996
35.00	614	2.18	614

	1,023,913	6.24	1,023,913

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

A summary of activity of warrants is as follows:

		Weighted-Average
	Warrants	Exercise Price

Balance at January 1, 2007	352,324	15.79
Granted	671,589	5.75
Exercised	—	—
Canceled	—	—

Balance at December 31, 2007	1,023,913	$9.21
Granted	—	—
Exercised	—	—
Canceled	—	—

Balance at December 31, 2008	1,023,913	$9.21

10.	Stock Options

We have two equity incentive plans; the 2000 Stock Plan (“2000 Plan”) and the 2007 Performance Incentive Plan (“2007 Plan”). The 2000 Stock Plan was terminated immediately following the closing of the initial public offering on July 31, 2007. No additional grants will be issued from the 2000 Stock Plan; however, there are grants currently outstanding under this plan. The 2007 Plan became effective July 25, 2007, the effective date of the Company’s initial public offering. There were a total of 850,000 shares available for grant under the 2007 Plan upon its effective date. Any shares forfeited under the 2000 Plan would be added to the shares available for grant under the 2007 Plan. As of December 31, 2008, a cumulative total of 885,600 shares of common stock authorized for issuance. As of December 31, 2008, the total compensation cost related to non-vested options not yet recognized is $0.3 million, which will be charged to expense over the next 2 years.

Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123R, Share Based Payment, using the prospective-transition method. Under this method, compensation cost during the year includes all share-based payments granted subsequent to December 31, 2005, based on the grant date fair value estimated using the Black-Scholes option-pricing model. We continue to account for the unvested portion of options that were granted prior to December 31, 2005 using the provisions of APB No. 25. Before adoption of SFAS 123R, pro forma disclosures reflected the fair value of each option grant estimated on the date of grant using the Black-Scholes option-pricing model.

The following assumptions were used to determine pro-forma and actual stock-based compensation expense:

	Years Ended December 31,
	2007	2008

Expected dividend yield	0.00%	0.00%
Expected stock price volatility	75.0 - 82.17%	84.42 - 85.01%
Risk free interest rate	3.78 - 4.93%	3.46 - 3.67%
Expected life of option	7 years	7 years

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

The following table shows the amounts recognized in the financial statements for share-based compensation (in thousands):

	Years Ended December 31,
	2007	2008

Research and development	$341	$157
General and administrative	359	265

Total cost of share-based compensation in net loss	$700	$422

Impact on net loss per share — basic and diluted	$(0.12)	$(0.04)

A summary of activity under our stock option plans is as follows:

		Exercise Price	Weighted-Average
	Options	per Share	Exercise Price

Balance at January 1, 2007	630,351	2.50-30.00	18.15
Granted	1,094,607	2.10-5.00	2.86
Exercised	(315)	2.50	2.50
Canceled	(190,374)	2.50-27.50	13.71

Balance at December 31, 2007	1,534,269	$2.50-30.00	$6.81
Granted	21,665	0.63-1.54	0.84
Exercised	—	—	—
Canceled	(823,855)	1.54-30.00	6.53

Balance at December 31, 2008	732,079	$0.63-27.50	$6.93

There was no aggregate intrinsic value on the options outstanding at December 31, 2008 since the exercise price of all outstanding options was greater than the closing stock price on December 31, 2008.

The following table summarizes information relating to currently outstanding and vested options at December 31, 2008:

	Options Outstanding		Options Exercisable
		Weighted-Average
	Options	Remaining Life	Options	Options	Weighted-Average
Range of Exercise Prices	Outstanding	(Years)	Vested	Exercisable	Exercise Price

$0.63-2.10	362,914	8.99	183,289	183,289	$1.97
2.11-4.00	32,500	3.72	32,500	32,500	2.80
4.01-15.00	289,415	7.43	221,500	289,415	10.98
15.01-30.00	47,250	7.29	43,750	47,250	24.07

Total	732,079	8.03	481,039	552,454	$8.18

The difference between the number of options vested and the number of options exercisable relates to the options outstanding under the 2000 Plan that have an early exercise provision.

On May 31, 2008, in connection with a termination of employment, stock options granted to an executive officer were modified to accelerate the vesting for certain non-vested options by 12 months from the date of termination and the option exercise period was extended for 12 months. Options to purchase 118,000 shares of common stock were subject to this acceleration, which resulted in 29,500 shares vesting and a reduction in

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

compensation expense of $3,000 in the year ending December 31, 2008 using the assumptions on the date of modification per SFAS No. 123 (revised 2004), Share-Based Payment.

On June 11, 2008, in connection with termination of employment, the stock options granted to two executive officers were modified to accelerate the vesting for certain non-vested options by 12 months from the date of termination and the option exercise period was extended for 12 months. Options to purchase 399,666 shares of common stock were subject to this acceleration, which resulted in 132,082 shares vesting and a reduction in compensation expense of $0.1 million in the year ending December 31, 2008 using the assumptions on the date of modification per SFAS No. 123(r).

11.	Benefit Plan

We have a 401(k) profit sharing benefit plan (401(k) Plan) covering substantially all employees who are at least 21 years of age and provide a certain number of hours of service. Under the terms of the 401(k) Plan, employees may make voluntary contributions, subject to Internal Revenue Code limitations. We match 25% of the employee’s contributions up to a total of 15% of the employee’s gross salary. In August 2008, we elected to discontinue the company match portion of the 401(k) Plan. Our contributions to the 401(k) Plan vest equally over five years. Our contributions to the 401(k) Plan were $45,421 and $43,947, for the years ended December 31, 2007 and 2008, respectively.

12.	Asset Acquisition and Sale

In April 2006, we acquired from Abbott Laboratories the assets related to Abbokinase, including the remaining inventory of finished product, all regulatory and clinical documentation, validated cell lines, and intellectual property rights for a total purchase price of $20.0 million. The total purchase price was comprised of $5.0 million in cash and a $15.0 million secured promissory note. In April 2008, we entered into a satisfaction, waiver and release agreement with Abbott Laboratories under which we paid Abbott Laboratories $5.2 million in cash and upon payment of the funds, the debt obligation was deemed to be indefeasibly paid in full by us and the note was cancelled and returned to us.

On September 23, 2008 we divested our urokinase business to Microbix. Under the terms of the agreement, Microbix purchased all remaining urokinase inventory and related assets and assumed full responsibility for ongoing commercial and regulatory activities associated with the product for an upfront payment of $2.0 million in cash and the assumption of up to $0.5 million of chargeback and other liabilities for commercial product in the distribution channel. If the assumed chargeback and other liabilities paid by Microbix are less than the $0.5 million assumed, Microbix will issue payment to us for the difference. An additional payment of $2.5 million will be made upon release by the FDA of the three lots of urokinase that are currently subject to a May 2008 Approvable Letter. Microbix is presently working with the FDA to secure the release of the three lots of urokinase. There can be no assurances that Microbix will be successful in securing such release in a timely manner or at all. If Microbix is unable to secure the release of the three lots we will not entitled to the additional $2.5 million payment.

As a result of this transaction inventory and accrued chargebacks and administrative fees were written down to zero and offset with the $2.0 million in cash and $0.5 million in assumed liabilities. The sale of urokinase assets did not result in discontinued operations reporting as this was not considered a reportable segment. We purchased this inventory as it was complimentary to our SonoLysis program efforts and assisted us in obtaining contacts that would be beneficial to our developmental products. At the time we purchased the urokinase inventory from Abbott there were no FDA approved manufacturing facilities that could manufacture additional supplies of urokinase for commercialization. We purchase urokinase with the intention of selling the purchased inventory for cash. Due to the amount of time and resources that it would require to build new

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

manufacturing facilities and obtain FDA approval of the facility, it was not our intention to reproduce additional commercial supplies of inventory once the existing supplies had been sold.

13.	Segments

The Company has determined that, in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, it operates in one segment as it only reports operating results on an aggregate basis to the chief operating decision maker of the Company, our chief executive officer.

14.	Commitments and Contingencies

Lease Commitments

As of December 31, 2008, we had noncancelable operating leases for office and laboratory space that expire through 2012. Total rent expense was $0.1 million in 2007 and $0.4 million in 2008.

On January 8, 2009, we entered into a Lease Surrender and Termination Agreement with Cambric Partners pursuant to which we agreed to terminate our lease dated December 10, 2007, as amended on January 25, 2008, for the premises located at 1730 E. River Road, Suite 200, Tucson, Arizona.

Future minimum lease commitments for operating leases at December 31, 2008 is $33,890 in 2009.

Contingencies

We periodically evaluate all pending or threatened contingencies and any commitments, if any, that are reasonably likely to have a material adverse effect on our operations or financial position. We assess the probability of an adverse outcome and determine if it is remote, reasonably possible or probable as defined in accordance with the provisions of SFAS No. 5 (SFAS 5), Accounting for Contingencies. If information available prior to the issuance of our financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of our financial statements, and the amount of the loss, or the range of probable loss can be reasonably estimated, then such loss is accrued and charged to operations. If no accrual is made for a loss contingency because one or both of the conditions pursuant to SFAS 5 are not met, but the probability of an adverse outcome is at least reasonably possible, the Company will disclose the nature of the contingency and provide an estimate of the possible loss or range of loss, or state that such an estimate cannot be made.

At December 31, 2008, there was urokinase product at the wholesale distributors that had not been sold through to an end user. We do not currently have a returns reserve recorded in our financial statements for any potential product returns for expired product. There are lots of inventory that were sold to the wholesale distributors with expiry dates of November 2008 and December 2008. When the product was sold to Microbix on September 23, 2008, they assumed all liabilities up to $0.5 million. There is a possibility that Microbix will incur liabilities in excess of the $0.5 million. At this time, it is not possible to estimate any potential liability that we may be required to pay Microbix or other third parties.

15.	Licensing Agreements

License Agreement with UNEMED Corporation

On October 10, 2003, UNEMED Corporation granted us an exclusive, worldwide license, with sublicense rights, to intellectual property and patents relating to the use of a thrombolytic agent together with microspheres for the treatment of thrombosis. We are obligated to pay UNEMED a royalty on any future net sales of products or processes which utilize the licensed technology, of which there have been no sales to date. We are also obligated to pay maintenance fees and expenses related to the maintenance of one of the

ImaRx Therapeutics, Inc.
(A Development Stage Company)

Notes to Financial Statements — (Continued)

patents covered by the license. The license agreement will terminate contemporaneously with the expiration of the licensed patents. Warrants were issued for the purchase of 4,000 shares of common stock at $10.00 per share with a fair value of $3,000 to acquire these rights.

License Agreement with Dr. med. Reinhard Schlief

On January 4, 2005, Dr. med. Reinhard Schlief granted us an exclusive, worldwide license, with the right to sub-license, to intellectual property and patents relating to methods of destroying cells by applying ultrasound to them in the presence of microspheres. We are obligated to pay Dr. Schlief a royalty of 2% of net sales revenue derived from the sale of products that utilize the licensed technology. The license agreement will terminate contemporaneously with the expiration of the licensed patents. Warrants were issued in 2005 for the purchase of 4,000 shares of common stock at $15.00 per share with a fair value of $36,000 to acquire these rights.

License Agreement with University of Arkansas

On February 14, 2006, the University of Arkansas granted us an exclusive, worldwide license, with the right to sublicense, intellectual property and patents relating to the use of a specific ultrasound device to be used in conjunction with bubbles, a thrombolytic, or a combination of bubbles and a thrombolytic to break up blood clots. To maintain this license, we must meet certain product development milestones. We are obligated to pay the University of Arkansas a one-time fee of $25,000 within 30 days after the first commercial sale of a product incorporating the licensed technology, and varying royalties depending on the amount of net revenue derived from the sale of products using the licensed technology, of which there have been no sales to date. We are also obligated to pay a one-time success fee of $250,000 in the first year that net revenue derived from the sale of products using the licensed technology exceeds $10.0 million. The license will terminate upon expiration of the last patent to which it relates.

16.	Subsequent Events

On January 8, 2009, we entered into a Lease Surrender and Termination Agreement with Cambric Partners pursuant to which we agreed to terminate our lease dated December 10, 2007, as amended on January 25, 2008, for the premises located at 1730 E. River Road, Suite 200, Tucson, Arizona. As consideration of Cambric’s acceptance of the early termination of the lease, we agreed to pay a termination fee of $75,000 and to forfeit the security deposit in the amount of $19,433.47 and to surrender the lease and the premises. The Termination Agreement is effective as of December 31, 2008 and contains other customary release provisions, representations, warranties and covenants.

The $75,000 termination fee was paid on January 9, 2009, which will result in a gain on settlement of $79,384 in the first quarter of 2009.

EXHIBIT INDEX

				Incorporated by Reference
Exhibit			Filed		Exhibit
No		Exhibit Title	Herewith	Form	No.	File No.	Filing Date

3.1		Fourth Amended and Restated Certificate of Incorporation of the registrant		S-1	3.1	333-142646	5/4/2007
3.2		Amendment to Certificate of Incorporation of the registrant to effect a six-for-ten reverse stock split		S-1	3.2	333-142646	5/4/2007
3.3		Second Amendment to Certificate of Incorporation of the registrant to effect a one-for-three reverse stock split		S-1	3.3	333-142646	5/4/2007
3.4		Amended and Restated Certificate of Incorporation of the registrant		S-1	3.4	333-142646	5/4/2007
3.5		Bylaws of the registrant, as amended		S-1	3.5	333-142646	5/4/2007
3.6		Amended and Restated Bylaws of the registrant		S-1	3.6	333-142646	5/4/2007
4.1		Specimen certificate evidencing shares of common stock		S-1	4.1	333-142646	5/4/2007
10	.1*	Form of Indemnification Agreement entered into between the registrant and each of its directors and officers		S-1	10.1	333-142646	5/4/2007
10.2		Second Amended and Restated Investors’ Rights Agreement, dated April 14, 2006, by and among the registrant and certain stockholders		S-1	10.2	333-142646	5/4/2007
10	.3*	2000 Stock Plan and related agreements		S-1	10.3	333-142646	5/4/2007
10	.4*	2007 Performance Incentive Plan and related agreements		S-1	10.4	333-142646	5/4/2007
10	.5*	Bonus Plan		S-1	10.5	333-142646	5/4/2007
10.6		License Agreement, dated January 4, 2005, between the registrant and Dr. med. Reinhard Schlief		S-1	10.6	333-142646	5/4/2007
10.7		Exclusive Sublicense Agreement, dated October 10, 2003, between the registrant and UNEMED Corporation		S-1	10.7	333-142646	5/4/2007
10.8		Assignment, Assumption and License Agreement, dated October 7, 1999, between the registrant and Bristol-Myers Squibb Medical Imaging, Inc. (as successor to DuPont Contrast Imaging, Inc.) dated October 7, 1999, and amendments thereto		S-1	10.8	333-142646	5/4/2007
10.9		License Agreement, dated February 10, 2006, between the registrant and the University of Arkansas for Medical Sciences		S-1	10.9	333-142646	5/4/2007
10.10		Asset Purchase Agreement, dated April 10, 2006, between the registrant and Abbott Laboratories, and amendments thereto		S-1	10.10	333-142646	5/4/2007
10.11		Escrow Agreement, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.11	333-142646	5/4/2007
10.12		Inventory Trademark License Agreement, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.12	333-142646	5/4/2007
10.13		Security Agreement, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.13	333-142646	5/4/2007

				Incorporated by Reference
Exhibit			Filed		Exhibit
No		Exhibit Title	Herewith	Form	No.	File No.	Filing Date

10.14		Secured Promissory Note, dated April 14, 2006, between the registrant and Abbott Laboratories		S-1	10.14	333-142646	5/4/2007
10.15		Second Amended Executive Employment Agreement, dated May 15, 2006, between the registrant and Evan C. Unger		S-1	10.15	333-142646	5/4/2007
10.16		Consulting Agreement, dated October 20, 2006, between the registrant and Evan C. Unger		S-1	10.16	333-142646	5/4/2007
10.17		Confidential Separation Agreement and Mutual General Release of All Claims, dated November 28, 2006, between the registrant and Evan C. Unger		S-1	10.17	333-142646	5/4/2007
10	.18*	Consulting Agreement, dated April 11, 2005, between the registrant and Greg Cobb		S-1	10.18	333-142646	5/4/2007
10	.19*	Amended Executive Employment Agreement, dated February 1, 2007, between the registrant and Greg Cobb		S-1	10.19	333-142646	5/4/2007
10	.20*	Amended Executive Employment Agreement, dated February 1, 2007, between the registrant and Bradford A. Zakes		S-1	10.20	333-142646	5/4/2007
10.21		Agreement, dated March 31, 2006, by and among the registrant, John A. Moore and Edson Moore Healthcare Ventures		S-1	10.21	333-142646	5/4/2007
10.22		Subscription Agreement and Investor Questionnaire, dated March 2004, between the registrant and each of the signatory investors, offering price $2.00 per share		S-1	10.22	333-142646	5/4/2007
10.23		Subscription Agreement and Investor Questionnaire, dated December 2004, between the registrant and each of the signatory investors, offering price $3.00 per share		S-1	10.23	333-142646	5/4/2007
10.24		Subscription Agreement and Investor Questionnaire, dated September and October 2004, between the registrant and each of the signatory investors, offering price $4.00 per share		S-1	10.24	333-142646	5/4/2007
10.25		Commercial Lease — Triple Net, dated November 1, 2002, between the registrant and ImaRx Investments L.L.C.		S-1	10.25	333-142646	5/4/2007
10.26		Standard Commercial — Industrial Lease, dated December 30, 1997, between the registrant and Tucson Tech Park and addenda thereto		S-1	10.26	333-142646	5/4/2007
10.27		Note Extension and Amendment Agreement, dated October 25, 2007, between the registrant and Abbott Laboratories		8-K	10.1	001-33043	10/26/2007
10	.28*	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Bradford A. Zakes		8-K	10.1	001-33043	2/7/2008

				Incorporated by Reference
Exhibit			Filed		Exhibit
No		Exhibit Title	Herewith	Form	No.	File No.	Filing Date

10	.29*	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Greg Cobb		8-K	10.2	001-33043	2/7/2008
10	.30*	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Garen Manvelian		8-K	10.3	001-33043	2/7/2008
10	.31*	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Kevin Ontiveros		8-K	10.4	001-33043	2/7/2008
10.32		Separation and Release of Claims Agreement with Greg Cobb		8-K	10.2	001-33043	6/10/2008
10.33		Separation and Release of Claims Agreement with Kevin Ontiveros		8-K	10.4	001-33043	6/10/2008
10.33		Consulting Agreement with Greg Cobb		8-K	10.3	001-33043	6/10/2008
10.34		Amended Executive Employment Agreement with Brad Zakes		8-K	10.1	001-33043	6/27/2008
10.35		Commercial Lease — dated December 10, 2007, between the registrant and Cambric Partners		10-K	10.32	001-33043	8/31/2008
10.36		Sublease Agreement — dated December 29, 2008 between the Registrant and Koronis Pharmaceuticals, Inc	X
23.1		Consent of Independent Registered Public Accounting Firm — McKennon, Wilson & Morgan, LLP	X
23.2		Consent of Independent Registered Public Accounting Firm — Ernst & Young, LLP	X
24.1		Power of Attorney (included in the signature page hereto)	X
31.1		Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	X
31.2		Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	X
32		Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	X

ANNEX D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2009
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Transition Period from to

Commission File Number 001-33043

ImaRx Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0974730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12277 134th Court NE, Suite 202, Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 821-5501
(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  YES ☑     NO ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  YES ☐     NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  YES ☐     NO ☑

The number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date is as follows:

Class	Outstanding at May 12, 2009

Common Stock $0.0001 par value	10,165,733

Page No.

PART I FINANCIAL INFORMATION
Item 1.	Financial Statements
	Balance Sheets as of March 31, 2009 (unaudited) and December 31, 2008	D-3
	Statements of Operations for the three-month period ended March 31, 2009 and 2008 (unaudited) and for the period from inception (September 23, 2008) through March 31, 2009 (unaudited)	D-4
	Statements of Cash Flows for the three-month period ended March 31, 2009 and 2008 (unaudited) and for the period from inception (September 23, 2008) through March 31, 2009 (unaudited)	D-5
	Notes to Financial Statements (unaudited)	D-6
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	D-12
Item 4T.	Controls and Procedures	D-17

PART II OTHER INFORMATION
Item 1.	Legal Proceedings	D-17
Item 6.	Exhibits	D-17
SIGNATURES		D-18

PART 1. FINANCIAL INFORMATION

Item 1.	Consolidated Financial Statements.

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Balance Sheets

	March 31	December 31
	2009	2008
	(Unaudited)
	(In thousands, except per share data)

ASSETS
Current assets:
Cash and cash equivalents	$424	$757
Inventory subject to return	—	12
Assets held for sale	108	108
Prepaid expenses and other	83	144

Total current assets	615	1,021
Long-term assets:
Property and equipment, net	46	51

Total assets	$661	$1,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124	$117
Accrued expenses	69	82
Deferred revenue	200	226
Other	—	154

Total current liabilities	393	579
Stockholders’ equity:
Common stock, $.0001 par:
100,000,000 shares authorized, 10,165,733 shares issued and outstanding at March 31, 2009 (unaudited) and December 31, 2008	1	1
Additional paid-in capital	91,852	91,808
Accumulated deficit	(91,585)	(91,316)

Total stockholders’ equity	268	493

Total liabilities and stockholders’ equity	$661	$1,072

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Consolidated Statements of Operations

	Three Months Ended		September 23, 2008
	March 31		(Inception) through
	2009	2008	March 31, 2009
	(Unaudited)		(Unaudited)
	(In thousands, except per share data)

Revenues:
Product sales, net	$26	$1,849	$986
Research and development	—	95	—

Total operating revenue	26	1,944	986
Costs and expenses:
Cost of product sales	13	834	588
Research and development	39	1,567	126
General and administrative	336	1,994	954

Total cost and expenses	388	4,395	1,668

Operating loss	(362)	(2,451)	(682)
Interest and other income, net	14	94	29
Interest expense	—	(173)	—
Gain on settlement of accounts payable and other current liabilities	79	—	266

Net loss	(269)	(2,530)	(387)
Net loss per share:
— Basic and diluted	$(0.03)	$(0.25)

Shares used in computing net loss per share:
— Basic and diluted	10,165,733	10,046,683

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Consolidated Statements of Cash Flows

	Three Months Ended		September 23, 2008
	March 31		(Inception) through
	2009	2008	March 31, 2009
	(Unaudited)
	(In thousands)

Operating activities
Net loss	$(269)	$(2,530)	$(387)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5	287	23
Stock-based compensation	43	205	199
Loss on sale of property and equipment	—	22	1
Gain on settlement of accounts payable and other current liabilities	(79)	—	(266)
Changes in operating assets and liabilities:
Accounts receivable	—	225	—
Inventory	—	347	—
Inventory subject to return	12	416	587
Prepaid expenses and other	61	269	125
Accounts payable	8	(64)	(1,249)
Accrued expenses and other liabilities	(88)	(98)	(54)
Deferred revenue	(26)	(902)	(994)

Net cash used in operating activities	(333)	(1,823)	(2,015)
Investing activities
Purchase of property and equipment	—	(11)	—

Net cash used in investing activities	—	(11)	—
Financing activities
Payment on note payable	—	(1,122)	—
Change in restricted cash	—	388	—

Net cash used in financing activities	—	(734)	—

Net decrease in cash and cash equivalents	(333)	(2,568)	(2,015)
Cash and cash equivalents at the beginning of the period	757	12,861	2,439

Cash and cash equivalents at the end of the period	$424	$10,293	$424

Supplemental Schedule of Cash Flow Information
Cash paid for interest	$—	$361	$—

See accompanying notes.

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Notes to Financial Statements
March 31, 2009
(Unaudited)

1.	The Company and Significant Accounting Policies

The Company

We are a development-stage biopharmaceutical company, whose research and development efforts have focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues. We were previously engaged in the commercialization of one drug approved by the Food and Drug Administration or FDA, urokinase, but sold all rights to that product to Microbix Biosystems, Inc., or Microbix, on September 23, 2008.

In June 2008, in response to new risks and challenges facing the Company, we announced a restructuring that included a significant workforce reduction in which all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. We paid a retention bonus to each of the remaining employees and entered into agreements with each of them to reimburse us a portion of the retention bonus should they voluntarily leave the employ of the Company prior to certain agreed upon dates.

We are seeking strategic alternatives that would enable the continued development of our SonoLysis program and have taken steps to preserve our cash resources in order to accomplish this objective. Historically, one of our primary sources of cash has been the sale of our urokinase product. Due to the sale of the urokinase asset to Microbix, we do not currently have any significant source of cash.

Basis of Presentation

The accompanying interim consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, consistent in all material respects with those applied in our Annual Report on Form 10-K for the year ended December 31, 2008. The financial information is unaudited, but reflects all adjustments which are, in the opinion of management, necessary to reflect a fair statement of results for the interim periods presented. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with the Annual Report on Form 10-K for the year ended December 31, 2008.

On September 23, 2008, upon the sale of the urokinase asset to Microbix, we returned to the development-stage. We no longer have any commercialized products or licensed technologies that will provide significant revenue in the immediate future. The sale of urokinase assets did not result in discontinued operations reporting as this was not considered a reportable segment. We purchased this inventory as it was complimentary to our SonoLysis program efforts and assisted us in obtaining contacts that would be beneficial to our developmental products. At the time we purchased the urokinase inventory from Abbott Laboratories there were no FDA approved manufacturing facilities that could manufacture additional supplies of urokinase for commercialization. We purchased urokinase with the intention of selling the purchased inventory for cash. Due to the amount of time and resources that it would require to build new manufacturing facilities and obtain FDA approval of the facility, it was not our intention to reproduce additional commercial supplies of inventory once the existing supplies had been sold. Since discontinued operations reporting was not appropriate, the urokinase assets were written off and we will continue to record revenue until the product at our wholesale distributors is completely sold through to a third party.

Our ability to continue as a going concern depends on our ability to enter into a strategic transaction for our SonoLysis program that results in significant cash proceeds to the Company and whether Microbix is

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Notes to Financial Statements — (Continued)

successful in securing the release of the urokinase inventory by the FDA thereby triggering an additional cash payment to the Company. We have had recurring losses, which have resulted in an accumulated deficit of $91.6 million at March 31, 2009. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements include adjustments to reduce the value of certain assets to fair value, but do not include any other adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot acquire additional financing or execute the strategic alternatives being considered.

Inventory and Inventory Subject to Return

Inventory in 2008 was comprised of finished goods and was stated at the lower of cost or market value. Inventory subject to return in 2008 is comprised of finished goods, stated at the lower of cost or market value, and represents the amount of inventory that has been sold to wholesale distributors. When product is sold by the wholesale distributor to a hospital or other health care provider, a reduction in this account occurs and cost of sales is recorded.

Abbokinase® (urokinase), rebranded under the name Kinlytic®, was our only commercially available FDA approved product. Abbokinase is a thrombolytic or clot-dissolving agent approved for the treatment of acute massive pulmonary embolism, or blood clots in the lungs.

On September 23, 2008, we divested the urokinase assets and sold the entire remaining urokinase inventory to Microbix. As such, the inventory value at March 31, 2009 is zero.

Costs related to shipping and handling are charged to general and administrative expense as incurred.

Revenue Recognition

Revenue from product sales is recognized pursuant to SEC Staff Bulletin No. 104 (SAB 104), Revenue Recognition in Financial Statements. Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured. We apply SFAS No. 48, Revenue Recognition When the Right of Return Exists, which amongst other criteria, requires that future returns be reasonably estimated in order to recognize revenue. The amount of future returns is uncertain due to the insufficiency of returns history data. Due to the uncertainty of returns from our wholesale distributors, we are accounting for product shipments to wholesale distributors using a deferred revenue recognition model. Under this model, we do not recognize revenue upon product shipment to wholesale distributors; therefore, recognition of revenue is deferred until the product is sold by the wholesale distributor to the end user. Our returns policy allows end users to return product within 12 months after expiration, but current practice by wholesale distributors and end users is generally a “just in time” purchasing methodology, meaning that the product is purchased by the end user on an as-needed basis, typically on a daily or weekly basis. Although the product was previously marketed by Abbott Laboratories, we were unable to obtain historical returns data for the product from Abbott Laboratories at the time of our acquisition of Abbokinase. Based on input from our wholesale distributors, current purchasing practices and the estimated amount of product in the channel, we anticipate immaterial product returns from end users.

Our customers consisted primarily of large established pharmaceutical wholesale distributors who sell directly to hospitals and other healthcare providers. Provisions for product returns and exchanges, sales discounts, chargebacks, managed care and Medicaid rebates and other adjustments are established as a reduction of product sales revenues at the time such revenues are recognized. These deductions from gross revenue are established by management as its best estimate at the time of sale adjusted to reflect known changes in the factors that impact such reserves.

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Notes to Financial Statements — (Continued)

McKesson Corporation accounted for 100% of our total gross revenue for the three months ended March 31, 2009. Our top three customers accounted for 100% of our total gross revenue for the three months ended March 31, 2008. AmerisourceBergen accounted for 30%, Cardinal accounted for 41% and McKesson Corporation accounted for 29% of our revenues for the three months ended March 31, 2008.

The deferred revenue balance at March 31, 2009 of $0.2 million reflects the potential liability we may incur if the liabilities assumed by Microbix are greater than $0.5 million. See Note 8 for further discussion.

2.	Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS 162 becomes effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS 162 will not have an impact on our financial statements.

3.	Recently Adopted Accounting Pronouncements

In June 2008, FASB issued EITF Issue No. 07-5 (EITF 07-5), Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock. EITF No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of SFAS No. 133 — specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the SFAS No. 133 paragraph 11(a) scope exception. The adoption of EITF 07-5 had no material impact on our financial statements.

4.	Restructuring

Our board of directors authorized a restructuring that was implemented on June 11, 2008, that included a workforce reduction in which all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. The costs associated with these actions were $0.8 million, of which $0.5 million represented severance payments for the affected employees, all of which were paid prior to June 30, 2008. We also incurred a $0.5 million asset impairment for long-lived assets. All expenses incurred due to the restructuring, other than assets impaired, were included in the statement of operations under general and administrative in the year ended December 31, 2008.

The following table presents the activity and balances of the restructuring (in thousands):

Facility Closing

Liability, January 1, 2009	$154
Cash payments	(75)
Adjustments to expense	(79)

Liability, March 31, 2009	$—

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Notes to Financial Statements — (Continued)

5.	Assets Held for Sale

In connection with the June 11, 2008 restructuring, we discontinued substantially all research and development activity. As such, we initiated a process to sell certain items of laboratory equipment that will not be required for a future strategic transaction associated with our SonoLysis program. We determined that the plan of sale criteria in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, had been met. Accordingly, the carrying value of the laboratory equipment was adjusted to its fair value less costs to sell.

6.	Stock-Based Compensation

We maintain performance incentive plans under which incentive and non-qualified stock options are granted primarily to employees and non-employee directors. Under SFAS 123R, the fair value of each employee stock option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008

Expected dividend yield	N/A	0.00%
Expected stock price volatility	N/A	85.01%
Risk free interest rate	N/A	3.46%
Expected life of option	N/A	7 years

The dividend yield assumption is based on our history and expectation of dividend payouts. We use guideline companies to determine volatility. The expected life of the stock options is based on simplified method which defines the life as the average of the contractual term of the options and the weighted-average vesting period for all option tranches. The simplified method is permitted after December 31, 2007 under SEC Staff Accounting Bulletin No. 110 (SAB 110). We chose to continue using the simplified method because we have limited historical exercise data due to the limited amount of time in which our shares have been publicly traded to provide a reasonable basis upon which to estimate expected term. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our stock options.

We have two equity incentive plans; the 2000 Stock Plan (“2000 Plan”) and the 2007 Performance Incentive Plan (“2007 Plan”). The 2000 Plan was terminated immediately following the closing of the initial public offering on July 31, 2007. No additional grants will be issued from the 2000 Plan; however, there are grants currently outstanding under this plan. The 2007 Plan became effective July 25, 2007, the effective date of the Company’s initial public offering. As of March 31, 2009, the total compensation cost related to non-vested options not yet recognized is $0.3 million, which will be charged to expense over the next 1.72 years.

A summary of activity under our stock plans is as follows:

			Weighted-	Weighted-Average
		Exercise Price	Average	Remaining
	Options	per Share	Exercise Price	Contractual Term

Balance at December 31, 2008	732,079	$0.63-27.50	$6.93
Granted	—	—	—
Exercised	—	—	—
Canceled	—	—	—

Outstanding at March 31, 2009	732,079	$0.63-27.50	$6.93	7.78

Options exercisable at March 31, 2009	567,424	$0.63-27.50	$8.33	7.51

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Notes to Financial Statements — (Continued)

There was no aggregate intrinsic value on the options outstanding at March 31, 2009, since the exercise price of all outstanding options was greater than the closing stock price on March 31, 2009.

7.	Net Loss per Share

Basic and diluted net loss attributable to common stockholders per share is calculated by dividing the net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share for all periods presented. The effects of potentially dilutive securities are antidilutive in the loss periods.

The following potential common shares have been excluded from the computation of diluted net loss per share since their effect would be antidilutive in each of the loss periods presented. The shares have been revised to account for the six-for-ten reverse stock split that was affected in September 2006 as well as the one-for-three reverse stock split that occurred in May 2007. Herein all shares presented in this quarterly report on Form 10-Q have been adjusted to reflect these stock splits.

	Three Months Ended
	March 31,
	2009	2008

Net loss attributed to common stockholders	$(269)	$(2,530)
Basic and diluted weighted average shares outstanding	10,165,733	10,046,683

Net loss per share attributable to common stockholders — Basic and diluted	$(0.03)	$(0.25)

The following potential common shares have been excluded from the computation of diluted net loss per share since their effect would be antidilutive in each of the loss periods presented:

	Three Months Ended
	March 31,
	2009	2008

Stock options	732,079	1,471,865
Warrants	873,913	1,023,913

8.	Asset Acquisition and Sale

In April 2006, we acquired from Abbott Laboratories the assets related to Abbokinase, including the remaining inventory of finished product, all regulatory and clinical documentation, validated cell lines, and intellectual property rights for a total purchase price of $20.0 million. The total purchase price was comprised of $5.0 million in cash and a $15.0 million secured promissory note. In April 2008, we entered into a satisfaction, waiver and release agreement with Abbott Laboratories under which we paid Abbott Laboratories $5.2 million in cash and upon payment of the funds, the debt obligation was deemed to be indefeasibly paid in full by us and the note was cancelled and returned to us.

On September 23, 2008 we divested our urokinase business to Microbix. Under the terms of the agreement, Microbix purchased all remaining urokinase inventory and related assets and assumed full responsibility for ongoing commercial and regulatory activities associated with the product for an upfront payment of $2.0 million in cash and the assumption of up to $0.5 million of chargeback liabilities for commercial product in the distribution channel. If the assumed chargeback liabilities paid by Microbix are less than the $0.5 million assumed, Microbix will issue payment to us for the difference. Microbix also agreed to make an additional payment of $2.5 million upon release by the FDA of the three lots of urokinase that are currently subject to a May 2008 Approvable Letter. Microbix is presently working with the FDA to secure the

ImaRx Therapeutics, Inc.
(A Development-Stage Company)

Notes to Financial Statements — (Continued)

release of the three lots of urokinase. As of May 12, 2009, Microbix has not secured the release of the three lots from the FDA. There can be no assurances that Microbix will be successful in securing such release. If Microbix is unable to secure the release of the three lots we will not be entitled to the additional $2.5 million payment. If Microbix is able to secure the release of the three lots of urokinase, given the remaining expiry date on the lots, it is uncertain that Microbix will be in a position to make the full $2.5 million payment.

9.	Commitments and Contingencies

We do not currently have a returns reserve recorded in our financial statements for any potential product returns for expired product. There is a large amount of inventory that was sold to the wholesale distributors with expiry dates of November 2008 and December 2008. When the product was sold to Microbix on September 23, 2008, they assumed all liabilities up to $0.5 million. There is a possibility that Microbix will incur liabilities in excess of the $0.5 million. The deferred revenue balance of $0.2 million at March 31, 2009 reflects the potential liability that we may be required to pay Microbix or other third parties.

We are currently responding to an Internal Revenue Service (IRS) inquiry regarding our calendar year 2005 payroll tax reporting. There is a possibility that the IRS will impose a penalty if we are unsuccessful in our response. At this time, we are unable to estimate the potential amount of the penalty. We estimate that this issue will be resolved in the second quarter ending June 30, 2009.

We have filed our calendar year 2008 franchise tax reports with the Delaware Secretary of State. We made estimated payments toward the 2008 franchise tax throughout our 2008 fiscal year. We are estimating a refund for overpayment of taxes of approximately $0.1 million and we estimate that this will be resolved in the second quarter ended June 30, 2009. No amounts have been recorded in the accompanying financial statements.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Cautionary Statement Regarding Forward-Looking Statements

The following discussion should be read in conjunction with the accompanying unaudited Consolidated Financial Statements and related notes appearing elsewhere in this report. This Quarterly Report on Form 10-Q contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements. You should also consider carefully the statements set forth in Item 1A of Part II of this Quarterly Report entitled “Risk Factors” which address these and additional factors that could cause results or events to differ materially from those set forth in the forward-looking statements.

Our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to all such reports are available, free of charge, on our Internet website under “Investors-Financial Information,” as soon as reasonably practicable after we file electronically such reports with, or furnish such reports to, the SEC. Our Internet website address is http://www.imarx.com. Information on our website does not constitute a part of this Quarterly Report on Form 10-Q. As used in this quarterly report on Form 10-Q, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “ImaRx” refer to ImaRx Therapeutics, Inc., a Delaware corporation, and its subsidiaries

Overview

We are a development-stage biopharmaceutical company, whose research and development efforts have focused on the development of therapies for stroke and other vascular disorders, using our proprietary microsphere technology together with ultrasound. Our lead program, SonoLysis, involves the administration of our proprietary MRX-801 microspheres and ultrasound to break up blood clots and restore blood flow to oxygen deprived tissues. We were previously engaged in the commercialization of one drug approved by the Food and Drug Administration or FDA, urokinase. Urokinase is an FDA-approved thrombolytic or clot-dissolving agent, indicated for the treatment of acute massive pulmonary embolism. We purchased the product from Abbott Laboratories and had been selling the product since 2006 until we sold all rights to that product to Microbix Biosystems, Inc., or Microbix, in the third quarter of 2008.

In June 2008, in response to new risks and challenges facing the Company, we announced a restructuring that included a significant workforce reduction in which all of our employees other than Bradford Zakes, our president and chief executive officer, and one additional employee were terminated. We paid a retention bonus to each of the remaining employees and entered into agreements with each of them to reimburse us a portion of the retention bonus should they voluntarily leave the employ of the Company prior to certain agreed upon dates.

We are seeking strategic alternatives that will enable the continued development of our SonoLysis program and have taken steps to preserve our cash resources in order to accomplish this objective. Historically, one of our primary sources of cash has been the sale of our urokinase product. Due to the sale of the urokinase asset to Microbix, we do not currently have any significant source of cash.

Product Sales, Research and Development Revenue

Our primary source of revenue was derived from sales of our urokinase product which commenced in October 2006 following our purchase of the product from Abbott Laboratories. Future revenue will be eliminated as the product was sold to Microbix on September 23, 2008. As a result of the sale of the urokinase assets and inventory to Microbix, future revenues will no longer be recognized once the product currently held at the wholesale distributors is sold through to the end user. In addition to our commercial product sales, we also generated a limited amount of revenue by providing research services for projects funded under various government grants. We currently have no outstanding grants under which we are receiving revenue. We may apply for similar government grants in future periods.

All product sales recorded to date relate to sales of urokinase in the United States. Due to our limited returns history and the fact that customers may return expired urokinase product that is in its original, unopened cartons within 12 months past the product expiration date, we currently account for these product shipments using a deferred revenue recognition model. We do not recognize revenue upon product shipment to a wholesale distributor but rather, we defer the recognition of revenue until the right of return no longer exists or when the product is sold to the end user as is stipulated by SFAS No. 48, Revenue Recognition When the Right of Return Exists. We record product sales net of chargebacks, distributor fees, discounts paid to wholesale distributors, and administrative fees paid to Group Purchasing Organizations (GPOs). The allowances are based on historical information and other pertinent data.

Cost of Product Sales

Cost of product sales had been determined using a weighted-average method and includes the acquisition cost of the inventory as well as additional labeling costs we incurred to bring the product to market. Our product pricing was fixed, but had the potential to include a variable sales or cash discount depending on the nature of the sale. Our gross margins were affected by chargebacks, discounts and administrative fees paid to the wholesale distributors and GPOs. Due to the divestiture of our urokinase product, we will cease to have cost of product sales once all vials at the wholesale distributors have been sold to a hospital or other end user or have expired.

Research and Development Expenses

We classify our research and development expenses into four categories of activity, namely; research, development, clinical and regulatory. Our research and development efforts were focused primarily on product candidates from our SonoLysis program. As part of our restructuring effort announced in June 2008, we have ceased substantially all research related activities.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related expenses and other costs and fees associated with our general corporate activities, such as sales and marketing, administrative support, business development, intellectual property protection, public reporting and corporate compliance, as well as a portion of our overhead expenses. Although these expenses will be at reduced levels, we have incurred and will continue to incur expenses in the areas of legal compliance, accounting and corporate governance as a public company.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosed amounts of contingent assets and liabilities and our reported revenue and expenses. Significant management judgment was previously required to make estimates in relation to inventory and intangible asset valuation, chargebacks and administrative fee accruals, clinical trial costs and costs associated with transitioning to a public reporting company. We evaluate our estimates, and judgments related to these estimates, on an ongoing basis. We base our estimates of the carrying values of assets and liabilities that are not readily apparent from other sources on historical experience and on various other factors that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. There has been no significant change in our critical accounting policies or estimates from those policies or estimates disclosed under the heading “Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on form 10-K, filed with the Securities and Exchange Commission on March 6, 2009.

Inventory and Inventory Subject to Return

Inventory of urokinase was comprised of finished goods and is stated at the lower of cost or market value. Inventory value was initially determined as a result of the purchase price allocation from the acquisition of this product from Abbott Laboratories in 2006.

On September 23, 2008, we divested the urokinase assets and sold the entire remaining urokinase inventory to Microbix. As such, the inventory value is zero.

As of March 31, 2009, all of the vials in inventory held by our wholesale distributors were sold to a hospital or other end user or had expired. As such, inventory subject to return is zero.

Long-lived and Intangible Assets

We account for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected future net cash flows generated by the asset. If it is determined that the asset may not be recoverable and if the carrying amount of an asset exceeds its estimated fair value, an impairment charge is recognized to the extent of the difference. SFAS 144 requires companies to separately report discontinued operations, including components of an entity that either have been disposed of (by sale, abandonment or in a distribution to owners) or classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Deferred Tax Asset Valuation Allowance

Our estimate of the valuation allowance for deferred tax assets requires us to make significant estimates and judgments about our future operating results. Our ability to realize the deferred tax assets depends on our future taxable income as well as limitations on utilization. A deferred tax asset must be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized prior to its expiration. The projections of our operating results on which the establishment of a valuation allowance are based involve significant estimates regarding future demand for our products, competitive conditions, product development efforts, approvals of regulatory agencies and product cost. We have recorded a full valuation allowance on our net deferred tax assets due to uncertainties related to our ability to utilize our deferred tax assets in the foreseeable future. These deferred tax assets primarily consist of net operating loss carry forwards and research and development tax credits. Under Section 382 of the Internal Revenue Code of 1986, as amended, substantial changes in our ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income.

Revenue Recognition

Revenue from product sales is recognized pursuant to Staff Bulletin No. 104 (SAB 104), Revenue Recognition in Financial Statements. Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured. We apply SFAS No. 48, Revenue Recognition When the Right of Return Exists, which among other criteria requires that future returns can be reasonably estimated in order to recognize revenue. The amount of future returns is uncertain due to the insufficiency of returns history data. Due to the uncertainty of returns, we are accounting for these product shipments to wholesale distributors using a deferred revenue recognition model. Under this model, we do not recognize revenue upon product shipment to wholesale distributors; therefore, recognition of revenue is deferred until the product is sold by the wholesale distributor to the end user.

Our customers consisted primarily of large pharmaceutical wholesale distributors who sell directly to hospitals and other healthcare providers. Provisions for product returns and exchanges, sales discounts, chargebacks, managed care and Medicaid rebates and other adjustments are established as a reduction of product sales revenues at the time such revenues are recognized. These deductions from gross revenue are established by us as our best estimate at the time of sale adjusted to reflect known changes in the factors that impact such reserves.

Historically, we provided research services under certain grant agreements, including federal grants from the National Institutes of Health. We recognized revenue for these research services as the services are performed. Revenue from grants was recognized over the contractual period of the related award.

Results of Operations

Three Months Ended March 31, 2009 Compared to 2008

Product Sales, Research and Development Revenue.  Our revenue-producing activities during the three months ended March 31, 2009 and 2008, consisted of sales of our urokinase product and services provided under research grants and contracts. Our total revenues decreased from $1.9 million in the first quarter of 2008 to $26,000 in the first quarter of 2009, primarily as a result of the decline in revenue recognized on product sales which accounted for $1.8 million of our revenue in the first quarter of 2008 and $26,000 for the same period in 2009. The decrease in revenues is attributable to an ongoing reduction in channel inventory since divesting the product to Microbix in September 2008.

Cost of Product Sales.  Cost of product sales was $0.8 million in the first quarter of 2008 compared to $13,000 for the first quarter of 2009. The decrease in cost of product sales was attributable to an ongoing reduction in channel inventory since divesting urokinase to Microbix.

Research and Development Expenses.  Research and development expenses decreased from $1.6 million to $39,000 in the first quarter of 2008 and 2009, respectively. This decrease was principally a result of the wind down of our clinical trial and reduced salaries as a result of restructuring activities.

General and Administrative Expenses.  General and administrative expenses decreased from $2.0 million to $0.3 million in the first quarter of 2008 and 2009, respectively. This decrease was principally a result of the cost saving activities related to our June 2008 restructuring which reduced salaries and other costs related to maintain a public company infrastructure.

Interest and Other Income.  Interest and other income decreased from $0.1 million in the first quarter 2008 to $14,000 in the first quarter 2009, as a result of a lower cash balance.

Interest Expense.  Interest expense decreased from $0.2 million in the first quarter of 2008 to zero in the first quarter of 2009. The interest expense was related to the note that was payable to Abbott Laboratories. The note was indefeasibly paid as of April 17, 2008.

Gain on Settlement of accounts payable and other liabilities.  In the first quarter of 2009, we settled an outstanding lease obligation which resulted in a gain of $0.1 million.

Liquidity and Capital Resources

Sources of Liquidity

We have incurred losses since our organization on October 7, 1999. At March 31, 2009, we had an accumulated deficit of $91.6 million. We have historically financed our operations principally through the public offering and private placement of shares of our common and preferred stock and convertible notes, government grants, and product sales. At March 31, 2009, we had $0.4 million in cash and cash equivalents.

In April 2006, we acquired from Abbott Laboratories the assets related to urokinase, including the remaining inventory of finished product, all regulatory and clinical documentation, validated cell lines, and intellectual property rights, including trade secrets and know-how relating to the manufacture of urokinase using the tissue culture method. The purchase price for the assets was $20.0 million, which was paid in the form of $5.0 million in cash and the issuance of a $15.0 million non-recourse promissory note with an initial maturity date of December 31, 2007, which was later extended to March 31, 2008. On April 17, 2008, we entered into a satisfaction, waiver and release agreement with Abbott Laboratories regarding payment of the note. Under the terms of the agreement, we were required to pay Abbott Laboratories $5.2 million in cash and upon payment of the funds, the debt obligation was deemed to be indefeasibly paid in full by us and the note was cancelled and returned to us.

On September 23, 2008, we divested our urokinase assets to Microbix. Through this transaction, Microbix acquired the remaining urokinase inventory and related assets and assumed full responsibility for ongoing commercial and regulatory activities associated with the product. Microbix paid to us an upfront payment of $2.0 million and assumed up to $0.5 million in chargeback and other liabilities for commercial product currently in the distribution channel. If the assumed chargeback and other liabilities paid by Microbix are less than the $0.5 million assumed, Microbix will issue payment to us for the difference. Microbix also agreed to make an additional payment of $2.5 million upon release by the FDA of the three lots of urokinase that are currently subject to a May 2008 Approvable Letter. Microbix is presently working with the FDA to secure the release of the three lots of urokinase. As of May 12, 2009, Microbix has not secured the release of the three lots from the FDA. There can be no assurances that Microbix will be successful in securing such release. If Microbix is unable to secure the release of the three lots we will not be entitled to the additional $2.5 million payment. If Microbix is able to secure the release of the three lots of urokinase, given the remaining expiry date on the lots, it is uncertain that Microbix will be in a position to make the full $2.5 million payment.

Cash Flows

Net Cash Used in Operating Activities.  Net cash used in operating activities was $1.8 million for the three months ended March 31, 2008 and $0.3 million for the equivalent period in 2009. The net cash used in the three months ended March 31, 2008 and 2009 primarily reflects the net loss, offset in part by changes in working capital.

Net Cash Used in Investing Activities.  Net cash used in investing activities was $11,000 and zero for the three months ended March 31, 2008 and 2009, respectively. Net cash used in investing activities for the three months ended March 31, 2008 primarily reflects purchases of property and equipment, including information technology, laboratory and office equipment.

Net Cash Used in Financing Activities.  Net cash used in financing activities was $0.7 million for the three months ended March 31, 2008 and zero for the same period in 2009. Net cash used in financing activities for the three months ended March 31, 2008 was primarily attributable to the $1.1 million payment of escrow funds to Abbott Laboratories offset partially by the change in the escrow account balance.

Operating Capital and Capital Expenditure Requirements

Historically, our primary source of liquidity has been the public offering and private placement of shares of our common and preferred stock and convertible notes, government grants and product sales of urokinase. We do not currently have a significant source of cash.

In furtherance of the June 2008 restructuring we are now exploring strategic alternatives for our clinical-stage SonoLysis program and other Company assets, which may involve the disposition of substantially all of these assets. As a result of the sale of all of our urokinase assets to Microbix on September 23, 2008, we have sufficient capital to fund our operating needs into the third quarter of 2009. Our operating needs include the planned costs to operate our business and the amount required to fund our working capital and capital expenditures. At the present time, we have no material commitments for capital expenditures.

We cannot be sure that our existing cash and cash equivalents will be adequate, or that additional financing will be available when needed, or that, if available, such financing will be obtained on terms favorable to us or our stockholders. Failure to obtain adequate cash resources may adversely affect our ability to operate as a going concern. If we raise additional funds by issuing equity securities, or enter into a strategic transaction, substantial dilution to existing stockholders will likely result. If we raise additions funds by incurring debt obligations, the terms of the debt will likely involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

Item 4T.	Controls and Procedures.

Based on an evaluation of the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended, due to the restructuring plan initiated in June 2008 including the significant reduction in personnel in the accounting, finance and legal function, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective as of the end of the period covered by this report.

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the three-month period ended March 31, 2009, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II

OTHER INFORMATION

Item 1.	Legal Proceedings.

As of the date of this Quarterly Report on Form 10-Q, we were not involved in any material legal proceedings.

Item 6.	Exhibits.

Exhibit
Number	Description of Document

31.1	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer
31.2	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer
32	Section 1350 Certification of Periodic Financial Report by the Chief Executive Officer and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMARX THERAPEUTICS, INC.

By:	/s/ Bradford A. Zakes
Bradford A. Zakes,
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

Date: May 14, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Document

31.1	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer
31.2	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer
32	Section 1350 Certification of Periodic Financial Report by the Chief Executive Officer and Chief Financial Officer

PROXY IMARX THERAPEUTICS, INC. SPECIAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors of ImaRx Therapeutics, Inc. The undersigned stockholder of ImaRx Therapeutics, Inc. hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders of ImaRx Therapeutics, Inc., to be held on , 2009, and hereby appoints Bradford A. Zakes, proxy and attorney-in-fact, with full power of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. CONTINUED AND TO BE SIGNED ON REVERSE SIDE THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3. FOR AGAINST ABSTAIN 1. To approve the Asset Purchase Agreement and the Asset Sale ☐ ☐ ☐ 2. To approve and adopt the Amendment to the Fifth Amended and Restated Articles of Incorporation of the Company to Effect the Reverse Stock Split, ☐ ☐ ☐ 3. To vote to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of approval of the Asset Sale and/or the approval and adoption of the Amendment to the Fifth Amended and Restated Articles of Incorporation of the Company ☐ ☐ ☐ And, in their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. For address changes and/or comments, please check this box and write them on the back where indicated. ☐ Please indicate if you plan to attend this meeting. ☐ ☐ Yes No

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date YOUR VOTE IS IMPORTANT VOTE TODAY IN ONE OF THREE WAYS: VOTE BY INTERNET — [www.proxyvote.com] Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving any future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access any proxy materials electronically in the future. VOTE BY PHONE — [xxxxxxxxxxxxxx] Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [Vote Processing, xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]. You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and Internet voting is available through 11:59 p.m., Eastern Standard Time, on , 2009. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.